                                                                   EXHIBIT 10.14











                            ASSET PURCHASE AGREEMENT


                                     BETWEEN


                        DUKE ENERGY FIELD SERVICES, INC.


                                       AND


                              TEPPCO COLORADO, LLC










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                                TABLE OF CONTENTS


                                                                                                               PAGE
Article I
                                           Definitions and Construction.........................................  1
         1.1      DEFINED TERMS.................................................................................  1
         1.2      OTHER DEFINITIONAL PROVISIONS.................................................................  6
         1.3      HEADINGS......................................................................................  6
         1.4      OTHER TERMS...................................................................................  6

Article II
                                            Purchase and Sale of Assets.........................................  7
         2.1      PURCHASE AND SALE OF ASSETS...................................................................  7
         2.2      THERE IS NO SECTION 2.2 TO THIS AGREEMENT.....................................................  7
         2.3      PURCHASE PRICE................................................................................  7
         2.4      PRORATIONS OF EXPENSES AND CERTAIN PROPERTY TAXES.............................................  7
         2.5      TAXES AND RECORDING FEES......................................................................  8
         2.6      ALLOCATION OF PURCHASE PRICE..................................................................  8
         2.7      TITLE AND RISK OF LOSS........................................................................  9

Article III
                                               Retained Obligations.............................................  9

Article IV
                                          Closing Date and Effective Time.......................................  9

Article V
                                     Representations and Warranties of Seller................................... 10
         5.1      CORPORATE MATTERS............................................................................. 10
         5.2      VALIDITY OF AGREEMENT; NO CONFLICT............................................................ 10
         5.3      GOVERNMENTAL CONSENTS, APPROVALS AND AUTHORIZATIONS........................................... 11
         5.4      TITLE TO AND CONDITION OF PROPERTIES.......................................................... 11
         5.5      CONTRACTS AND COMMITMENTS..................................................................... 12
         5.6      OPERATING DATA AND INFORMATION................................................................ 14
         5.7      TAXES......................................................................................... 14
         5.8      NO VIOLATIONS OR LITIGATION................................................................... 14
         5.9      NO ADVERSE CHANGES OR EVENTS.................................................................. 14
         5.10     ENVIRONMENTAL MATTERS......................................................................... 15
         5.11     PRODUCT LIABILITY............................................................................. 16
         5.12     NO UNTRUE STATEMENTS.......................................................................... 16
         5.13     SELLER'S EMPLOYEE BENEFIT LIABILITIES......................................................... 16
         5.14     FINDER'S FEES................................................................................. 16
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

Article VI
                                      Representations and Warranties of Buyer................................... 17
         6.1      CORPORATE MATTERS............................................................................. 17
         6.2      VALIDITY OF AGREEMENT; NO CONFLICT............................................................ 17
         6.3      FINDER'S FEE.................................................................................. 17

Article VII
                                               Conditions Precedent............................................. 17
         7.1      CONDITIONS TO OBLIGATIONS OF BUYER AT CLOSING................................................. 17
         7.2      CONDITIONS TO OBLIGATIONS OF SELLER AT CLOSING................................................ 18

Article VIII
                        HSR FILING; Access to Information by Buyer; Matters Pending Closing..................... 20
         8.1      HSR Filing.................................................................................... 20
         8.2      PRIOR TO CLOSING.............................................................................. 20
         8.3      PUBLIC ANNOUNCEMENTS.......................................................................... 20
         8.4      ACTIONS PENDING CLOSING....................................................................... 20

Article IX
                                             Noncompetition Agreement........................................... 22
         9.1      NONCOMPETITION COVENANT....................................................................... 22
         9.2      REASONABLENESS OF COVENANT.................................................................... 22
         9.3      INJUNCTIVE RELIEF............................................................................. 22

Article X
                                               Additional Agreements............................................ 22
         10.1     DELIVERY OF CORPORATE DOCUMENTS............................................................... 22
         10.2     FURTHER ASSURANCES............................................................................ 22
         10.3     COOPERATION AFTER CLOSING..................................................................... 23
         10.4     CONTINUATION OF OPERATIONS; RIGHT OF FIRST REFUSAL............................................ 24
         10.5     Additional Undertakings....................................................................... 25
         10.6     Identification of Buyer's Property............................................................ 25
         10.7     Interim Operations............................................................................ 25

Article XI
                                                  Indemnification............................................... 25
         11.1     SELLER'S INDEMNITY............................................................................ 25
         11.2     ENVIRONMENTAL INDEMNIFICATION................................................................. 25
         11.3     BUYER'S INDEMNITY............................................................................. 26
         11.4     PROCEDURE..................................................................................... 26
         11.5     INDEMNIFICATION THRESHOLD..................................................................... 28
         11.6     EXPRESS NEGLIGENCE............................................................................ 28
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

Article XII
                                                    Termination................................................. 28
         12.1     Efforts to Satisfy Conditions................................................................. 28
         12.2     Termination................................................................................... 28
         12.3     LIABILITY UPON TERMINATION.................................................................... 28

Article XIII

NATURE OF STATEMENTS AND SURVIVAL
OF COVENANTS, REPRESENTATIONS,
WARRANTIES AND AGREEMENTS....................................................................................... 29

Article XIV
                                                    Expenses.................................................... 29

Article XV

                                                    Disputes ................................................... 29
         15.1     Negotiation................................................................................... 29
         15.2     Failure to Resolve............................................................................ 30
         15.3     Arbitration................................................................................... 30
         15.4     Recovery of Costs and Attorneys' Fees......................................................... 31
         15.5     Choice of Forum............................................................................... 31
         15.6     Jury Waivers.................................................................................. 31
         15.7     Limitation of Damages......................................................................... 31
         15.8     Governing Law................................................................................. 32
         15.9     .............................................................................................. 32

Article XVI
                                                    General Provisions.......................................... 32
         16.1     FURTHER ASSURANCES............................................................................ 32
         16.2     NOTICES....................................................................................... 32
         16.3     GOVERNING LAW................................................................................. 33
         16.4     ENTIRE AGREEMENT.............................................................................. 33
         16.5     ASSIGNMENT.................................................................................... 34
         16.6     SUCCESSORS.................................................................................... 34
         16.7     AMENDMENTS; WAIVER............................................................................ 34
         16.8     COUNTERPARTS.................................................................................. 34
         16.9     WAIVER........................................................................................ 34
         16.10    SEVERABILITY.................................................................................. 34
         16.11    NO THIRD PARTY BENEFICIARIES.................................................................. 34
         16.12    NEGOTIATED TRANSACTION........................................................................ 34

                            ASSET PURCHASE AGREEMENT


         This ASSET PURCHASE AGREEMENT (this "Agreement") entered into and effective as of March 31, 1998, by and between Duke Energy Field Services, Inc., a Colorado corporation ("Seller") and TEPPCO Colorado, LLC, a Delaware limited liability company ("Buyer").

                              W I T N E S S E T H:


         WHEREAS, Seller is engaged in the fractionation of natural gas liquids through the operation of certain fractionation assets located in Weld County, Colorado as hereinafter more specifically described; and

         WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Transferred Assets (as herein defined) upon the terms and subject to the conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual promises and obligations contained herein, and intending to be legally bound, Buyer and Seller agree as follows:


                                   ARTICLE I
                          DEFINITIONS AND CONSTRUCTION

         1.1 DEFINED TERMS. The capitalized terms used in this Agreement shall have the meanings ascribed to them as follows:

                  "Affiliate" means, when used with respect to a specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with the specified Person. For purposes of this definition "control", when used with respect to any specified Person, means the power to direct the management and policies of the Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing. Notwithstanding the foregoing, the term "Affiliate" when applied to the Seller shall not include Duke Energy Trading and Marketing, L.L.C., a Delaware limited liability company ("DETM"), the Buyer, Texas Eastern Products Pipeline Company, a Delaware corporation ("TEPPCO"), TEPPCO Partners L.P., a Delaware limited partnership (the "Partnership") or any entities owned, directly or indirectly by the Partnership (collectively, with TEPPCO and the Partnership, but excluding DETM, the "TEPPCO Entities); and as applied to the Buyer, shall not include the Seller, Duke Energy Corporation, a Delaware corporation, or any entities owned, directly or indirectly by Duke Energy Corporation other than the TEPPCO Entities;


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




                  "Business Day" means any day on which federal commercial banks are open for business for the purpose of sending and receiving wire transfers in Houston, Texas;

                  "Buyer" shall have the meaning given to that term in the preamble and any successor or assign permitted by this Agreement;

                  "Buyer's Damages" shall have the meaning given such term in
         Section 11.1 hereof;

                  "Buyer Indemnitees" shall have the meaning given such term in
         Section 11.1 hereof;

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601 et seq.;

                  "Claim" means any demand, demand letter, claim or notice of noncompliance or violation (written or oral) or Proceeding;

                  "Claim Notice" shall have the meaning given such term in
         Section 11.4 hereof;

                  "Closing" shall have the meaning given to that term in Article IV;

                  "Closing Date" shall have the meaning given to that term in
         Article IV;

                  "Code" means the Internal Revenue Code of 1986, as amended, or any amending or superseding tax laws of the United States of America;

                  "Conveyance Documents" means all bills of sale, assignments and other good and sufficient instruments of transfer, conveyance and assignment, to effect or evidence the sale, conveyance, assignment, transfer and delivery of the Transferred Assets to Buyer and to vest in Buyer title to the Transferred Assets in accordance with this Agreement;

                  "Dedicated Lands" shall have the meaning given such term in the Frac Agreement.

                  "Disclosure Letter" shall mean the disclosure schedule of even date with this Agreement prepared and delivered to Buyer by Seller.

                  "Effective Time" shall mean 11:59 p.m. (Denver, Colorado Time) on March 31, 1998.

                  "Environmental Laws" shall mean all federal, state, or municipal laws, rules, regulations, statutes, ordinances, or orders of any Governmental Authority relating to (a) the control of any potential pollutant or protection of the air, water, or land, (b) solid, gaseous or liquid waste generation, handling, treatment,


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




         storage, disposal or transportation and (c) exposure to hazardous, toxic or other substances alleged to be harmful. "Environmental Laws" shall include, but not be limited to, the Clean Air Act, 42 U.S.C.
         Section 7401 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., RCRA, the Superfund Amendments and Reauthorization Act, 42 U.S.C.
         Section 11001, et seq., the Toxic Substances Control Act, 15 U.S.C.
         Section 2601 et seq., the Water Pollution Control Act, 33 U.S.C.
         Section 1251 et seq., the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq. and CERCLA. The term "Environmental Laws" shall also include all state, local and municipal laws, rules, regulations, statutes, ordinances and orders dealing with the same subject matter or promulgated by any governmental or quasi-governmental agency thereunder or to carry out the purposes of any federal, state, local and municipal law;

                  "Environmental Liabilities" shall mean any and all liabilities, responsibilities, claims, suits, losses, costs (including remedial, removal, response, abatement, clean-up, investigative, or monitoring costs and any other related costs and expenses), other causes of action recognized now or at any later time, damages, settlements, expenses, charges, assessments, liens, penalties, fines, pre-judgment and post-judgment interest, attorneys' fees and other legal fees (a) pursuant to any agreement, order, notice, or responsibility, directive (including directives embodied in Environmental Laws), injunction, judgment, or similar documents (including settlements), or (b) pursuant to any claim by a Governmental Authority or other Person for personal injury, property damage, damage to natural resources, remediation, or payment or reimbursement of response costs incurred or expended by the Governmental Authority or Person pursuant to common law or statute;

                  "Environmental Losses" shall have the meaning given to that term in Section 11.2;

                  "Environmental Permit" shall mean any permit, license, approval, registration, identification number or other authorization with respect to the ownership or operation of the Transferred Assets or the Plants under any applicable law, regulation or other requirement of the United States or any other country or of any state, municipality or other subdivision thereof relating to the control of any pollutant or protection of health or the environment, including laws, regulations or other requirements relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic materials or wastes into ambient air, surface water, groundwater or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, contaminants or hazardous or toxic materials or wastes;

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended;

                  "Frac Agreement" shall mean the Fractionation Agreement in the form attached hereto as Exhibit A.



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                  "Governmental Authority" means any entity of or pertaining to government, including any federal, state, local, other governmental or administrative authority, agency, court, tribunal, arbitrator, commission, board or bureau;

                  "Hazardous Materials" shall mean any (a) petroleum or petroleum products, (b) hazardous substances as defined by Section 101(14) of CERCLA and (c) any other chemical, substance or waste that is regulated by any Governmental Authority under any Environmental Law;

                  "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvement Act of 1976.

                  "Indemnified Party" shall have the meaning given to that term in Section 11.4;

                  "Indemnifying Party" shall have the meaning given that term in
         Section 11.4;

                  "Intellectual Property" means any and all technical information, know-how, trade secrets, shop rights, designs, plans, manuals, computer software (to the extent transferrable at no cost to Seller), specifications and other proprietary and nonproprietary technology, data and information used in connection with the operation of the Transferred Assets;

                  "IRS" means the Internal Revenue Service of the United States of America;

                  "Lease Agreement" means that certain Lease Agreement between Buyer and Seller in the form attached hereto as Exhibit B, which relates to the Greeley fractionation facility;

                  "Lien" means, except for the Permitted Encumbrances, any lien, mortgage, pledge, claim, charge, security interest or other encumbrance, option, defect or other rights of any third person of any nature whatsoever;

                  "Losses" means any and all damages, losses, liabilities, demands, payments, obligations, penalties, assessments, costs, disbursements or expenses (including interest, awards, judgments, settlements, fines, costs of remediation, diminutions in value, fees, disbursements and expenses of attorneys, accountants and other professional advisors and of expert witnesses and costs of investigation and preparation of any kind or nature whatsoever);

                  "Material Adverse Effect" shall mean a single event, occurrence or fact that, alone or together with all other events, occurrences and facts, could reasonably be expected to result in a material loss to or material diminution in value of the Transferred Assets to a purchaser thereof or prohibit or delay the consummation of the transactions contemplated hereby; provided that the term



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         "Material Adverse Effect" shall not include changes in general economic, industry or market conditions, or changes in law, Environmental Laws or regulatory policy.

                  "O&M Agreement" shall mean the Operation and Maintenance Agreement in the form attached hereto as Exhibit C.

                  "Offer Notice" shall have the meaning given such term in
         Section 10.4.

                  "Party" means Seller or Buyer; and "Parties" means Seller and Buyer;

                  "Permit" means any license, permit or authority granted by any Governmental Authority;

                  "Permitted Encumbrances" means (a) Liens for current taxes and assessments not yet due or which Seller is contesting in good faith,
         (b) inchoate mechanic and materialmen liens for construction in progress, (c) inchoate workmen, repairmen, warehousemen, customer, employee and carriers liens arising in the ordinary course of business,
         (d) Liens created by Buyer and (e) Liens and imperfections of title that, singly or in the aggregate, would not have a Material Adverse Effect;

                  "Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization, Governmental Authority or government (or agency or political subdivision thereof);

                  "Plants" means Seller's Greeley Natural Gas Processing Plant and Spindle Natural Gas Processing Plant, including all improvements and fixtures, located in the SW1/4 of Section 25, T5N, R66W and the SW1/4 of Section 34, T2N, R67W in Weld County, Colorado, respectively, but excluding the Transferred Assets;

                  "Proceeding" means any action, suit, claim, investigation, review or other judicial or administrative proceeding, at law or in equity, before or by any Governmental Authority;

                  "Producer Contracts" shall mean those contracts listed in
         Section 5.5(b) of the Disclosure Letter.

                  "Project Agreements" shall have the meaning given such term in
         Section 10.4.

                  "Purchase Document" means any of this Agreement, the Lease Agreement, the Sublease Agreement the O&M Agreement and the Frac Agreement, and "Purchase Documents" means all of the foregoing agreements.

                  "Purchase Price" shall have the meaning given to that term in
         Section 2.3;


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                  "RCRA" means the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq.;

                  "Records" means all agreements, documents, books, records and files relating to the Transferred Assets, including without limitation, accounting records, operating records, charts, maps, surveys, drawings, prints and any physical embodiment of the Intellectual Property, however, Records shall not include the corporate, financial, tax and legal files and records, and gas purchase, processing and/or gathering agreements of Seller;

                  "Retained Liabilities" shall have the meaning given to that term in Article III;

                  "Seller" shall have the meaning given to that term in the preamble;

                  "Seller's Damages" shall have the meaning given such term in
         Section 11.3 hereof;

                  "Seller Indemnitees" shall have the meaning given such term in
         Section 11.3 hereof;

                  "Sublease Agreement" means that certain Sublease Agreement between Buyer and Seller in the form attached hereto as Exhibit D, which relates to the Spindle fractionation facility;

                  "Tax" or "Taxes" means any United States or foreign federal, state or local income tax, ad valorem tax, excise tax, sales tax, use tax, franchise tax, real or personal property tax, transfer tax, gross receipts tax or other tax, assessment, duty, fee, levy or other governmental charge, together with and including, any and all interest, fines, penalties, assessments, and additions to Tax resulting from, relating to, or incurred in connection with any of those or any contest or dispute thereof;

                  "Tax Consideration" shall have the meaning given to that term in Section 2.6;

                  "Tax Return" means any report, statement, form, return or other document or information required to be supplied to a taxing authority in connection with Taxes; and

                  "Transfer Documents" shall have the meaning given to that term in Section 16.4; and

                  "Transferred Assets" shall mean all of the equipment and other tangible assets which are located within the areas outlined in red and the equipment listed in red print on the attached Exhibits E and F;.

         1.2      OTHER DEFINITIONAL PROVISIONS.

                  (a) As used in this Agreement, unless expressly stated otherwise, references to (a) "including" mean "including, without limitation", and the words "hereof", "herein", and "hereunder", and similar words, refer to this Agreement as a whole and not to any particular Article, provision, section or paragraph of this Agreement and (b) "or" mean "either or both". Unless otherwise specified, all references in this Agreement to Sections, paragraphs, Exhibits or Schedules are deemed references to the corresponding Sections, paragraphs, Exhibits or Schedules in this Agreement.

                  (b) Whenever a statement is qualified by the term "knowledge," "best knowledge" or similar term or phrase, it is intended to indicate actual knowledge on the part of a Person or its officers, directors, plant managers and department heads.

         1.3 HEADINGS. The headings of the Sections of this Agreement and of the Schedules and Exhibits are included for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation hereof or thereof.

         1.4 OTHER TERMS. Other terms may be defined elsewhere in the text of this Agreement and shall have the meaning indicated throughout this Agreement.

                                   ARTICLE II
                           PURCHASE AND SALE OF ASSETS


         2.1      PURCHASE AND SALE OF ASSETS.

                  (a) At the Closing, but effective for all purposes as of the Effective Time, Seller shall sell, transfer, assign, convey, set over, grant, bargain and deliver to Buyer free and clear of all Liens (other than Permitted Encumbrances), and Buyer shall purchase and acquire from Seller, all right, title and interest in and to the Transferred Assets.

                  (b) Seller shall use its best efforts to obtain the consents of third parties as are necessary for the assignment of the Transferred Assets. To the extent that any of the Transferred Assets are not assignable by the terms thereof or consents to the assignment thereof cannot be obtained, the Transferred Assets shall be held by Seller in trust for Buyer and shall be performed by Buyer in the name of Seller and all benefits and obligations derived thereunder shall be for the account of Buyer, provided that where entitlement of Buyer to those Transferred Assets hereunder is not recognized by any third party, Seller shall, at the request of Buyer, enforce in a reasonable manner, at the cost of Seller, any and all rights of Seller against the third party.

         2.2      THERE IS NO SECTION 2.2 TO THIS AGREEMENT.

         2.3 PURCHASE PRICE. The purchase price for the Transferred Assets shall be $40,000,000 (Forty Million Dollars) (the "Purchase Price"), payable as set forth below by check or wire transfer in immediately available funds to an account or accounts designated in writing by Seller to Buyer prior to the respective date of payment.

                  (a) $2,000,000 (Two Million Dollars) (the "Initial Payment") shall be paid to Seller simultaneously with the execution of this Agreement. The Initial



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




         Payment will be promptly returned by Seller to Buyer by wire transfer in immediately available funds to an account or accounts designated by Buyer to Seller, together with interest thereon at a per annum rate of 5.75% for the period beginning on the date the Initial Payment is made by Buyer to Seller and ending on the date such amount is returned to Buyer by Seller, if and only if, one or more of the conditions set forth in Section 7.1 is not satisfied and this Agreement is terminated.

                  (b) $38,000,000 (Thirty-Eight Million Dollars) shall be payable at Closing, together with interest thereon at a per annum rate of 5.75% for the period beginning on the date on which the Effective Time occurs and ending on the Closing Date.

         2.4      PRORATIONS OF EXPENSES AND CERTAIN PROPERTY TAXES.

                  (a) Seller warrants to Buyer that the Transferred Assets are not, and on the Effective Time will not be, subject to or liable for any special assessments or similar types of impositions. Any general property Tax assessed against or pertaining to the Transferred Assets for the taxable period that includes the Effective Time shall be prorated between Buyer and Seller as of the Effective Time. For purposes of this proration, such taxes for 1998 shall be assumed to be $45,000.

                  (b) Except as otherwise provided in this Agreement, Seller and Buyer agree that amounts payable with respect to utility charges and other items of expense attributable to the operation of the Transferred Assets shall be prorated as of the Effective Time to the extent the charges and expenses cannot be identified as to the Party who received the benefits to which the charges and expenses relate. To the extent the amounts are estimated at Closing and the prorations are inaccurate, Seller and Buyer agree to make such payment to the other after the amounts are correctly computed, that is necessary to allocate the charges properly between Seller and Buyer as of the Effective Time.

         2.5      TAXES AND RECORDING FEES.

                  (a) Seller shall be responsible for all transfer, sales, use, excise, stamp and similar Taxes arising out of or with respect to the transactions contemplated by this Agreement. Seller and Buyer each agree (i) to report the federal, state and local income Tax and other Tax consequences of the transactions contemplated herein, and in particular, to report information required by Code Section 1060(b), in a manner consistent with the allocation or the Purchase Price in accordance with Section 2.6 and (ii) that neither Party will take any position inconsistent therewith upon examination of any Tax Return, in any refund claim, in any litigation, investigation, or otherwise.

                  (b) Buyer and Seller acknowledge and agree that the Purchase Price includes and is inclusive of any and all sales, use, transfer or other similar Taxes imposed as a result of the consummation of the transactions contemplated by this Agreement, and Seller hereby agrees to indemnify Buyer against, and agrees to protect, save and hold Buyer harmless from, any loss, liability, obligation or claim (whether or not ultimately successful) for sales, use, transfer or other similar Taxes (and any interest, penalties, additions to Tax and fines thereon or related thereto) imposed as a result of the consummation of the transactions contemplated by this Agreement, but not including any income, franchise or similar tax of Buyer.

                  (c) Buyer shall pay any and all recording, filing or other fees relating to the conveyance or transfer of the Transferred Assets from Seller to Buyer.

         2.6 ALLOCATION OF PURCHASE PRICE. For federal income Tax purposes (including Buyer's and Seller's compliance with the reporting requirements of Section 1060 of the Code), each of Seller and Buyer shall agree within thirty
(30) calendar days following the Closing as to the allocation of the consideration (including the Purchase Price) deemed to have been paid for federal income Tax purposes by Buyer to Seller pursuant to this Agreement (the "Tax Consideration") among the Transferred Assets (the "Allocation"), which allocation shall be final and binding on Seller and Buyer. Seller and Buyer agree to cooperate in good faith with each other in connection with the preparation and filing of any information required to be furnished to the IRS under Section 1060 of the Code (including Section 1060(b) and (e) of the Code) and any applicable regulations thereunder. Without limiting the generality of the preceding sentence, Buyer and Seller agree to (i) report the allocations to the IRS on Form 8594 and, if required, supplemental Forms 8594, in accordance with the instructions to Form 8594 and the provisions of Section 1060 of the Code and the applicable regulations thereunder and (ii) coordinate their respective preparation and filing of each the Form 8594 and any other forms or information statements or schedules required to be filed under Section 1060 of the Code and the applicable regulations thereunder so that the allocations and information reflected on the forms, statements and schedules shall be consistent.

         2.7 TITLE AND RISK OF LOSS. Title and risk of loss with respect to the Transferred Assets shall pass to Buyer at the Effective Time; provided, however, that should the Closing not occur, title and risk of loss shall be deemed to remain in Seller for all purposes and for all periods of time.

                                   ARTICLE III
                              RETAINED OBLIGATIONS

         LIABILITIES NOT ASSUMED BY BUYER. Seller shall pay and discharge in due course all of its liabilities, debts and obligations, whether known or unknown, now existing or hereafter arising, contingent or liquidated as the same relate to the Transferred Assets for all periods of time prior to the Effective Time (the "Retained Liabilities"), and neither Buyer nor any of its Affiliates shall assume, or in any way be liable or responsible for, any of the Retained Liabilities. Without limiting the generality of the foregoing, the Retained Liabilities shall include, without limitation, the following:

                  (a) any liability or obligation of Seller arising out of or in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated hereby, whether or not the transactions are consummated, including any Tax liability so arising (excluding income, franchise or similar Taxes of Buyer);

                  (b) any liability or obligation for any and all Taxes of, or pertaining or attributable to, (i) Seller or (ii) the ownership or operation of the Transferred Assets for any period or portion thereof that ends on or before the Effective Time (including any and all Taxes described in clauses (i) and (ii) of this paragraph (b) for which liability is or may be sought to be imposed on Buyer under any successor liability, transferee liability or similar provision of any applicable federal, foreign, state or local law (including Section
         111.020 of the Texas Tax Code));

                  (c) any liability or obligation relating to any indemnification or warranty obligation of Seller created by it on or before the Effective Time and any obligation for product liability for products manufactured or produced or for services rendered by Seller, in whole or in part, on or prior to the Effective Time;

                  (d) any liability to which any of the Parties may become subject as a result of any failure to effect the transactions contemplated by this Agreement in compliance with the bulk sales provisions of the Uniform Commercial Code as in effect in any state or any similar statute as enacted in any jurisdiction; and

                  (e) all other liabilities and obligations of Seller to any Person related to the Transferred Assets.


                                   ARTICLE IV
                         CLOSING DATE AND EFFECTIVE TIME

         The closing of the purchase and sale of the Transferred Assets (the "Closing") shall take place at the offices of Fulbright & Jaworski L.L.P., 1301 McKinney Street, Suite 5100, Houston, Texas, or at such other place as the Parties may mutually agree to in writing. The Closing shall take place at 10:00 a.m. on the latter of (i) five (5) Business Days after the date Seller and Buyer obtain all necessary regulatory approvals, if any, required by each of them respectively, pursuant to this Agreement or (ii) thirty (30) calendar days after the date hereof. The date of the Closing is referred to herein as the "Closing Date". Regardless of the actual Closing Date, the transactions contemplated by this Agreement shall be effective as of the Effective Time.


                                    ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Except as set forth in the Disclosure Letter (whereunder disclosure under any Section thereof shall constitute disclosure under all other Sections thereof provided appropriate cross-references are included to such other Sections) delivered to Buyer herewith, Seller represents and warrants to, and agrees and covenants with, Buyer as follows:

         5.1 CORPORATE MATTERS. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has all requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its business in the places and in the manner currently conducted. Buyer has been provided with a true and correct copy of Seller's Articles of Incorporation and Bylaws as currently in effect. Seller owns directly all of the Transferred Assets and has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

         5.2      VALIDITY OF AGREEMENT; NO CONFLICT.

                  (a) This Agreement has been duly authorized, executed and delivered by Seller and is a legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect that affect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies.

                  (b) The execution, delivery and performance of this Agreement by Seller and the other agreements and documents to be delivered by Seller to Buyer hereunder, the consummation of the transactions contemplated hereby or thereby, and the compliance with the provisions hereof or thereof, by Seller will not, with or without the passage of time or the giving of notice or both:

                      (i) conflict with, constitute a breach, violation or
                  termination of any provision of, or give rise to any right of termination, cancellation or acceleration, or loss of any right or benefit or both, under, any or agreement to which Seller is a party or by which it or the Transferred Assets are bound;

                      (ii) conflict with or violate the Articles of
                  Incorporation or Bylaws of Seller;

                      (iii) result in the creation or imposition of any Lien on
                  any of the Transferred Assets; or

                      (iv) to Seller's knowledge, violate any law, statute,
                  ordinance, regulation, judgment, writ, injunction, rule, decree, order or any other restriction of any kind or character applicable to Seller or its properties or assets.

         5.3      GOVERNMENTAL CONSENTS, APPROVALS AND AUTHORIZATIONS.

                  (a) Except as set forth in Section 5.3(a) of the Disclosure Letter, no order, license, consent, waiver, authorization or approval of, or exemption by, or the giving of notice to, or the registration with, or the taking of any other action in respect of, any Person not a Party, including any Governmental Authority, and no filing, recording, publication or registration in any public office or any other place is now, or under existing law in the future will be, necessary on behalf of Seller to authorize the execution, delivery and performance of this Agreement or any other agreement contemplated hereby to be executed and delivered by it and the consummation of the transactions contemplated hereby or thereby (including assignment of the Transferred Assets), or to effect the legality, validity, binding effect or enforceability thereof, other than any requirement that is applicable to Buyer or as a result of any other facts that specifically relate to the business or activities in which Buyer is or proposes to be engaged.

                  (b) Except for items that will not have a Material Adverse Effect, all licenses, permits, concessions, warrants, franchises and other governmental authorizations and approvals, of all Governmental Authorities required or necessary for Seller to own and operate the Transferred Assets in the places and in the manner currently conducted have been duly obtained, are in full force and effect and are set forth truly, correctly and completely in Section 5.3(b) of the Disclosure Letter, which Section 5.3(b) shall be attached to this Agreement on its execution or delivered to Buyer sufficiently prior to the Closing Date for Buyer to adequately review the same. Seller has received no notification concerning, and Seller has no knowledge of, violations that are in existence or that have been recorded with respect to those licenses, permits or other authorizations and no proceeding is pending or, to the knowledge of Seller, threatened with respect to the revocation or limitation of any of the licenses, permits or other authorizations. To Seller's knowledge, Seller has complied with all laws, rules, regulations and orders applicable to the ownership and operation of the Transferred Assets.

         5.4      TITLE TO AND CONDITION OF PROPERTIES.

                  (a) The real property described in the Lease Agreement and the Sublease Agreement constitutes the only interest in real property included in or required for the continued operation of the Transferred Assets.

                  (b) A complete listing of the Transferred Assets is set forth in Exhibits E and F, and all of the Transferred Assets are located on the lands covered by the Lease Agreement and the Sublease Agreement and is in Seller's possession and control. Seller has good and marketable title to all the Transferred Assets, free and clear of all Liens.

                  (c) Seller has not received any notice of infringement, misappropriation or conflict from any other Person with respect to the operation of the Plants or the Transferred Assets except as noted in
         Section 5.4(c) of the Disclosure Letter, and the operation of the Transferred Assets has not infringed, misappropriated or otherwise conflicted with any patents, patent applications, patent rights, trademarks, trademark applications, service marks, service mark applications, copyrights, trade names, unregistered copyrights, trade secrets or know-how of any other Person.

                  (d) The operation of the Transferred Assets in the ordinary course of business is not dependent upon the right to use the property of Persons other than Seller, except such property as is leased or licensed to Seller and to Buyer pursuant to any of the Transferred Assets, which leases and licenses are disclosed in Section 5.5(a) of the Disclosure Letter. No Person, other than Seller, owns or has any interest in any Transferred Asset or any asset currently used by Seller in the operation of the Transferred Assets or the Plants, except such assets as are leased or licensed to Seller pursuant to any of the Transferred Assets.

                  (e) The Transferred Assets are in good operating condition and repair, in accordance with standards generally acceptable in the industry, ordinary wear and tear accepted, are free of material defects, are adequate and sufficient for the operations of such Seller as currently conducted and have maximum aggregate operating capacity of 504,000 Gallons (as defined in the Frac Agreement) per day. Such structures, equipment and other properties and their use conform in all respects to all applicable laws, except for such noncompliance as will have no Material Adverse Effect.

                  (f) Upon consummation of the transactions contemplated by this Agreement, Buyer shall have a nonexclusive right to use the Intellectual Property in connection with its ownership and operation of the Transferred Assets, including the operation of such assets by third parties.

         5.5      CONTRACTS AND COMMITMENTS.

                  (a) Except as set forth in Section 5.5(a) of the Disclosure Letter and for the Retained Liabilities, none of the Transferred Assets are subject to:

                      (i) any agreement, contract or commitment requiring the
                  expenditure or series of related expenditures of funds in excess of $10,000;

                      (ii) any agreement, contract or commitment requiring the
                  payment for goods or services whether or not the goods or services are actually provided or the provision of goods or services at a price less than Seller's cost of producing the goods or providing the services;

                      (iii) any loan or advance to, or investment in, any Person or any agreement, contract, commitment or understanding relating to the making of any loan, advance or investment;

                      (iv) any contract, agreement, indenture, note or other
                  instrument relating to the borrowing of money or any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person (other than the endorsement of negotiable instruments for deposit or collection in the ordinary course of business);

                       (v) any management service, union, employment, consulting
                  or other similar type contract or agreement;

                       (vi) any agreement, contract or commitment that would
                  limit the freedom of Buyer or any Affiliate thereof following the Effective Time to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any of the Transferred Assets or to compete with any Person or to engage in any business or activity in any geographic area;

                       (vii) any agreement, lease, contract or commitment or
                  series of related agreements, leases, contracts or commitments not entered into in the ordinary course of business or, except for agreements to purchase or sell goods and services entered into in the ordinary course of business of Seller, not cancelable by Seller without penalty to Seller or within 30 days;

                       (viii) any agreement or contract that would obligate or
                  require Buyer or any subsequent owner of any of the Transferred Assets to provide for indemnification or contribution with respect to any matter;

                       (ix) any license, royalty or similar agreement; or

                       (x) any other agreement, contract or commitment that
                  might reasonably be expected to have a Material Adverse
                  Effect.

                  (b) Section 5.5(b) of the Disclosure Letter lists, and identifies as such, all contracts between Seller or its Affiliates and producers of natural gas from the Dedicated Lands (the "Producer Contracts"). Pursuant to these Producer Contracts, Seller fractionated through the Transferred Assets no less than 120,000,000 Gallons (as defined in the Frac Agreement) of liquids in 1997. Seller has provided Buyer complete access to all such Producer Contracts.

                  (c) Seller is not in breach of any material provision of, or is not in default (or knows of any event or circumstance that with notice, or lapse of time or both, would constitute an event of default) under the terms of any of the contracts listed in Section 5.5(a) and
         (b) of the Disclosure Letter and all of such contracts are in full force and effect. Seller is not aware of any pending or threatened disputes with respect to any of such contracts..

                  (d) Except as set forth in Section 5.5(d) of the Disclosure Letter, the enforceability of the contracts listed in Section 5.5(a) and (b) of the Disclosure Letter will not be affected in any manner by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby and none of the contracts require the consent or waiver of any Person or Governmental Authority prior to the sale, assignment, transfer, conveyance or delivery thereof pursuant to this Agreement.

         5.6 OPERATING DATA AND INFORMATION. Attached as Section 5.6 of the Disclosure Letter are historical operating data and information for the periods January 1, 1993 through December 31, 1997 relating to the Transferred Assets, and including volumes of liquids fractionated through the Transferred Assets for the periods indicated. Such operating data and information are accurate and complete with respect to such periods. Subsequent to such periods, there have been no adverse changes in the volumes of liquids fractionated in the Transferred Assets and Seller has no knowledge of any fact or circumstance which would result in a material decrease in such volumes.

         5.7      TAXES.  Except as set forth in Section 5.7 of the Disclosure
Letter:

                  (a) all Taxes assessed and due and owing against the Transferred Assets or the operation thereof on or before the Effective Time have been or will be timely paid in full on or before the Closing Date; and

                  (b) all withholding Tax and Tax deposit requirements imposed on Seller and applicable to the Transferred Assets or the operation thereof for any and all periods prior to and including the Effective Time have been or will be timely satisfied in full on or before the Closing Date.

         5.8      NO VIOLATIONS OR LITIGATION.

                  (a) Seller has not violated, and the consummation of the transactions contemplated hereby will not cause any violation of, any order of any Governmental Authority or any law, ordinance, regulation, order, requirement, statute, rule, permit, concession, grant, franchise, license or other governmental authorization relating or applicable to the ownership or operation of any of the Transferred Assets or that would have a Material Adverse Effect.

                  (b) Except as set forth in Section 5.8(b) of the Disclosure Letter, there is no Claim, including no governmental investigation or examination, or any change in any zoning or building ordinance pending or, to Seller's knowledge, threatened against or affecting any of the Transferred Assets or the ownership or operation of such assets, at law or in equity, before or by any Governmental Authority and no basis exists for any such Claim.

         5.9 NO ADVERSE CHANGES OR EVENTS. Since December 31, 1997, the Transferred Assets have been consistently operated only in the ordinary course, consistent with past practices, and there has not been:

                  (a) any adverse change in the financial condition, assets, liabilities (contingent or otherwise), results of operations or prospects of the Transferred Assets except for the changes that in the aggregate have not had a Material Adverse Effect, or any occurrence, circumstance or combination thereof that might reasonably be expected to have a Material Adverse Effect before or after the Effective Time;

                  (b) any damage, destruction or loss, whether or not covered by insurance, adversely affecting the Transferred Assets;

                  (c) any mortgage, pledge or creation of any Lien (other than a Permitted Encumbrance) with respect to any of the Transferred Assets;

                  (d) any sale, transfer or other disposition of any of the Transferred Assets ;

                  (e) any material change in the customary methods used in operating the Transferred Assets;

                  (f) any change in the data required to be set forth on any Exhibit or Schedule to this Agreement, or any other event or condition of any character whatsoever pertaining to the Transferred Assets that has had or reasonably may be expected to have a Material Adverse Effect; or

                  (g) any adverse change in the Producer's Contracts which, in the aggregate, might reasonably be expected to have a Material Adverse Effect.

         5.10 ENVIRONMENTAL MATTERS. Except as set forth in Section 5.10 of the Disclosure Letter:

                  (a) There are no prior owners of the Transferred Assets. Seller has not caused or allowed the generation, use, treatment, storage, or disposal of Hazardous Materials at any site or facility owned, leased or operated in connection with the ownership or operation of the Transferred Assets except in accordance with all applicable Environmental Laws or except to the extent the same would not have a Material Adverse Effect or would not result in any liability, contingent or otherwise, to Buyer or its Affiliates;

                  (b) To its knowledge, Seller does not own or lease any real property, improvements or related assets that form a part of the Transferred Assets that have been subject to the release of any Hazardous Materials;

                  (c) To its knowledge, Seller has secured all Environmental Permits necessary for the ownership or operation of the Transferred Assets, and Seller is in compliance with the Environmental Permits;

                  (d) To its knowledge, Seller has not received any notice, nor is it aware, of any proposal to amend, revoke or replace any Environmental Permit relating to any of the Transferred Assets, or requiring the issuance of any additional Environmental Permit in connection therewith;

                  (e) To its knowledge, Seller has not received inquiry or notice nor does it have any reason to suspect or believe it will receive inquiry or notice of any actual or potential Proceedings or losses related to or arising under any Environmental Law;

                  (f) To its knowledge, Seller is not currently operating or required to be operating under any compliance order, schedule, decree or agreement, any consent decree, order or agreement, or corrective action decree, order or agreement issued or entered into under any federal, state or local statute, regulation or ordinance regarding the environment or health or safety in the work place;

                  (g) Seller has not transported, arranged for the transportation of or disposed of any substance in a manner that may lead to claims against Buyer for clean-up costs, remedial work, damages to natural resources or for personal injury claims, nor does it have any knowledge of any other Person who has undertaken such activities which may lead to such claims against Buyer; and

                  (h) Seller has conducted the operations of the Transferred Assets in compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements and obligations established under Environmental Laws, except where such non-compliance would not, either individually or in the aggregate, have a Material Adverse Effect.

         5.11 PRODUCT LIABILITY. To Seller's knowledge and except as disclosed in Section 5.11 of the Disclosure Letter there are no facts or events forming the basis of any present claim against Seller not fully covered by insurance, except for deductibles and self-insurance retentions, for personal injury or property damage alleged to be caused by products produced or services rendered by or on behalf of Seller in connection with its ownership or operation of the Transferred Assets.

         5.12 NO UNTRUE STATEMENTS. This Agreement, the Exhibits and Schedules hereto, and all other documents and certificates delivered to Buyer and its representatives in connection with this Agreement or the transactions contemplated hereby, do not and will not contain when delivered any untrue statement of any material fact and do not and will not omit to state a material fact necessary to make the statements contained herein or therein not misleading. There is no material fact that has not been disclosed in writing to Buyer by Seller that has or will have a Material Adverse Effect.

         5.13 SELLER'S EMPLOYEE BENEFIT LIABILITIES. Buyer shall not be liable or obligated under any employee benefit plan or for any other employee benefits that may have been established by Seller for its employees. Without limiting the generality of the foregoing, Seller acknowledges and agrees that Buyer does not assume the sponsorship of, the responsibility of contributions to, or any liabilities in connection with any employee benefit plan maintained by Seller for active employees, retirees, former employees, their beneficiaries or any other person, including any employee pension benefit plan within the meaning of section 3(2) of ERISA, employee welfare plan within the meaning of section 3(1) of ERISA and any personnel policy, stock option plan, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement and each other employee benefit plan, agreement, arrangement, program, practice or understanding.

         5.14 FINDER'S FEES. No investment banker, broker or finder has acted directly or indirectly for Seller or any Affiliate of Seller in connection with this Agreement or the transactions contemplated hereby. No other investment banker, broker, finder or other Person is entitled to any brokerage or finder's fee or similar commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of Seller or any of its Affiliates. Seller agrees to indemnify and hold Buyer harmless from and against any and all claims, liabilities or obligations with respect to all fees, commissions or expenses asserted by any Person on the basis of any act, statement, agreement or commitment alleged to have been made by Seller or any of its Affiliates with respect to any such fee, expense or commission.


                                   ARTICLE VI
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         6.1 CORPORATE MATTERS. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite limited liability company power and authority to enter into this Agreement and to perform its obligations under this Agreement.

         6.2 VALIDITY OF AGREEMENT; NO CONFLICT. This Agreement has been duly authorized, executed and delivered by Buyer and is a legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect that affect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Buyer will not violate any provision of, or constitute a default under, any contract or other agreement to which Buyer is a party or by which it is bound, or conflict with its Limited Liability Company Agreement.

         6.3 FINDER'S FEE. No investment banker, broker or finder has acted directly or indirectly for Buyer or any Affiliate of Buyer in connection with this Agreement or the transactions contemplated hereby. No other investment banker, broker, finder or other Person is entitled to any brokerage or finder's fee or similar commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of Buyer or any of its Affiliates. Buyer agrees to indemnify and hold Seller harmless from and against any and all claims, liabilities or obligations with respect to all fees, commissions or expenses asserted by any Person on the basis of any act, statement, agreement or commitment alleged to have been made by Buyer or any of its Affiliates with respect to any such fee, expense or commission.

                                   ARTICLE VII

                              CONDITIONS PRECEDENT

         7.1 CONDITIONS TO OBLIGATIONS OF BUYER AT CLOSING. The obligation of Buyer to purchase the Transferred Assets as contemplated hereby is, at the option of Buyer, subject to the satisfaction on or before the Closing Date of the conditions set forth below, any of which may be waived by Buyer in writing; provided, that Buyer's election to proceed with the Closing of the transactions contemplated hereby shall not be deemed a waiver of any breach of any representation, warranty, covenant or agreement herein, whether or not known to Seller or existing on the Closing Date, and the action shall not prejudice Buyer's right to recover damages for any breach.

                  (a) Representations, Warranties and Covenants. Seller shall have performed, satisfied, and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed, satisfied, or complied with by it on or before the Closing, and all representations and warranties of Seller contained in this Agreement or in any certificate, document, instrument or writing delivered to Buyer by or on behalf of Seller under this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though they had been made on the Closing Date, and Buyer shall have received a certificate, dated as of the Closing Date, signed by a duly authorized officer of Seller certifying the same.

                  (b) Resolutions. Buyer shall have received a certificate, dated as of the Closing Date, signed by Seller's Secretary or Assistant Secretary certifying (i) the accuracy and completeness of the copies of, as well as the current effectiveness of, the resolutions to be attached thereto of the Board of Directors of Seller authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, (ii) the incumbency of the officers executing this Agreement on behalf of Seller and any documents to be executed and delivered by Seller at the Closing, and (iii) that attached to the certificate are true and correct copies of the charter documents and Bylaws of Seller, as in force and effect on the Closing Date.

                  (c) Good Standing. Seller shall have delivered to Buyer certificates issued by appropriate Governmental Authorities evidencing the good standing and existence of Seller, as of a date not more than thirty (30) calendar days prior to the Closing Date, in Colorado.

                  (d) Instruments of Transfer. Seller shall have executed, acknowledged and delivered to Buyer the Conveyance Documents, in form and substance reasonably satisfactory to Buyer, as shall be necessary or reasonably desirable to vest in Buyer all right, title and interest in and to the Transferred Assets.

                  (e) No Adverse Effect. There shall have been no Material Adverse Effect .

                  (f) Consents. All consents, licenses and approvals from all third Persons necessary or appropriate for Buyer to consummate the transactions contemplated by this Agreement, including those listed in
         Section 5.3(a) of the Disclosure Letter, shall have been received.

                  (g) Delivery of Other Agreements. Seller shall have executed and delivered to Buyer all other Purchase Documents to which it is a party.

                  (h) No Litigation. No Proceeding that is meritorious in the opinion of counsel to Buyer shall have been instituted or threatened relating to this Agreement or the transactions contemplated hereby, and no Governmental Authority shall have taken any other action to challenge or delay the transactions contemplated hereby.

                  (i) HSR Act. Any required waiting period under the HSR Act shall have expired or early termination shall have been granted with respect to such periods.

         7.2 CONDITIONS TO OBLIGATIONS OF SELLER AT CLOSING. The obligation of Seller to transfer the Transferred Assets as contemplated hereby is, at the option of Seller, subject to the satisfaction on or before the Closing Date of the conditions set forth below, any of which may be waived by Seller in writing; provided, however, Seller's election to proceed with the Closing of the transactions contemplated hereby shall not be deemed a waiver of any breach of any representation, warranty or covenant herein, whether or not known to Seller or existing on the Closing Date, and the action shall not prejudice Seller's right to recover damages for any breach.

                  (a) Representations, Warranties and Covenants. Buyer shall have performed, satisfied, and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed, satisfied, or complied with by it on or before the Closing, and the representations and warranties of Buyer in this Agreement or in any certificate, document, instrument or writing delivered to Seller by or on behalf of Buyer under this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though they had been made on the Closing Date, and Seller shall have received a certificate, dated as of the Closing Date, signed by the President or a Vice President of Buyer certifying the same.

                  (b) Resolutions. Seller shall have received a certificate, dated as of the Closing Date, signed by Buyer's Secretary or Assistant Secretary certifying (i) the accuracy and completeness of the copies of, as well as the current effectiveness of, the resolutions to be attached thereto of the Board of Directors of Buyer authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, (ii) the incumbency of the officers executing this Agreement on behalf of Buyer and any documents to be executed and delivered by Buyer at the Closing, and (iii) that attached to the certificate are true and correct copies of the charter documents of Buyer, as in force and effect on the Closing Date.

                  (c) Good Standing. Buyer shall have delivered to Seller certificates issued by appropriate Governmental Authorities evidencing the good standing and existence of Buyer, as of a date not more than thirty (30) calendar days prior to the Closing Date, in Colorado and Delaware. To the extent provided for under applicable law, Buyer shall also have delivered to Seller certificates or other writings issued by appropriate Governmental Authorities evidencing that all applicable state franchise Taxes have been paid.

                  (d) Delivery of Other Agreements. Buyer shall have executed and delivered to Seller all other Purchase Documents to which it is a party.

                  (e) No Litigation. No Proceeding that is meritorious in the opinion of counsel to Seller shall have been instituted or threatened relating to this Agreement or the transactions contemplated hereby, and no Governmental Authority shall have taken any other action to challenge or delay the transactions contemplated hereby.

                  (f) Consents. All consents, licenses and approvals from all third Persons necessary or appropriate for Seller to consummate the transactions contemplated by this Agreement, including those listed in
         Section 5.3(a) of the Disclosure Letter, shall have been received.

                  (g) HSR Act. Any required waiting period under the HSR Act shall have expired or early termination with respect to such period shall have been granted.

                  (h) Purchase Price. Buyer shall have delivered to Seller on the Closing Date the Purchase Price in accordance with Section 2.3.


                                  ARTICLE VIII
       HSR FILING; ACCESS TO INFORMATION BY BUYER; MATTERS PENDING CLOSING

         8.1 HSR Filing. Each Party shall (i) file on or before March 31, 1998 with the Department of Justice ("DOJ") and the Federal Trade Commission ("FTC") the notification and report form required for the transactions contemplated hereunder by the HSR Act, requesting early termination of the waiting period thereunder, (ii) respond promptly to any inquiries from the DOJ or the FTC in connection with such filings and (iii) comply in all material respects with the requirements of the HSR Act. Subject to regulatory constraints, Seller and Buyer shall cooperate with each other and promptly furnish all information to the other Party that is necessary in connection with the Parties' compliance with the HSR Act. Seller and Buyer shall coordinate their initial filing of the notification and report form so that such filings are made simultaneously. Seller and Buyer shall each keep the other Party fully advised with respect to any requests from or communications with the DOJ or FTC and shall consult with the other Party with respect to all filings and responses thereto.

         8.2 PRIOR TO CLOSING. Until the Closing, during normal business hours, Seller will allow Buyer and its employees, officers, accountants, attorneys, agents, investment bankers and other authorized representatives to examine all financial, operating and other data and information relating to the ownership and operation of the Transferred Assets as Buyer shall from time to time reasonably request and will afford Buyer and its employees, officers, accountants, attorneys, agents and other authorized representatives access to Seller's offices, properties, books, records, contracts and documents and will be given the opportunity to ask questions of, and receive answers from, representatives of Seller with respect to the Business and the Transferred Assets. No investigations by Buyer or its employees, representatives or agents shall reduce or otherwise affect the obligation or liability of Seller with respect to any representations, warranties, covenants or agreements made herein or in any Exhibit, Schedule or other certificate, instrument, agreement or document executed and delivered in connection with this Agreement. Each Party will cooperate with the other Party and its employees, officers, accountants, attorneys, agents and other authorized representatives in the preparation of any documents or other materials that may be required by any Governmental Authority.

         8.3 PUBLIC ANNOUNCEMENTS. Until the Closing or termination hereof, Buyer and Seller will consult in advance on the necessity for, and the timing and content of, any communications to be made to the public and, subject to legal constrains, to the form and content of any application or report to be made to any Governmental Authority that relates to the transactions contemplated by this Agreement and, except with respect to public announcements or disclosures that are, in the opinion of the Party proposing to make the announcement or disclosure, legally required to be made, all public announcements and disclosures shall require the consent of Buyer and Seller, which consent shall not be unreasonably withheld.

         8.4 ACTIONS PENDING CLOSING. From the date hereof until the Closing, except as contemplated by this Agreement, Seller represents, warrants and covenants that, unless the prior written consent of Buyer is obtained, it will not take any direct or indirect action that would result in a violation of any of the following:

                  (a) Seller will operate the Transferred Assets diligently and in the usual, regular and ordinary manner.

                  (b) Seller will not enter into or modify any contract or commitment not in the usual and ordinary course of its business consistent with past business practices, including without limitation, the Producer Contracts, or engage in any transaction not in the usual and ordinary course of its business consistent with past business practices that would have an adverse effect on the throughput of volumes through the Transferred Assets.

                  (c) Seller will not enter into any contract or commitment for the purchase of merchandise that would require any payment by Buyer after the Closing.

                  (d) Seller will not:

                      (i) create, assume or permit to exist any Lien upon any of the Transferred Assets, whether now owned or hereafter acquired;

                      (ii) sell, assign, lease or otherwise transfer or dispose
                  of any of the Transferred Assets; or

                      (iii) enter into any transaction, contract or commitment
                  that, by reason of its size or otherwise, affects the Transferred Assets and is not in the ordinary course of business as customarily and now conducted.

                  (e) All tangible property of Seller that constitute part of the Transferred Assets will be maintained in good working order, condition and repair, ordinary wear and tear excepted, in accordance with past practice, and in compliance with all applicable agreements, laws and regulations.

                  (f) Seller will maintain insurance on the Transferred Assets in accordance with Seller's past practices and will not permit any insurance policy naming it as a beneficiary or a loss payee to be canceled or terminated or any of the coverage thereunder to lapse unless simultaneously with such termination or cancellation replacement policies providing substantially the same coverage are in full force and effect.

                  (g) To the extent related to the ownership and operation of the Transferred Assets, Seller will maintain its books, accounts and records in the usual, regular and ordinary manner, on a basis consistent with prior years and in a businesslike manner in accordance with sound commercial practice, and will not introduce any method of accounting inconsistent with that used in prior periods, and will comply with all laws applicable to it and to the conduct of its business.

                  (h) To the extent related to the ownership and operation of the Transferred Assets, Seller will timely file all Tax Returns and all reports required to be filed with any federal, state or local governmental agency or regulatory body.

                  (i) Seller will not enter into any transaction, make any agreement or commitment or take any other action that would result in any of the representations or warranties contained in this Agreement not being true and correct as of the Closing Date.


                                   ARTICLE IX
                            NONCOMPETITION AGREEMENT

         9.1 NONCOMPETITION COVENANT. Seller agrees that, for a period beginning on the Effective Time and ending on the earlier of termination of the Frac Agreement or the twentieth (20th) anniversary of the Effective Time, neither it nor any of its Affiliates will engage or participate in, or carry on, directly or indirectly, either as proprietor, partner, stockholder, agent, consultant, advisor, trustee, Affiliate or otherwise, whether or not for compensation, the ownership or operation of any natural gas liquid fractionation facilities (other than the Transferred Assets pursuant to the O&M Agreement) which frac natural gas liquids produced from the Dedicated Lands.

         9.2 REASONABLENESS OF COVENANT. Seller acknowledges that the covenant provided in Section 9.1 hereof is manifestly reasonable on its face and is no more restrictive than is required for the protection of Buyer in its acquisition and operation of the Transferred Assets in that such covenant is given in consideration for Buyer's performance of its obligations under this Agreement and the other agreements called for herein. In the event the provisions of Section 9.1 should ever be deemed to exceed the time and geographic limitations permitted by applicable law, then such provisions shall be reformed to the maximum time or geographic limitations permitted by applicable law.

         9.3 INJUNCTIVE RELIEF. It is specifically understood and agreed that any breach or threatened breach of the provisions of Section 9.1 hereof is likely to result in irreparable harm to Buyer and that an action at law for damages alone will be an inadequate remedy for such breach or threatened breach, and that Buyer would suffer irreparable harm in the event Seller fails to comply with its obligations hereunder. Therefore, in addition to any other remedy that may be available to it, Buyer shall be entitled to enforce the specific performance of Section 9.1 by Seller and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without the necessity of proving actual damages, and such other relief as the court may allow. The provisions of Article XV shall not be applicable to this Article IX or to the enforcement of its provisions.


                                    ARTICLE X
                              ADDITIONAL AGREEMENTS

         10.1 DELIVERY OF CORPORATE DOCUMENTS. Seller shall deliver to Buyer a copy of all Records, including computer disks reflecting any books or records, documents or other papers, or other information or data relating to the ownership or operation of the Transferred Assets stored on any electronic media, including computers. Seller agrees that, Buyer and its authorized representatives, upon the execution of Seller's standard confidentiality agreement, shall have the right to inspect and, at Buyer's expense, copy, at any time during regular business hours for any proper purpose, the corporate, accounting, auditing and tax books, records (including work papers) and other books and records relating to the ownership and operation of the Transferred Assets as are retained by Seller or its Affiliates.

         10.2 FURTHER ASSURANCES. Seller shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered to Buyer at Closing the Conveyance Documents and other instruments of transfer, assignment and conveyance, in form and substance satisfactory to counsel for Buyer, as shall be necessary or desirable to vest in Buyer all the right, title and interest in and to the Transferred Assets free and clear of all Liens (including the release of all Liens of record) and shall use commercially reasonable efforts to cause to be taken the other action as Buyer reasonably may require to more effectively implement and carry into effect the transactions contemplated by this Agreement.

         10.3     COOPERATION AFTER CLOSING.

                  (a) Seller and Buyer shall cooperate with each other during the period ending twenty (20) years after the Closing in clearing the title to any of the Transferred Assets to Buyer pursuant hereto if Seller's title to any such property as of the Closing Date, shall be defective, not marketable or nonassignable. In this connection, Seller shall take all commercially reasonable action, including the furnishing of documents and evidences of title and assistance in the preparation and trial of any necessary litigation, to clear title to any the property, all of which shall be at the expense of Seller.

                  (b) For the greater of five years from the Closing Date and the period as may be required by any statute, regulation or Governmental Authority or any then pending litigation, Buyer shall permit Seller and its representatives reasonable access to the Records that are transferred to Buyer in connection herewith in anticipation of, or preparation for, existing or future litigation or any Tax audit which Seller or any of its Affiliates is involved and which is related to the Business or the Transferred Assets, during regular business hours and upon reasonable notice at Buyer's principal places of business or at any location where the Records are stored; provided that
         (i) any access shall be had or done in a manner so as to not interfere with the normal conduct of the Business, (ii) Buyer shall not be required to provide access to any confidential record or records, the disclosure of which would violate any statute or regulation or applicable confidentiality agreement with any Person, and (iii) Buyer shall not be required to provide access to any confidential record or records, the disclosure of which would cause Buyer or any of its Affiliates to waive its attorney-client privilege or attorney work product privilege.

                  (c) For the greater of five years from the Closing Date and the period as may be required by any statute, regulation or Governmental Authority or any then pending litigation, Seller shall permit Buyer and its representatives reasonable access to the general business records and files of Seller in anticipation of, or preparation for, existing or future litigation or any Tax audit in which Buyer or any of its affiliates is involved and which is related to the Business or the Transferred Assets, during regular business hours and upon reasonable notice at Seller's principal places of business or at any location where the records or files are stored; provided that (i) any access shall be had or done in a manner so as to not interfere with the normal conduct of Seller's business, (ii) Seller shall not be required to provide access to any confidential record or records, the disclosure of which would violate any statute or regulation or applicable confidentiality agreement with any Person, and (iii) Seller shall not be required to provide access to any confidential records or files, the disclosure of which would cause Seller or any of its Affiliates to waive its attorney-client privilege or attorney work product privilege.

         10.4     CONTINUATION OF OPERATIONS; RIGHT OF FIRST REFUSAL.

                  (a) Nothing in this Agreement, in any Exhibit or Schedule hereto, or in any agreement, instrument or other document executed or delivered in connection with this Agreement shall require Buyer to continue its business or operations or to manage and operate the Transferred Assets. Seller acknowledges and agrees that Buyer, in its sole discretion, may continue, manage, modify or discontinue its operations, liquidate or otherwise change or cease its operations.

                  (b) Notwithstanding the foregoing, should Buyer elect to discontinue, liquidate, materially change or cease operation of the Transferred Assets, it will give Seller at least ninety (90) days prior written notice thereof, and Seller shall have a period of thirty (30) days after receipt of Buyer's notice to deliver a written notice to Buyer that it elects to acquire the Transferred Assets. If Seller elects to acquire the Transferred Assets, Buyer shall, upon receipt of payment from Seller of the fair market value (as defined below) of the Transferred Assets, convey the same to Seller free and clear of all Liens and Claims created by, through or under Buyer. For purposes of this Section 10.4, "fair market value" shall be the fair market value of the Transferred Assets as of the date of the notice from Buyer and as determined by an independent appraiser acceptable to both parties, such acceptance not to be unreasonably withheld. Such independent appraiser shall be someone with at least ten years experience in the gas processing industry.

                  (c) Should Buyer wish to sell or otherwise transfer the Transferred Assets or to sell or otherwise transfer such assets together with the Frac Agreement, the O&M Agreement, the Lease Agreement and/or the Sublease Agreement (collectively the "Project Agreements") either directly or indirectly through a merger, consolidation, amalgamation or otherwise, or should Buyer receive an offer, to purchase any of the Transferred Assets and/or the Project Agreements, whether directly or indirectly through a merger, consolidation, amalgamation or otherwise, which offer Buyer wishes to accept, Buyer shall furnish to Seller in writing the material provisions of such proposed sale, transfer or purchase (the "Offer Notice"). Seller shall have thirty (30) days after receipt of the Offer Notice to give written notice of its election to acquire such assets and/or agreements described in the Offer Notice for the consideration and subject to the terms and conditions set forth in the Offer Notice. If Seller fails to respond within such thirty (30) day period or elects not to acquire such assets and/or agreements, Buyer shall be free for a period of six (6) months from the end of such thirty (30) day period to transfer the Transferred Assets and/or the Project Agreements, as may be the case, for consideration and under terms and conditions no less favorable to Buyer than those set forth in the Offer Notice.

                  (d) Notwithstanding the foregoing provisions of this Section 10.4, Buyer shall be free to sell or otherwise transfer the Transferred Assets and/or the Subject Agreements to any Affiliate of either Buyer or Seller with no obligation to advise Seller of such sale or transfer and without the creation of the rights provided Seller in this Section 10.4.

                  (e) Any purchase by Seller under this Section 10.4 shall close within sixty (60) days of Seller's notice of acceptance. Such period of time shall be extended as reasonably necessary to obtain all required regulatory approvals, if any. Buyer and Seller shall use all reasonable efforts to effectuate any such transfer. The failure of Seller to close within such time period, unless due to the fault of Buyer, shall permit Buyer to sell or transfer the assets in question without obligation to Seller.

                  (f) In the event of a sale or transfer to Seller pursuant to 10.4(b) or (c), both Parties will be released from all obligations under the Project Documents except for those that continue beyond termination of their respective agreement, and Seller shall be released from the obligations of Article IX hereof.

         10.5 Additional Undertakings. Seller will deliver to Buyer, sufficiently prior to the Closing Date so that Buyer may have reasonable opportunity to inspect same, a true and correct, detailed list of (i) all permits and other items described in Section 5.3(b), and (ii) all items comprising the Transferred Assets, each list providing such information as Buyer may reasonably request. Additionally, Seller will deliver to Buyer within six
(6) months of the Closing Date a list of all Producer Contracts in effect as of the Effective Date, including accurate and complete information with respect to the contract number, date, contract parties, term of agreement and whether such Producer Contract provides for fractionation of liquids by Seller or an Affiliate for each such contract.

         10.6 Identification of Buyer's Property. Seller will cooperate with Buyer in permitting Buyer to place appropriate signs or other notices on the Transferred Assets to indicate ownership of such assets by Buyer. Such signs or other notices shall be reasonable in terms of size and location.

         10.7 Interim Operations. During the period beginning on the Effective Date and ending on the Closing Date, Seller agrees that it will operate the Transferred Assets as called for by the O&M Agreement as if such agreement were in effect. The Parties agree that during this interim operating period the Parties will receive the economic benefit of such operations of the Transferred Assets as fully and completely as if the Purchase Documents were in effect. Should the Closing not occur, however, the operations of the Transferred Assets during this interim period shall be solely for the account of Seller.

                                   ARTICLE XI
                                 INDEMNIFICATION

         11.1 SELLER'S INDEMNITY. Assuming the Closing occurs and subject to the provisions of this Article XI, Seller agrees to indemnify, defend and hold Buyer and its Affiliates and their respective officers, directors, shareholders, unitholders, members, managers, agents, employees, representatives, successors and assigns (said persons being sometimes referred to in this Section 11.1 as "Buyer Indemnitees") harmless from and against and in respect of any Claims and Losses (collectively the "Buyer's Damages"), arising out of or resulting from, and shall pay the Buyer Indemnitees the full amount of Buyer's Damages that Buyer Indemnitees may be obligated to pay on account of:

                  (a) any misrepresentation, breach of warranty or failure to perform any covenant or agreement made or undertaken by Seller in this Agreement or any misrepresentation in or omission from any other agreement, certificate, Schedule, Exhibit or writing delivered to Buyer pursuant to this Agreement;

                  (b) the Retained Liabilities; or

                  (c) The ownership or operation of the Transferred Assets , or the creation, existence or occurrence of any fact or event on or prior to the Effective Time related to the operation of the Transferred Assets.

         11.2 ENVIRONMENTAL INDEMNIFICATION. Assuming the Closing occurs, Seller agrees to indemnify, defend and hold each Buyer Indemnitee harmless from and against and in respect of any and all Environmental Liabilities that may be imposed upon or incurred by Buyer, arising out of or in connection with (a) the acts or omissions of any Person prior to the Effective Time relating to the ownership or operation of the Transferred Assets, or any business conducted at the Plants; (b) any act or omission of Seller relating to the Plants (other than an act or omission by Buyer in the operation of the Transferred Assets after the Effective Time, but excluding Buyer's failure to detect or remedy any existing environmental conditions or any Environmental Liabilities existing on or prior to the Effective Time); or (c) any breach by Seller of a representation or warranty contained in Section 5.10 (collectively, "Environmental Losses").

         11.3 BUYER'S INDEMNITY. Assuming the Closing occurs and subject to the provisions of this Article XI and the provisions of the other Purchase Documents (the indemnification provisions of which shall control over the provisions of this Section 11.3), Buyer agrees to indemnify, defend and hold Seller and its Affiliates and their respective officers, directors, shareholders, unitholders, members, managers, agents, employees, representatives, successors and assigns (said persons being sometimes referred to in this Section 11.3 as the "Seller Indemnitees") harmless from and against any Claims and Losses (collectively "Seller's Damages"), arising out of or resulting from, and shall pay the Seller Indemnitees the full amount of Seller's Damages that the Seller Indemnitees may be obligated to pay on account of:

                  (a) any misrepresentation, breach of warranty or failure to perform any covenant or agreement made or undertaken by Buyer in this Agreement or any misrepresentation in or omission from any other agreement, certificate, Schedule, Exhibit or writing delivered to Seller pursuant to this Agreement;

                  (b) The ownership or operation of the Transferred Assets, or the creation, existence or occurrence of any fact or event subsequent to the Effective Time related to the operation of the Transferred Assets; or

                  (c) Any and all Environmental Liabilities that may be imposed upon or incurred by Seller, arising out of or in connection with the acts or omissions of any Person (other than Seller) on and after the Effective Time relating to the Transferred Assets,

         11.4 PROCEDURE. All claims for indemnification by a party under this Article XI (the party claiming indemnification and the party against whom such claims are asserted being hereinafter called the "Indemnified Party" and the "Indemnifying Party", respectively) shall be asserted and resolved as follows:

                  (a) In the event that any Claim for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party, such Indemnified Party shall, within 45 calendar days of the receipt thereof, give notice (the "Claim Notice") to the Indemnifying Party of such Claim, specifying the nature of and specific basis for such Claim and the amount or the estimated amount thereof to the extent then feasible, which estimate shall not be binding upon the Indemnifying Party in its effort to collect the final amount of such Claim. The failure to give any such notice shall not affect the rights of the Indemnified Party to indemnification hereunder unless the Indemnified Party has proceeded to contest, defend or settle the Claim with respect to which it has failed to give prior notice to the Indemnifying Party. Additionally, to the extent the Indemnifying Party is prejudiced thereby, the failure to so notify the Indemnifying Party of any such Claims shall relieve the Indemnifying Party from liability that it may have to the Indemnified Party under the indemnification provisions contained in this Article XI, but only to the extent of the loss directly attributable to such failure to notify, and shall not relieve the Indemnifying Party from any liability that it may have to the Indemnified Party otherwise than under this Article XI.

                  (b) The Indemnifying Party shall be given the opportunity, at its cost and expense, to contest and defend by all appropriate legal proceedings any Claim with respect to which it is called upon to indemnify the Indemnified Party under the provisions of this Agreement; provided, however, that notice of the intention so to contest and defend shall be delivered by the Indemnifying Party to the Indemnified Party within thirty (30) days following receipt of the notice provided for in Section 11.4(a) above. If the Indemnifying Party does not give notice to the Indemnified Party of its election to contest and defend any such Claim within such period then the Indemnifying Party shall be bound by the result obtained with respect thereto by the Indemnified Party and shall be responsible for all costs incurred in connection therewith. The Claim which the Indemnifying Party elects to contest and defend may be conducted in the name and on behalf of the Indemnifying Party or the Indemnified Party as may be appropriate. Such Claim shall be conducted by counsel employed by the Indemnifying Party who shall be reasonably satisfactory to the Indemnified Party, and the Indemnified Party shall have the right to participate in such Claim and to be represented by counsel of its own choosing at its cost and expense. If the Indemnified Party joins in any such Claim, the Indemnifying Party shall have full authority to determine all action to be taken with respect thereto; provided that if the Indemnifying Party reserves its rights with respect to its indemnification obligations under this Agreement as to such Claim, then the Indemnified Party shall have the full authority to determine all action to be taken with respect thereto. At any time after the commencement of defense of any Claim, the Indemnifying Party may request the Indemnified Party to agree in writing to the abandonment of such contest or to the payment or compromise by the Indemnifying Party of the asserted Claim, provided the Indemnifying Party agrees in writing to be solely liable for all losses relating to such Claim; whereupon such action shall be taken unless the Indemnified Party determines that the contest should be continued and notifies the Indemnifying Party in writing within fifteen
         (15) days of such request from the Indemnifying Party. In the event that the Indemnified Party determines that the contest should be continued, the amount for which the Indemnifying Party would otherwise be liable hereunder shall not exceed the amount which the Indemnifying Party had agreed to pay in payment or consideration of such Claim, provided the other party to the contested Claim had agreed in writing to accept such amount in payment or compromise of the Claim as of the time the Indemnifying Party made its request therefor to the Indemnified Party, and further provided that, under such proposed compromise, the Indemnified Party would be fully and completely released from any further liability or obligation with respect to the matters which are the subject of such contested Claim.

                  (c) If requested by the Indemnifying Party, the Indemnified Party agrees, at the Indemnifying Party's expense, to cooperate with the Indemnifying Party and its counsel in contesting any Claim that the Indemnifying Party elects to contest, or, if appropriate and related to the Claim in question, in making any counterclaim against the person asserting the third party Claim, or any cross-complaint against any person other than an affiliate of the Indemnified Party.

                  (d) If any Indemnified Party should have a Claim against the Indemnifying Party hereunder that does not involve a Claim being asserted against or sought to be collected from it by a third party, the Indemnified Party shall send a Claim Notice with respect to such Claim to the Indemnifying Party. If the Indemnifying Party disputes such Claim, such dispute shall be resolved in the manner set forth in
         Article XV hereof.

                  (e) The Indemnified Party agrees to afford the Indemnifying Party and its counsel the opportunity, at the Indemnifying Party's expense, to be present at, and to participate in, conferences with all Persons, asserting any Action against the Indemnified Party and conferences with representatives of or counsel for such Persons.

         11.5 INDEMNIFICATION THRESHOLD. Neither Seller nor Buyer shall be obligated to indemnify the other Party until the Buyer's Damages or Seller's Damages, as may be the case, have exceeded in the aggregate $100,000, and then such Indemnifying Party's obligation to indemnify shall apply only to such excess amounts.

         11.6 EXPRESS NEGLIGENCE. TO THE EXTENT A PARTY HEREUNDER IS ENTITLED TO INDEMNIFICATION UNDER THIS ARTICLE XI, SUCH INDEMNIFICATION SHALL APPLY NOTWITHSTANDING THE NEGLIGENCE, GROSS NEGLIGENCE, WILLFUL OR OTHER ACT BY THE PARTY TO BE SO INDEMNIFIED AND NOTWITHSTANDING SUCH ACT MAY OCCUR IN THE FUTURE, IT BEING THE INTENT OF THE PARTIES HERETO THAT SUCH INDEMNIFICATION SHALL APPLY TO ALL SUCH ACTS.


                                   ARTICLE XII
                                   TERMINATION

         12.1 Efforts to Satisfy Conditions. Buyer and Seller agree to use their commercially reasonable efforts to bring about the satisfaction of the conditions specified in Article VII hereof.

         12.2 Termination. The obligations to close the transactions contemplated by this Agreement may be terminated by:

                  (a) mutual agreement of Buyer and Seller;

                  (b) Buyer, if a material default shall be made in the observance or performance by Seller of any agreements and covenants of Seller herein contained, or if there shall have been a breach by Seller of any warranties and representations and the same is not cured within thirty days after receipt of notice from Buyer;

                  (c) Seller, if a material default shall be made by Buyer in the observance or performance by Buyer of any agreements and covenants of Buyer herein contained, or if there shall have been a breach by Buyer of any warranties and representations and the same is not cured within thirty days after receipt of notice from Seller;

                  (d) Buyer, if Seller has been unable to satisfy all conditions to the Closing set forth in Section 7.1 by June 1, 1998; or

                  (e) Seller, if Buyer has been unable to satisfy all conditions to the Closing set forth in Section 7.2 by June 1, 1998.

         12.3 LIABILITY UPON TERMINATION. If the obligation to close the transactions contemplated by this Agreement is terminated pursuant to any provision of Section 12.2, then neither party shall be under any liability to the other party hereto other than as provided in Section 2.3(a) hereof; provided, however, that nothing herein shall relieve any party from liability for any breach of or default under this Agreement occurring prior to such termination. Except as set forth in this Section 12.3, the rights of the parties shall not terminate upon the failure to close the transactions contemplated hereby. Buyer shall have the right to specific performance if the Agreement is not otherwise terminated.


                                  ARTICLE XIII

                        NATURE OF STATEMENTS AND SURVIVAL
                         OF COVENANTS, REPRESENTATIONS,
                            WARRANTIES AND AGREEMENTS

         All statements of fact contained in any written statement, certificate, instrument or document delivered by or on behalf of Seller or Buyer pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties of Seller or Buyer, respectively. All representations, warranties, covenants and agreements made by the Parties in this Agreement or pursuant hereto shall survive the Closing without limit, except as hereinafter provided, notwithstanding any investigation heretofore or hereafter made by or on behalf of any of them and shall not be deemed merged into any instruments or agreements delivered at Closing. All representations and warranties of the Parties shall survive until the tenth anniversary of the Effective Time.


                                   ARTICLE XIV
                                    EXPENSES

         Except as otherwise set forth herein, and whether or not the transactions contemplated by this Agreement shall be consummated, each Party agrees to pay, without right of reimbursement from any other Party, the costs incurred by the Party incident to the preparation and execution of this Agreement and performance of its obligations hereunder, including the fees and disbursements of legal counsel, accountants and consultants employed by the Party in connection with the transactions contemplated by this Agreement.

Notwithstanding the foregoing, each Party agrees to share equally the filing fee for filings made pursuant to the HSR Act.

                                   ARTICLE XV
                                    DISPUTES

         15.1 Negotiation. In the event of any controversy or claim, whether based in contract, tort or otherwise, arising out of or relating to this Agreement or the scope, breach, termination or validity of this Agreement (a "Claim"), the Parties shall promptly seek to resolve any such Claim by negotiations between senior executives of the Parties who have authority to settle the Claim. When a Party believes there is a Claim under this Agreement, that Party will give the other Party written notice of the Claim. Within thirty
(30) days after receipt of such notice, the receiving Party shall submit to the other a written response. Both the notice and response shall include (i) a statement of each Party's position and a summary of the evidence and arguments supporting its position, and (ii) the name, title, fax number, and telephone number of the executive who will represent that Party. In the event the Claim involves a claim arising out of the actions of any person or entity not a signatory to this Agreement, the receiving Party shall have such additional time as necessary, not to exceed an additional thirty (30) days, to investigate the Claim before submitting a written response. The executives shall meet at a mutually acceptable time and place within fifteen (15) days after the date of the response and thereafter as often as they reasonably deem necessary to exchange relevant information and to attempt to resolve the Claim. If one of the executives intends to be accompanied at a meeting by an attorney, the other executive shall be given at least five (5) working days' notice of such intention and may also be accompanied by an attorney. All negotiations and communications pursuant to this Article 15 shall be treated and maintained by the Parties as confidential information and shall be treated as compromise and settlement negotiations for the purposes of the Federal and State Rules of Evidence .

         15.2 Failure to Resolve. If the Claim has not been resolved within sixty (60) days after the date of the response given pursuant to Section 15.1 above, or such additional time, if any, that the Parties mutually agree to in writing, or if the Party receiving such notice denies the applicability of the provisions of Section 15.1 or otherwise refuses to participate under the provisions of Section 15.1, either Party may initiate binding arbitration pursuant to the provisions of Section 15.3 below.

         15.3 Arbitration. Any Claims not settled pursuant to the foregoing provisions shall be submitted to binding arbitration in accordance with the following provisions. Arbitration shall be the sole and exclusive remedy of the Parties in connection with any Claims hereunder.

         (a) The Party desiring to initiate arbitration in connection with any Claim shall send, via certified mail, written notice of demand of arbitration to the other Party and the name of the arbitrator appointed by the Party demanding arbitration together with a statement of the matter in controversy.

         (b) Within fifteen (15) days after receipt of such demand, the receiving Party shall name its arbitrator. If the receiving Party fails or refuses to name its arbitrator within such 15-day period, the second arbitrator shall be appointed, upon request of the Party demanding arbitration, by the Chief U.S. District Court

                  Judge for the District of Colorado or such other person designated by such judge. The two arbitrators so selected shall within fifteen (15) days after their designation select a third arbitrator; provided, however, that if the two arbitrators are not able to agree on a third arbitrator within such 15-day period, either Party may request the Chief U.S. District Court Judge for the District of Colorado or such other person designated by such judge to select the third arbitrator as soon as possible. In the event the Judge declines to appoint an arbitrator, appointment shall be made, upon application of either Party, pursuant to the Commercial Arbitration Rules of the American Arbitration Association. If any arbitrator refuses or fails to fulfill his or her duties hereunder, such arbitrator shall be replaced by the Party which selected such arbitrator (or if such arbitrator was selected by another Person, through the procedure which such arbitrator was selected) pursuant to the foregoing provisions.

         (d) Each arbitrator selected by the Parties shall be a certified public accountant or licensed attorney with at least fifteen
                  (15) years of oil and gas experience as a certified public accountant and/or practicing attorney. The arbitrators selected by the Parties are not required to be neutral, but the third arbitrator shall be neutral and shall be a certified public accountant. If neither of the arbitrators appointed by or on behalf of the Parties is a retired judge, then the third arbitrator shall be a retired judge.

         (e) The Parties hereto hereby request and consent to the three (3) arbitrators conducting a hearing in Denver, Colorado no later than sixty (60) days following their selection or thirty (30) days after all prehearing discovery has been completed, whichever is later, at which the Parties shall present such evidence and witnesses as they may choose, with or without counsel.

         (f) Arbitration shall be conducted in accordance with the Commercial Arbitration Rules and procedures of the American Arbitration Association.

         (g) The Federal Rules of Civil Procedure, as modified or supplemented by the local rules of civil procedure for the U.S. District Court of Colorado, shall apply in the arbitration. The Parties shall make their witnesses available in a timely manner for discovery pursuant to such rules. If a Party fails to comply with this discovery agreement within the time established by the arbitrators, after resolving any discovery disputes, the arbitrators may take such failure to comply into consideration in reaching their decision. All discovery disputes shall be resolved by the arbitrators pursuant to the procedures set forth in the Federal Rules of Civil Procedure.

         (h) Adherence to formal rules of evidence shall not be required. The arbitrators shall consider any evidence and testimony that they determine to be relevant.

         (i) The Parties hereto hereby request that the arbitrators render their decision within thirty (30) calendar days following conclusion of the hearing.

         (j) Any decision by a majority of the arbitration panel shall be final, binding and non-appealable. Any such decision may be filed in any court of competent jurisdiction and may be enforced by any Party as a final judgment in such court. There shall be no grounds for appeal of any arbitration award hereunder.

         (k) The defenses of statute of limitations and laches shall be tolled from and after the date a Party gives the other Party written notice of a Claim as provided in Section 15.1 above until such time as the Claim has been resolved pursuant to
                  Section 15.1 , or an arbitration award has been entered pursuant to Section 15.3.

         15.4 Recovery of Costs and Attorneys' Fees. In the event arbitration (or, despite the Parties agreement to the Claims through binding arbitration, litigation) arising out of this Agreement is initiated by either Party, the prevailing Party, after the entry of a final non-appealable order, shall be entitled to recover from the other Party, as a part of said order, all court costs, fees and expenses of such arbitration (or litigation), including, without limitation, reasonable attorneys' fees.

         15.5 Choice of Forum. If, despite the Parties' agreement to submit any Claims to binding arbitration, there are any court proceedings arising out of or relating to this Agreement or the transactions contemplated hereby, such proceedings shall be brought and tried in the federal or state courts situated in the City and County of Denver, Colorado.

         15.6 Jury Waivers. THE PARTIES HEREBY WAIVE ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY.

         15.7 Limitation of Damages. WHETHER OR NOT OCCASIONED BY A DEFAULT OR OTHER BREACH OF THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES, LOSS OF PROFITS, OR CONSEQUENTIAL DAMAGES.

         15.8 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF COLORADO, WITHOUT REGARD TO ANY CONFLICT-OF-LAWS PROVISION THEREOF THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

         15.9 LIMITATION OF DAMAGES. WHETHER OR NOT OCCASIONED BY A DEFAULT OR OTHER BREACH OF THIS FRAC AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR SPECIAL DAMAGES, EXEMPLARY OR PUNITIVE DAMAGES, LOSS OF PROFITS, OR CONSEQUENTIAL DAMAGES.

                                   ARTICLE XVI
                               GENERAL PROVISIONS

         16.1 FURTHER ASSURANCES. At any time or from time to time at and after the Closing, each of the Parties shall, at the request of the other, execute and deliver or cause to be executed and delivered all the assignments, consents, documents and instruments, and take or cause to be taken all the other reasonable actions as may be necessary or desirable to more fully and effectively carry out the intents and purposes of this Agreement.

         16.2 NOTICES. All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be deemed to have been duly given if in writing and delivered personally or sent via first-class, postage prepaid, registered or certified mail (return receipt requested), or by overnight delivery service or facsimile transmission addressed as follows:

                  If to Seller:

                           Duke Energy Field Services, Inc.
                           370 - 17th Street, Suite 900
                           Denver, Colorado 80202
                           Telephone: (303) 595-3331
                           Facsimile: (303) 893-2613
                           Attn:  President

                  and copy to:

                           Duke Energy Field Services, Inc.
                           370 - 17th Street, Suite 900
                           Denver, Colorado 80202
                           Telephone: (303) 595-3331
                           Facsimile: (303) 893-8902
                           Attn: General Counsel

                  If to Buyer:

                           TEPPCO Colorado, LLC
                           2929 Allen Parkway, Suite 3200
                           Houston, Texas  77019
                           Attention:  President
                           Telephone:  (713) 759-3636
                           Facsimile:  (713) 759-3957
                  and copy to:

                           Texas Eastern Products Pipeline Company
                           2929 Allen Parkway, Suite 3200
                           Houston, Texas  77019
                           Attention:       General Counsel
                           Telephone:  (713) 759-3968
                           Facsimile:  (713) 759-3645


         Any Party may change the address to which the communications are to be directed to it by giving notice to the other in the manner provided in this
Section 16.2. Notice by mail shall be deemed to have been given and received on the third calendar day after posting. Notice by overnight delivery service, facsimile transmission or personal delivery shall be deemed given on the date of actual delivery.

         16.3 GOVERNING LAW. This Agreement and the performance of the transactions contemplated hereby shall be governed by and construed and enforced in accordance with the laws of the State of Colorado, without regard to any conflict-of-laws provision thereof that would otherwise require the application of the law of any other jurisdiction.

         16.4 ENTIRE AGREEMENT. This Agreement and the Exhibits hereto, together with the other agreements, conveyance documents and other transfer documents pursuant to which the Transferred Assets are to be transferred (the "Transfer Documents"), the other Purchase Agreements and all certificates, documents, instruments and writings that are delivered pursuant hereto and thereto sets forth the entire agreement and understanding of the Parties with respect of the transactions contemplated hereby and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof. No representation, promise, inducement or statement of intention with respect to the subject matter of this Agreement has been made by any Party that is not embodied in this Agreement and Exhibits hereto, the other Purchase Agreements, the Transfer Documents, the certificates, documents, instruments and writings that are delivered pursuant hereto and thereto, and none of the Parties shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth.

         16.5 ASSIGNMENT. Neither Party to this Agreement may sell, transfer, assign, pledge or hypothecate its rights, interests or obligations under this Agreement without the consent of the other Party.

         16.6 SUCCESSORS. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Parties hereto and their respective successors and permitted assigns.

         16.7 AMENDMENTS; WAIVER. This Agreement may be amended, superseded or canceled, and any of the terms hereof may be waived, only by a written instrument specifically stating that it amends, supersedes or cancels this Agreement or waives any of the terms herein, executed by all Parties or, in the case of a waiver, by the Party waiving compliance. The failure of any Party at any time to require performance of any provision herein shall in no manner affect the right at a later time to enforce the same. No waiver by any Party of any condition, or of any breach of any term, covenant, representation or warranty, shall be deemed or constitute a waiver of any other condition, or breach of any other term, covenant, representation or warranty, nor shall the waiver constitute a continuing waiver unless otherwise expressly provided.

         16.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         16.9 WAIVER. The waiver of any breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition.

         16.10 SEVERABILITY. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         16.11 NO THIRD PARTY BENEFICIARIES. Except to the extent a third party is expressly given rights herein, any agreement contained, expressed or implied in this Agreement shall be only for the benefit of the Parties hereto and their respective legal representatives, successors and assigns, and such agreements shall not inure to the benefit of the obligees of any indebtedness of any Party hereto, it being the intention of the Parties hereto that no person or entity shall be deemed a third party beneficiary of this Agreement, except to the extent a third party is expressly given rights herein.

         16.12 NEGOTIATED TRANSACTION. The provisions of this Agreement were negotiated by the Parties hereto, and this Agreement shall be deemed to have been drafted by all of the Parties hereto.

         IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first set forth above.


                                     SELLER:

                                     DUKE ENERGY FIELD SERVICES, INC.




                                     By: /s/ DAVID G. THOMPSON
                                        --------------------------------------
                                     Name:   David G. Thompson
                                          ------------------------------------
                                     Title:  Senior Vice President
                                           -----------------------------------





                                     BUYER:

                                     TEPPCO COLORADO, LLC.



                                     By: /s/ CHARLES H. LEONARD
                                        --------------------------------------
                                     Name:   Charles H. Leonard
                                          ------------------------------------
                                     Title:  Manager
                                           -----------------------------------

                               Disclosure Letter

                                       to

                            Asset Purchase Agreement

                                    between

                        Duke Energy Field Services, Inc.

                                      and

                              TEPPCO Colorado, LLC

                                 March 31, 1998

                                 Section 5.3(a)
                 To the Disclosure Letter dated March 31, 1998

         1.      Hart-Scott-Rodino Antitrust Improvement Act of 1976.

                                 Section 5.3(b)
                 To the Disclosure Letter dated March 31, 1998

         To be completed prior to Closing Date.

                                 Section 5.4(c)
                 To the Disclosure Letter dated March 31, 1998

                This Section 5.4(c) is Intentionally left blank.

                                 Section 5.5(a)
                 To the Disclosure Letter dated March 31, 1998

         1.      Spindle Lease Agreement.

         2. Award of Arbitration between Nordic Petroleums, Inc. (Claimant) and Natural Gas Associates, Inc, dated July 18, 1986.

                                 SECTION 5.5(b)
                 To the Disclosure Letter dated March 31, 1998

WELD SYSTEM

     GPA.001.K           Acelte Oil
     GPA.002.K           Snyder Oil Company (was JRC)
     GPA.003.K           Buck Ltd.
     GPA.005.K           Sovereign Oil Co.
     GPA.006.K           Cody/Nordell
     GPA.007.K           Golden Buckeye (Combined w/GPA.001.L)
     GPA.008.KP          MGF Oil (A1)
     GPA.010.KP          Kauffman & Weinberger
     GPA.013.KP          Rocky Mountain Production Co.
     GPA.016.K           Great Western Oil Co., Inc.
     GPA.017.K           Energy Minerals Corp.
     GPA.028.K           CDM Oil & Gas
     GPA.029.KP          Centennial Petroleum, Inc.
     GPA.029.KP          Decalta International Corp.
     GPA.032.K           Machil-Ross Petroleum
     GPA.034.KPT         Noarko Resources, Inc.
     GPA.035             Shepler & Thomas, Inc.
     GPA.038.K           Discovery Oil, Ltd.
     GPA.039.K           Blue Chip Oil, Inc.
     GPA.042.K           H&C Colton Company
     GPA.043.K           H&C Colton Company
     GPA.044.K           Colton & Colton
     GPA.045.KP          Morgan Energy Corp.
     GRA.045.KP          Sunshine Valley Petroleum
     GPA.049.KPT         Rex Monahan
     GPA.057.K           Basin Exploration, Inc.
     GPA.062.K           Martinex Corporation
     GPA.064.K           Weeks Energy Minerals Corp.
     GPA.066.K           Martinex Corporation
     GPA.068.K           Morgan Energy
     GPA.069.K           Eddy Oil Company
     GPA.070.K           Universal Oil & Gas
     GPA.071.K           Snyder Oil Company (was JRC)
     GPA.072.K           Amoco Production Company
     GPA.073.KP          HELMMCO, Private & Gary-Williams
     GPA.076.K           Snyder Oil Company (was Energy Oil, Inc.)
     GPA.078.K           Richardson Oil
     GPA.079.K           Basin Exploration
     GPA.081.K           Richardson Oil
     GPA.083.K           Clark Energy Corporation
     GPA.094.K           Sunshine Valley Petroleum
     GPA.095.K           Conquest Oil Company
     GPA.096.K           Mizel Petro Resources
     GPA.099.K           Lyco Energy
     GPA.101.K           Universal Oil & Gas, Inc.
     GPA.102.KP          Kauffman & Weinberger
     GPA.103.K           Rock Oil Corporation
     GPA.105.K           Universal Oil & Gas
     GPA.106.K           Sunshine Valley Petroleum
     GPA.107.KP          Shenandoah Production Co.
     GPA.108.K           Bataa Oil, Inc.
     GPA.110.K           Blue Chip Oil, Inc.

     GPA.111.KP          Basin Exploration, Inc.
     GPA.113.K           Morgan Energy Corp.
     GPA.114.K           Decalta International
     GPA.117.K           Bataa Oil, Inc.
     GPA.119.K           Barrett Energy Co.
     GPA.120.K           Mission Oil Corporation (replaces GPA.030.K)
     GPA.121.K           Gerrity Drilling
     GPA.123.K           Golden Buckeye (Combined with GPA.001.L)
     GPA.124.K           Amoco Production Co.
                         (Residue Gas Trans/Purchase)
     GPA.125.K           Kersey Limited Pshp.
     GPA.127.K           Eddy Oil Company
     GPA.128.K           Lyco Energy
     GPA.130.K           Barrett Energy Co.
     GPA.132.K           Lyco Acquisition 1984-1
     GPA.135.K           Eddy Oil Company
     GPA.137.K           Energy Search & Mgmt.
     GPA.138.K           The Gerrity Company, Inc.
     GPA.139.K           Eagle Oil & Gas
     GPA.141.K           Richardson Oil Company
     GPA.142.KP          Barrett Energy Company
     GPA.143.KP          The Quinoco Companies
     GPA.144.K           Basin Exploration, Inc.
     GPA.145.K           Elk Exploration
     GPA.146.K           Bataa, Inc.
     GPA.149.K           Conquest Oil Company
     GPA.154.K           Bellwether Expl. Co.
     GPA.156.K           Eagle Oil & Gas, Inc.
     GPA.157.K           Cimmarron Oil Inc.
     GPA.158.K           Misahar Investments, Inc.
     GPA.160.K           High Country Resources
     GPA.161.KP          Nielson Enterprises, Inc.
     GPA.162.KP          Boomer-Sooner Field
     GPA.163.K           Brown Investment Company
     GPA.164.K           Morgan Richardson Oper.
     GPA.165.K           Intermountain Oil Co.
     GPA.168.K           Berthoud Gas Company
     GPA.167.K           Bataa Oil, Inc.
     GPA.168.K           B.E.A. Johnson, Inc.
     GPA.169.K           Diamond A Corporation
     GPA.170.K           Basic Earth Science Systems
     GPA.175.K           Pacific Midland Prod.
     GPA.176.K           Parker & Parsley
     GPA.178.K           The Robert W. Gerrity Co.
     GPA.179.K           Francis Energy, Inc.
     GPA.180.K           Bataa Oil, Inc.
     GPA.183.K           Colorado Plains Mgmt. & Invest.
     GPA.185.K           Mandell-Denver Corporation
     GPA.186.K           Mazuma Turnkey Contractors, Inc.
     GPA.187.K           Mazuma Turnkey Contractors, Inc.
     GPA.188.K           Francis Energy, Inc.
     GPA.189.K           Francis Energy, Inc.
     GPA.193.K           Acelte Energy Corporation
     GPA.195.K           Macey & Mershon Oil Inc.
     GPA.197.K           Freedom Energy, Inc.
     GPA.198.KP          Omimex Petroleum, Inc. (Renegade)
     GPA.202.K           Industrial Gas Associates, Inc.
     GPA.210.K           K.P. Kauffman Company, Inc.

     GPA.211.K           Western Gas Supply Company
     GPA.212.K           Elk Exploration, Inc.
     GPA.213.KP          Geo-Tech Production, Inc.
     GPA.214.KP          Omimex Petroleum, Inc.
     GPA.216.K           Fountainhead Resources, Ltd.
     GPA.217.K           Lyco Energy Corporation
     GPA.223.K           Go Pumping and Consulting, Inc.
     GPA.224.K           Kloxin Energy, Inc.
     GPA.227.K           The Robert Gerrity Company
     GPA.228.K           The Robert Gerrity Company
     GPA.229.K           Mendell-Denver Corporation
     GPA.230.K           K.P. Kaufman Company, Inc.
     GPA.231.K           K.P. Kaufman Company, Inc.
     GPA.232.K           Basin Exploration, Inc. (Nielson acreage)
     GPA.233.K           Basin Exploration, Inc. (Byron "J" Sand acreage)
     GPA.235.K           The Gerrity Oil and Gas Corp.
     GPA.236.K           Bataa Oil, Inc.
     GPA.238.K           Greeley Gas Company
     GPA.239.K           Francis Energy, Inc. (Lesser/Spomer Wells)
     GPA.240.K           Francis Energy, Inc. (Plumb No. 1 Well)
     GPA.241.K           Farmoil, Inc.
     GPA.242.K           Unioil, Inc.
     GPA.243.K           Martin Exploration Mgmt. Corp.
     GPA.244.K           Mendell-Denver Corporation
     GPA.246.K           Western Production Company
     GPA.247.K           Timka Resources, Ltd.
     GPA.248.K           Diamondback Oil Corporation
     GPA.249.K           Blue Chip Oil, Inc.
     GPA.250.K           Francis Energy, Inc.
     GPA.251.K           Snyder Oil Company
     GPA.253.K           Snyder Operating Partnership
                         (Natural Gas Exchange Agr.)
     GPA.255.K           Elk Exploration, Inc.
     GPA.257.K           Morning Fresh Farms, Inc.
     GPA.258.K           Western Production Company
     GPA.260.K           Valley Operating, Inc.
     GPA.264.K           Gerrity Oil & Gas Corporation
     GPA.269.K           Richardson Operating Company
     GPA.267.K           K.P. Kauffman Company, Ltd.
     GPA.268.K           Habersham Energy Company
     GPA.269.K           Oaks Resources Management, Inc.
     GPA.270.K           Sandlin Oil Corporation
     GPA.271.K           Martin Exploration Mgmt. Corp.
     GPA.272.K           North American Resources
     GPA.273.K           Credo Petroleum Corporation
     GPA.274.K           EFTS II, Inc.
     GPA.275.K           CFG Energy, Inc.
     GPA.276.K           Vessels
     GPA.277.K           Parker & Parsley Petroleum Co.
     GPA.278.K           Cache Exploration
     GPA.279.K           Basin Exploration, Inc.
     GPA.280.K           Mendell Petroleum Corporation
     GPA.281.K           Mineral Resources, Inc.
     GPA.283.K           Basin Exploration, Inc.
     GPA.284.K           Barrett Resources Corporation
     GPA.285.K           Byron Oil Industries, Inc.
     GPA.286.K           Markus Production, Inc.
     GPA.287.K           Phil Shepardson
     GPA.288.K           Freedom Energy, Inc.

     GPA.289.K           Basin Exploration, Inc.
     GPA.290.K           Stephen B. Evans & Co., Alarado Resources Limited and
                         Alarado Resources Corp.
     GPA.291.K           Snyder Oil Corporation
     GPA.292.K           Gusoil-1981, Gusoil-1982 &
                         K.P. Kaufman Company, Inc.
     GPA.293.K           Heflin Energy Corporation
     GPA.294.K           Suzanne D. Bucy
     GPA.295.K           HS Resources, Inc.
     GPA.296.K           Blue Chip Oil, Inc.
     GPA.297.K           Kaiser-Francis Oil Company
     GPA.298.K           Lyco Energy Corporation
     GPA.299.K           Prima Energy
     GPA.300.K           Bataa Oil, Inc.
     GPA.301.K           Unioil, Inc.
     GPA.303.K           Basin Exploration
     GPA.304.K           Bataa Oil, Inc.
     GPA.305.K           Patina Oil & Gas Corporation (formerly Gerrity)
     GPA.306.K           Patina Oil & Gas Corporation (formerly Gerrity)
     GPA.307.K           Prima Oil & Gas Company
     GPA.308.K           Matrix Energy, L.L.C.
     GPA.309.K           CDM Oil & Gas
     GPA.003.E           WEDCO Resources Corp.
     GPA.005.E           Sentry Oil Corp.
     GPA.006.E           CWI Oil and Gas
     GPA.007.E           Trailblazer Oil and Gas (FILES I, II, III)
     GPA.010.E           Hershey Oil
     GPA.011.E           Emerald Corporation (f/k/a Petromax)
     GPA.013.E           PRC Oil and Gas Company
     GPA.014.E           Catamount Exploration, Inc. (Replaced GPA.069.E)
     GPA.015.E           Hershey Oil Corporation
     GPA.017.E           Decalta International Corp.
     GPA.020.E           Frizzell Oil Company
     GPA.021.E           R.A. Resource, Inc.
     GPA.023.E           SHF Partnership
     GPA.024.E           Bellwether Exploration Co.
     GPA.025.E           HI-TEC Energy, Inc.
     GPA.026.E           Frontier Oil & Gas
     GPA.027.E           Snyder Oil Company
     GPA.028.E           R.A. Resources, Inc.
     GPA.029.E           Frizzell Oil Company
     GPA.030.E           Vantage Oil, Inc.
     GPA.032.E           R.A. Resources, Inc.
     GPA.034.E           Vantage Oil, Inc.
     GPA.035.E           Snyder Oil Company
     GPA.037.E           Sunset Hill Oil Co., Inc.
     GPA.038.E           Energex, Inc.
     GPA.039.E           Gusher Oil & Gas Co., Inc.
     GPA.040.E           Maze Expl./Golden Buckeye (Combined w/GPA.001.L)
     GPA.041.E           Barrett Energy Resources
     GPA.043.E           Aztec Resources Corp.
     GPA.044.E           Morgan Energy Corp.
     GPA.045.E           Cache Exploration
     GPA.046.E           Conquest Oil
     GPA.047.E           Sunshine Valley Petroleum
     GPA.049.E           Blue Chip Oil Co.
     GPA.052.E           Conquest Oil Co.
     GPA.053.E           Sunshine Valley Petroleum Corporation
     GPA.054.E           Lone Star Oil Company

     GPA.055.E           Sunshine Valley Corp.
     GPA.059.E           Bellwether Exploration
     GPA.063.E           Cowan Oil Company
     GPA.064.E           Grady Oil Company
     GPA.065.E           Jenex Petroleum Corp. (First City Wells)
     GPA.067.E           Blue Chip Oil, Inc.
     GPA.068.E           Jenex Petroleum Corporation (Metro Wells)
     GPA.069.E           Nautilus Equipment, Inc. (Replaces GPA.014.E)
     GPA.071.E           Energy Minerals Corporation
     GPA.072.E           Elwood Oil Company
     GPA.073.E           Lysander Resources
     GPA.074.E           Blue Chip Oil, Inc.
     GPA.076.E           Pantera Energy Corporation
     GPA.078.E           Blue Chip Oil, Inc.
     GPA.080.E           Brooks Exploration Inc.
     GPA.081.E           Brooks Exploration Inc.
     GPA.082.E           Kauffman & Weinberger, Inc.
     GPA.083.E           H&R Well Service
     GPA.084.E           Mendell-Denver Corporation
     GPA.085.E           Francis Energy, Inc.
     GPA.086.E           Rico Resources
     GPA.001.BT          Meco Operating Corporation
     GPA.002.BT          Reider Oil Corporation
     GPA.003.BT          Discovery Oil, Ltd.
     GPA.004.BT          Shepler & Thomas
     GPA.005.BT          Monfort of Colorado
     GPA.006.BT          Sovereign Oil Company
     GPA.008.BT          Jenex Petroleum Corporation (was Petromax)
     GPA.009.BT          Morning Fresh Farm
     GPA.010.BT          Duke L. Phillips, Indiv.
     GPA.011.BT          Elmer E. & Roy Lundvall
     GPA.012.BT          Rex Monahan, Individual
     GPA.014.BT          Power Energy Resources
     GPA.015.BT          Valley View Exploration
     GPA.016.BT          Belwether Exploration Co.
     GPA.019.BT          Martin Exploration Mgmt.
     GPA.020.BT          R.A. Resources
     GPA.024.BT          Morgan Energy Corporation
     GPA.027.BT          Sunshine Valley Petroleum
     GPA.028.BT          Morgan Energy Corporation
     GPA.029.BT          Richardson Oil Company
     GPA.030.BT          Lundvall and Associates
     GPA.032.BT          Bataa Oil, Inc.
     GPA.033.BT          Martinex Corporation
     GPA.034.BT          Morgan Energy Corp.
     GPA.035.BT          Basin Exploration
     GPA.036.BT          Gerrity Drilling
     GPA.037.BT          L.M.S. American Holdings
     GPA.038.BT          BP-34 Limited
     GPA.043.BT          The Gerrity Company, Inc.
     GPA.044.BT          Mayers & Company (replaced GPA.018.BT)
     GPA.046.BT          Lundvall and Associates
     GPA.047.BT          R.A. Resources, Inc.
     GPA.048.BT          Oxford Ltd. Partnership
     GPA.049.BT          Colo. Energy Resources
     GPA.051.BT          HS Resources, Inc. (Successor to Elk Exploration)
     GPA.053.BT          Conquest Oil Company
     GPA.054.BT          Cannon Resources, Inc.
     GPA.058.BT          New London Oil

     GPA.059.BT          Cache Exploration, Inc.
     GPA.060.BT          New London Oil, Inc.
     GPA.061.BT          New London Oil, Inc.
     GPA.062.BT          Eddy Oil Company
     GPA.063.BT          Lundvall and Associates
     GPA.001.EV          Elk Exploration, Inc. FILE I & II  (Wal-Mart)
     GPA.004.EV          Eddy Oil Company
     GPA.005.EV          Unioil
                         (Unioil Agreements dtd 11/24/84, combined)
     GPA.006.EV          R.A. Resources, Inc.
     GPA.007.EV          Barrett Energy Company
     GPA.001.L           Prima Oil & Gas Company
     GPA.002.L           Cache Resources/Cache Exp.
     GPA.003.L           Bellwether Exploration
     GPA.004.L           Sovereign Oil Company
     GPA.005.L           Clark Energy Corporation
     GPA.006.L           R.A. Resources, Inc.
     GPA.007.L           Coors Energy Company
     GPA.008.L           Unioil
     GPA.009.L           Andrau Enterprises, Inc.
     GPA.010.L           Greeley Gas Company
     GPA.011.L           Sentry Oil Corporation
     GPA.012.L           Petro Noel, Inc.
     GPA.013.L           Eddy Oil
     GPA.014.L           Elwood Oil Company
     GPA.015.L           Vantage Oil, Inc.
     GPA.016.L           Calvin Petroleum Corp.
     GPA.017.L           Wichita Industries, Inc.
     GPA.018.L           Andrau Enterprises, Inc.
     GPA.019.L           Calvin Petroleum Corp.
     GPA.020.L           Conquest Oil, Inc.
     GPA.021.L           Basin Exploration, Inc.
     GPA.022.L           Jason Exploration, Inc.
     GPA.024.L           Pantera
     GPA.025.L           Sunshine Valley
     GPA.026.L           North Colorado Medical Center
     GPA.027.L           University of Northern Colorado
     GPA.028.L           Reider Oil
     GPA.029.L           Lyco Energy
     GPA.030.L           Snyder Oil Company (f/k/a Energy Oil)
     GPA.031.L           Four Star Exploration
     GPA.032.L           Mountain Industrial Gas
     GPA.033.L           Ideal Basic Industries
     GPA.034.L           H&C Colton
     GPA.035.L           Thompson Valley Gas, Inc.
     GPA.036.L           Cannon Resources, Inc.
     GPA.037.L           Bristol Production, Inc.
     GPA.038.L           Energy Minerals Corp.
     GPA.039.L           Jenex Petroleum Corp.
     GPA.040.L           Silverado Oil, Inc.
     GPA.041.L           Eddy Oil Company
     GPA.041.L           Parker & Parsley
     GPA.043.L           Cannon Resources, Inc.
     GPA.044.L           Eagle Oil & Gas, Inc.
     GPA.045.L           New London Oil
     GPA.049.L           Elwood Oil Company
     GPA.050.L           Cache Exploration
     GPA.051.L           Cowan Oil Company
     GPA.053.L           Simmons Energy Company

     GPA.056.L           Jenex Petroleum Corporation
     GPA.057.L           Silverado Oil, Inc.
     GPA.058.L           Coors Energy Company
     GPA.059.L           Cache Exploration, Inc.
     GPA.060.L           Prima Exploration
     GPA.003BGC          Morgan Energy Corporation
     GPA.013.BGC         Howard Buehler
     GPA.015.BGC         Sovereign Oil Company
     GPA.016.BGC    DJ Energy, Inc.
     GPA.002.FR     San Juan Consortium
     GPA.001.PAN    Energy Minerals Corporation
     GPA.002.PAN    Petroleum Energy Corporation
     GPA.003.PAN    Aexco Petroleum, Inc.
     GPA.004.PAN    Shepler & Thomas
     GPA.005.PAN    Davis Oil Company
     GPA.006.PAN    Polfam Exploration Company
     GPA.007.PAN    Schmid Properties
     GPA.008.PAN    Bellwether Exploration Company
     GPA.009.PAN    Jubilee Pipeline
     GPA.010.PAN    D&S Oilfield
     GPA.012.PAN    Colorado Interstate Gas Company
     GPA.013.PAN    Energy Minerals
     GPA.014.PAN    Agland, Incorporated
     GPA.015.PAN    Vessels Oil and Gas Company
     GPA.016.PAN    Industrial Gas Services, Inc.
     GPA.017.PAN    Industrial Gas Services, Inc.
     GPA.018.PAN    Sentry Oil Corporation
     GPA.019.PAN    Pipeline Corporation of Colorado
     GPA.020.PAN    Sun Exploration and Production Co.
     GPA.021.PAN    Classic Petroleum Corp.
     GPA.022.PAN    Energy Minerals Corporation
     GPA.023.PAN    Lynx Exploration Company
     GPA.024.PAN    Regal Petroleum, Ltd.
     GPA.025.PAN    Regal Petroleum, Ltd.
     GPA.026.PAN    Petroleum Energy Corporation
     GPA.027.PAN    Sunset Hill Oil Co.
     GPA.028.PAN    Colorado Gathering and Processing
     GPA.029.PAN    Diversified Operating Corporation
     GPA.030.PAN    Cache Exploration, Inc.
     GPA.031.PAN    Lysander Resources, Inc.
     GPA.032.PAN    Diversified Operating Corporation
     GPA.033.PAN    Jenex Petroleum Corp.
     GPA.034.PAN    Pan Western 1986 Drilling Program
     GPA.035.PAN    Alfred Ward & Son
     GPA.037.PAN    Eagle Energy, Inc.
     GPA.037.PAN    Merrion Oil & Gas Corporation
     GPA.038.PAN    Bristol Production, Inc.
     GPA.039.PAN    Red Wave, Ltd.
     GPA.040.PAN    American Penn Energy, Inc.
     GPA.041.PAN    MGF Oil Corporation
     GPA.043.PAN    Fina Oil & Chemical Company
     GPA.044.PAN    Energy Minerals/Merrion Oil
     GPA.045.PAN    Benton Petroleum Company
     GPA.046.PAN    Weldmor Limited Partnership
     GPA.047.PAN    Energy Minerals Corporation
     GPA.048.PAN    Walsh Production, Inc.
     GPA.049.PAN    Aexco Petroleum, Inc.
     GPA.050.PAN    Damson Gas Processing Corp.
     GPA.053.PAN    Pan Western Energy

     GPA.057.PAN    Randy Hrvek, Individual
     GPA.064.PAN    Fina Oil and Chemical Company
     GPA.065.PAN    Walsh Production, Inc.
     GPA.067.PAN    Walsh Production, Inc.
     GPA.069.PAN    Walsh Production, Inc.
     GPA.071.PAN    Lomita Operating
     GPA.072.PAN    Cache Exploration, Inc.
     GPA.074.PAN    Lomita Operating Company
     GPA.075.PAN    Fina Oil and Chemical Company
     GPA.076.PAN    Arllan, Inc.
     GPA.078.PAN    Walsh Production, Inc.
     GPA.079.PAN    DeClar Oil & Gas, Inc.
     GPA.080.PAN    Lander Petroleum Co.
     GPA.081.PAN    Everett Frerichs Oil Properties
     GPA.082.PAN    H&R Well Services, Inc.
     GPA.083.PAN    Jenex Petroleum
     GPA.084.PAN    Petcon Associates Ltd.
     GPA.085.PAN    Diversified Operating Corporation
     GPA.086.PAN    Petcon Associates Ltd.
     GPA.087.PAN    OM Shree Investment Group
     GPA.088.PAN    Jerry Pettyjohn d/b/a Rocket Petroleum
     GPA.089.PAN    Tindal Operating Company
     GPA.090.PAN    Rex Monahan
     GPA.091.PAN    Diversified Operating Corporation

SPINDLE SYSTEM
     GPA.001.S      Basin Operating Company
     GPA.002.S      Colorado Interstate Gas Company
     GPA.002.S      Colorado Interstate Gas Company
     GPA.004.S      North American Resources Company
     GPA.005.S      Martin Oil Services, Inc. (CIG No. 681)
     GPA.006.S      Martin Oil Services, Inc. (CIG No. 679)
     GPA.007.S      Machil-Ross Petroleum Company (CIG No. 1047)
     GPA.008.S      Energy Minerals Corporation (CIG No. 408)
     GPA.009.S      Kenneth A. Ross, Jr. (CIG No. 402)
     GPA.010.S      Energy Minerals Corporation (CIG No. 1079)
     GPA.011.S      Ray O. Brownlle (CIG No. 539)
     GPA.012.S      Energy Minerals Corporation (CIG No. 1078)
     GPA.013.S      Snyder Oil Corporation (Amoco/Calvin)
     GPA.014.S      Vessels Oil & Gas Company
                    (Natural Gas Exchange Agreement)
     GPA.015.S      North American Resources Company
     GPA.016.S      Oaks Resources Management, Inc.
     GPA.017.S      Meyer Oil Company
     GPA.018.S      Energy Minerals Corporation
     GPA.020.S      Basin Exploration
     GPA.022.S      Amoco Production Company
     GPA.024.S      Martin Exploration Management Co.
     GPA.025.S      Heflin Energy Corporation
     GPA.026.S      Crystal Oil Co.
     GPA.027.S      K.P. Kaufman Company, Inc. (duplicate file B.8.15.5)
     GPA.028.S      Top Operating Company
     GPA.029.S      Machil-Ross Petroleum Company

ROGGEN SYSTEM

     GPA.001.R      Snyder Oil Corporation
     GPA.002.R      Basin Exploration, Inc.
     GPA.003.R      Bataa Oil

     GPA.004.R           Bataa Oil
     GPA.005.R           Churchill Energy, Inc.
     GPA.006.R           Freedom Energy, Inc.
     GPA.007.R           Gerrity Oil & Gas Corporation
     GPA.008.R           Homestead Oil, Inc. (Prima)
     GPA.009.R           HS Resources
     GPA.010.R           HS Resources
     GPA.011.R           Parker and Parsley Devel/Costilla
     GPA.012.R           Prima Oil & Gas Company
     GPA.013.R           Prima Oil & Gas Company
     GPA.014.R           Prima Oil & Gas Company
     GPA.015.R           Churchill Energy, Inc.
     GPA.001.RP     Argonex Company
     GPA.002.RP     Arlian Inc.
     GPA.003.RP     Arlian Inc.
     GPA.004.RP     Bolling Oil Properties Inc.
     GPA.005.RP     Bolling Oil Properties Inc.
     GPA.006.RP     Cascade Oil & Gas, Inc.
     GPA.007.RP     Cascade Oil & Gas, Inc.
     GPA.008.RP     Diversified Operating
     GPA.009.RP     Diversified Operating
     GPA.010.RP     Geotech Productions Inc.
     GPA.011.RP     Geotech Productions Inc.
     GPA.012.RP     H & R Well Service
     GPA.013.RP     H & R Well Service (Robin)
     GPA.014.RP     Habersham Energy
     GPA.015.RP     HS Resources
     GPA.016.RP     HS Resources
     GPA.017.RP     HS Resources
     GPA.018.RP     Jerry Pettyjohn
     GPA.019.RP     KP Kaufman
     GPA.020.RP     Kaiser Francis Oil Company/Welp King
     GPA.021.RP     Kaiser Francis Oil Company
     GPA.022.RP     Kaiser Francis Oil Company
     GPA.023.RP     Larry Brandly
     GPA.024.RP     Omimex Petroleum
     GPA.025.RP     Overland Resources
     GPA.026.RP     P & M Petroleum Management
     GPA.027.RP     Pozo Resources
     GPA.028.RP     Prospect Oil, Inc.
     GPA.029.RP     Prospect Oil, Inc.
     GPA.030.RP     RC Qualls
     GPA.031.RP     Resource Technology/Rochester
     GPA.032.RP     Smith Energy Corp.
     GPA.033.RP     Smith Energy Corp.
     GPA.034.RP     Smith Energy Corp.
     GPA.035.RP     Smith Oil Properties/H & R (Robin)
     GPA.036.RP     Smith Oil Properties
     GPA.037.RP     Smith Oil Properties
     GPA.038.RP     Southmark Acquisitions/P & P
     GPA.039.RP     T.P. Operating, Inc.
     GPA.040.RP     Thorofare Resources, Inc.
     GPA.041.RP     Thorofare Resources, Inc.
     GPA.042.RP     Thorofare Resources, Inc.
     GPA.043.RP     Union Pacific Resources Co.
     GPA.044.RP     DJ Production Services, Inc.
     GPA.045.RP     Diversified Operating Corporation
     GPA.046.RP     R.C. Qualls Operating
     GPA.047.RP     T.P. Operating, Inc.

     GPA.048.RP     Diversified Operating Corporation
     GPA.049.RP     Thorofare Resources, Inc.
     GPA.050.RP     Arlian, Inc.
     GPA.051.RP     Arlian, Inc.
     GPA.052.RP     Omimex International Corp.
     GPA.053.RP     P&M Petroleum Management
     GPA.054.RP     Smith Oil Properties, Inc.
     GPA.055.RP     Smith Oil Properties, Inc.
     GPA.056.RP     Smith Energy Corporation

     GPA.057.RP     Cascade Oil & Gas, Inc.
     GPA.058.RP     Larry Brandly
     GPA.059.RP     G & R Oil Properties, Inc. (Smtih Energy Corp.)
     GPA.060.RP     Overland Resources, Ltd.
     GPA.061.RP     Sovereign Energy L.L.C.
     GPA.062.RP     Kaiser-Francis Oil Company
     GPA.063.RP     K.P. Kauffamn Company, Inc.
     GPA.064.RP     Blue Creek, Inc.
     GPA.065.RP     Argonex Company
     GPA.001RW      Frank H. Walsh
     GPA.002RW      Roggen/Redwave Ltd
     GPA.001.RPD         Geotech Productions, Inc.
     GPA.002.RPD         Termo Co.
     GPA.001.REG         Freedom Energy, Inc.
     GPA.002.REG         Gerrity Oil & Gas Company
     GPA.003.REG         Windsor Gas Processing

                                 Section 5.5(d)

                 To the Disclosure Letter dated March 31, 1998




          This Section 5.5(d) is intentionally left blank.

                                  Section 5.6

                 To the Disclosure Letter dated March 31, 1998



          See attached.

DUKE ENERGY FIELD SERVICES
Weld County Frac / Teppco

                                       Gallons thru
                                       Weld/Spindle
                                          Fracs
                                          -----
1993:
          31    1/93                     10,280,494
          28    2/93                      9,810,378
          31    3/93                     11,903,376
          30    4/93                     11,400,414
          31    5/93                     10,241,436
          30    6/93                     11,278,513
          31    7/93                     11,331,309
          31    8/93     Spindle Frac    11,952,113
          30    9/93                     12,955,751
          31   10/93                     13,335,863
          30   11/93                     12,159,365
          31   12/93                     12,841,199
                                        -----------
         365                            139,490,053


1994:
          31    1/94                     12,729,734
          28    2/94                     11,462,719
          31    3/94                     13,482,514
          30    4/94                     13,031,809
          31    5/94                     13,511,928
          30    6/94                     12,767,841
          31    7/94                     13,246,825
          31    8/94                     13,182,141
          30    9/94                     12,311,183
          31   10/94                     13,144,135
          30   11/94                     13,273,861
          31   12/94                     13,173,023
                                        -----------
         365                            155,317,713


1995:
          31    1/95                     12,460,977
          28    2/95                     11,162,928
          31    3/95                     12,694,270
          30    4/95                     12,593,754
          31    5/95                     12,866,513
          30    6/95                     11,437,069
          31    7/95                     11,632,921
          31    8/95                     11,765,828
          30    9/95                     11,075,157
          31   10/95     Roggen Purch    11,668,519
          30   11/95                     11,946,479
          31   12/95                     12,317,301
                                        -----------
         365                            143,621,716

                                       Gallons thru
                                       Weld/Spindle
                                          Fracs
                                          -----
1996:
          31    1/96                     11,280,575
          28    2/96                     10,512,118
          31    3/96                     11,165,131
          30    4/96                     10,326,611
          31    5/96                     11,274,169
          30    6/96                     10,966,910
          31    7/96                     11,240,743
          31    8/96                     11,200,899
          30    9/96                     11,036,549
          31   10/96                     11,431,839
          30   11/96                     10,738,358
          31   12/96                     11,170,282
                                        -----------
         365                            132,344,184


1997:
          31    1/97                     10,691,615
          28    2/97                     10,689,315
          31    3/97                     11,969,680
          30    4/97                     11,203,803
          31    5/97                     11,616,822
          30    6/97                     11,502,882
          31    7/97                     12,253,532
          31    8/97                     13,401,847
          30    9/97                     12,539,071
          31   10/97                     12,918,550
          30   11/97                     12,380,471
          31   12/97                     13,524,823
                                        -----------
         365                            144,692,411

                                  Section 5.7

                 To the Disclosure Letter dated March 31, 1998



     This Section 5.7 is intentionally left blank.

                                 Section 5.8(b)

                 To the Disclosure Letter dated March 31, 1998



#1   OSHA Stipulation dated March 1998.

#2 Pending Claim of the OCAW before the NLRB claiming unfair labor practices in connection with information requests.

                                  Section 5.10

                 To the Disclosure Letter dated March 31, 1998



     This Section 5.10 is intentionally left blank.

                                  Section 5.11

                 To the Disclosure Letter dated March 31, 1998



     This Section 5.11 is intentionally left blank.

                                                                       EXHIBIT A
================================================================================


                             FRACTIONATION AGREEMENT


                                     BETWEEN



                        DUKE ENERGY FIELD SERVICES, INC.,


                                       AND


                              TEPPCO COLORADO, LLC





                                 MARCH 31, 1998


================================================================================

                                TABLE OF CONTENTS


ARTICLE I             DEFINITIONS...............................................................................  1
         1.1          Certain Defined Terms.....................................................................  1
                      A.      "Adjustment Period" ..............................................................  1
                      B.      "Affiliate" ......................................................................  1
                      C.      "Asset Purchase Agreement" .......................................................  2
                      D.      "Claims" .........................................................................  2
                      E.      "Compensable Amendment" ..........................................................  2
                      F.      "Components" .....................................................................  2
                      G.      "Day" ............................................................................  2
                      H.      "Dedicated Assets" ...............................................................  2
                      I.      "Dedicated Gas" ..................................................................  2
                      J.      "Dedicated Gathering Pipelines" ..................................................  3
                      K.      "Dedicated Lands" ................................................................  3
                      L.      "Dedicated Plants" ...............................................................  3
                      M.      "Dedicated Producer Contracts" ...................................................  3
                      N.      "Delivery Points" ................................................................  3
                      O.      "Disputed Claims" ................................................................  3
                      P.      "Duke Energy Indemnified Parties" ................................................  3
                      Q.      "Force Majeure" ..................................................................  3
                      R.      "Fractionation Fee" ..............................................................  3
                      S.      "Fractionators" ..................................................................  3
                      T.      "Gallon" .........................................................................  3
                      U.      "Governmental Authority" .........................................................  4
                      V.      "Greeley Fractionator" ...........................................................  4
                      W.      "Greeley Plant" ..................................................................  4
                      X.      "Initial Period" .................................................................  4
                      Y.      "Lease" ..........................................................................  4
                      Z.      "Liquidated Damages Formula" .....................................................  4
                      AA.     "Lost Specification Products" ....................................................  4
                      BB.     "O&M Agreement" ..................................................................  4
                      CC.     "O&M Fee" ........................................................................  4
                      DD.     "Person" .........................................................................  4
                      EE.     "Project Agreements" .............................................................  4
                      FF.     "Raw Product" ....................................................................  5
                      GG.     "Receipt Points" .................................................................  5
                      HH.     "Sale" ...........................................................................  5
                      II.     "Sale Notice" ....................................................................  5
                      JJ.     "Specification Products" .........................................................  5
                      KK.     "Spindle Fractionator" ...........................................................  5
                      LL.     "Spindle Plant" ..................................................................  5
                      MM.     "Sublease" .......................................................................  5


                      NN.     "TEPPCO Indemnified Parties" .....................................................  5
                      OO.     "Year" ...........................................................................  5
         1.2          References................................................................................  5
         1.3          Headings..................................................................................  6

ARTICLE II            TERM AND TERMINATION......................................................................  6
         2.1          Term......................................................................................  6
         2.2          Termination by TEPPCO.....................................................................  6
         2.3          Termination by Duke Energy................................................................  7
         2.4          Payment of Liquidated Damages.............................................................  7

ARTICLE III           DUKE ENERGY'S RIGHTS AND OBLIGATIONS......................................................  7
         3.1          Commitment to Process Dedicated Gas and Deliver Raw
                      Product...................................................................................  7
         3.2          Exclusions................................................................................  8
         3.3          Delivery of Raw Product...................................................................  8
         3.4          No Reduction of Raw Product Volume........................................................  8
         3.5          Obligation to Obtain Right to Fractionate.................................................  9
         3.6          Sale or Conveyance of Dedicated Assets by Duke Energy.....................................  9

ARTICLE IV            TEPPCO'S RIGHTS AND OBLIGATIONS........................................................... 11
         4.1          Commitment to Fractionate................................................................. 11
         4.2          Delivery of Specification Products........................................................ 11
         4.3          Installation of Equipment, Improvements and Modifications................................. 11

ARTICLE V             TITLE; RISK OF LOSS....................................................................... 12

ARTICLE VI            MEASUREMENT, QUALITY AND DELIVERY PRESSURE OF
                      RAW PRODUCT............................................................................... 12
         6.1          Measurement............................................................................... 12
         6.2          Quality................................................................................... 12
         6.3          Delivery Pressure......................................................................... 12
         6.4          Greeley Frac Measurement.................................................................. 13
         6.5          Spindle Frac Measurement.................................................................. 13

ARTICLE VII           COMPENSATION TO TEPPCO.................................................................... 14
         7.1          Fractionation Fee for Initial Period...................................................... 14
         7.2          Fractionation Fee for Remainder of Term................................................... 14

ARTICLE VIII          TAXES AND OTHER PAYMENTS.................................................................. 14

ARTICLE IX            ACCOUNTING PROCEDURE...................................................................... 14
         9.1          Billing................................................................................... 14
         9.2          Audit Rights.............................................................................. 15

ARTICLE X             PAYMENT AND INTEREST ON LATE PAYMENTS..................................................... 15
         10.1         Payment................................................................................... 15
         10.2         Interest on Late Payments................................................................. 15

ARTICLE XI            FORCE MAJEURE............................................................................. 15
         11.1         Effect of Force Majeure................................................................... 15
         11.2         Definition of Force Majeure............................................................... 16
         11.3         Exceptions to Force Majeure............................................................... 16
         11.4         Strikes and Lockouts...................................................................... 16

ARTICLE XII           INDEMNIFICATION........................................................................... 16

ARTICLE XIII          DISPUTES.................................................................................. 17
         13.1         Dispute Resolution; Arbitration........................................................... 17
         13.2         Failure to Resolve Through Negotiations................................................... 17
         13.3         Arbitration............................................................................... 17
         13.4         Recovery of Costs and Attorneys' Fees..................................................... 19
         13.5         Choice of Forum........................................................................... 19
         13.6         Jury Waivers.............................................................................. 19
         13.7         Limitation of Damages..................................................................... 19
         13.8         Governing Law............................................................................. 19

ARTICLE XIV           REPRESENTATIONS AND WARRANTIES............................................................ 20
         14.1         Representations and Warranties of Duke Energy............................................. 20
         14.2         Representations and Warranties of TEPPCO.................................................. 21

ARTICLE XV            GENERAL PROVISIONS........................................................................ 22
         15.1         Notices................................................................................... 22
         15.2         Waiver.................................................................................... 23
         15.3         Entire Agreement.......................................................................... 23
         15.4         Successors and Assigns.................................................................... 23
         15.5         Conflicts................................................................................. 23
         15.6         Laws and Regulations...................................................................... 23
         15.7         Recording................................................................................. 24
         15.8         Severability.............................................................................. 24
         15.9         Time of Essence........................................................................... 24
         15.10        Captions.................................................................................. 24
         15.11        Schedules and Exhibits.................................................................... 24
         15.12        No Partnership............................................................................ 24
         15.13        No Third Party Beneficiaries.............................................................. 24
         15.14        Mutual Cooperation; Further Assurances.................................................... 24
         15.15        Survival.................................................................................. 24
         15.16        Other Project Agreements.................................................................. 24
         15.17        Amendments; Changes; Modifications........................................................ 25

                             FRACTIONATION AGREEMENT


         THIS FRACTIONATION AGREEMENT (this "Agreement") is made and entered into this 21st day of April, 1998, but effective 11:59 p.m. (Denver, Colorado time) on the 31st day of March 1998 (the "Effective Date"), by and between Duke Energy Field Services, Inc., a Colorado corporation ("Duke Energy") and TEPPCO Colorado, LLC, a Delaware limited liability company ("TEPPCO"). Each of TEPPCO and Duke Energy are sometimes referred to individually as a "Party" and collectively as the "Parties."

                                    RECITALS

A. Duke Energy has quantities of Raw Product (as defined herein) which are available for fractionation.

B.       TEPPCO is the owner of the Fractionators (as defined herein).

C. It is the mutual desire of Duke Energy and TEPPCO that TEPPCO receive Duke Energy's Raw Product at the Receipt Points (as defined herein) and deliver to Duke Energy, Specification Products (as defined herein) at the Delivery Points (as defined herein).

D. Simultaneously with the execution of this Agreement, Duke Energy and TEPPCO have entered into that certain Operation and Maintenance Agreement dated of even date herewith (the "O&M Agreement"), pursuant to which Duke Energy shall operate and maintain the Fractionators in accordance with the terms thereof.

         FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 Certain Defined Terms. Unless the context otherwise requires, the following terms shall have the respective meanings set forth in this Section 1.1:

         A.    "Adjustment Period" shall have the meaning given such term in
               Section 3.4 hereof.

         B. "Affiliate" shall mean, when used with respect to a specified Person, any other Person directly controlled by or under the specified Person.

               For purposes of this definition "control", when used with respect to any specified Person, means the power to direct the management and policies of the Person whether through the ownership of voting securities or by contract; and the term "controlled" have the meanings correlative to the foregoing. Notwithstanding the foregoing, the term "Affiliate" when applied to Duke Energy shall not include Duke Energy Trading & Marketing, L.L.C. ("DETM"), TEPPCO, Texas Eastern Products Pipeline Company, a Delaware corporation ("Texas Eastern"), TEPPCO Partners L.P., a Delaware limited partnership (the "Partnership") or any entities owned, directly or indirectly by the Partnership (collectively with Texas Eastern and the Partnership but excluding DETM, the "TEPPCO Entities"); and as applied to TEPPCO, shall not include Duke Energy, Duke Energy Corporation, a Delaware corporation, or any entities owned, directly or indirectly by Duke Energy Corporation other than the TEPPCO Entities.

         C. "Asset Purchase Agreement" shall mean that certain Asset Purchase Agreement dated March 31, 1998, by and between Duke Energy, as "Seller," and TEPPCO, as "Buyer".

         D. "Claims" shall have the meaning given such term in Article VIII hereof.

         E. "Compensable Amendment" shall mean an amendment or modification to a Dedicated Producer Contract that could cause a reduction in the volume of Specification Product delivered by TEPPCO to Duke Energy hereunder for which TEPPCO would have, if not for such amendment or modification, received a Fractionation Fee hereunder.

         F. "Components" shall mean the individual hydrocarbon constituents of ethane, propane, isobutane, normal butane, isopentane, normal pentane, hexanes and other heavier hydrocarbons.

         G. "Day" shall mean a period of time commencing at 8:00 a.m. (Denver, Colorado time) on a calendar day and ending at 8:00 a.m. (Denver, Colorado time) on the next succeeding calendar day.

         H.    "Dedicated Assets" shall have the meaning given such term in
               Section 3.6 hereof.

         I. "Dedicated Gas" shall mean all natural gas that Duke Energy or any of its Affiliates now or hereafter owns or has the contractual right to fractionate the natural gas liquids derived therefrom and which is (i) produced from the Dedicated Lands, (ii) transported through any of the Dedicated Gathering Pipelines, (iii) subject to the Dedicated Producer Contracts or (iv) processed in any of the Dedicated Plants.

         J. "Dedicated Gathering Pipelines" shall mean all present and future natural gas gathering pipelines which are now or hereafter owned or controlled, in whole or in part, by Duke Energy or any of its Affiliates and located on the Dedicated Lands.

         K. "Dedicated Lands" shall mean the lands described on the attached Exhibit A.

         L. "Dedicated Plants" shall mean all present and future natural gas processing plants which are now or hereafter owned or controlled, in whole or in part, by Duke Energy or any of its Affiliates and located on the Dedicated Lands, including, without limitation, the natural gas processing plants described on the attached Exhibit B.

         M. "Dedicated Producer Contracts" shall mean all present and future contracts under which Duke Energy or any of its Affiliates has the right to fractionate natural gas liquids derived from natural gas insofar as it is produced from any of the Dedicated Lands, including without limitation, the contracts more particularly described on the attached Exhibit C.

         N.    "Delivery Points" shall mean the points identified as the

               Delivery Points on the drawings set forth on the attached Exhibits D-1, D-2, D- 3, D-4, E-1 and E-2, being the points at which the Specification Products are delivered from the Fractionators into Duke Energy's facilities.

         O.    "Disputed Claims" shall have the meaning given such term in
               Section 13.1 hereof.

         P. "Duke Energy Indemnified Parties" shall have the meaning given such term in Section 12.2 hereof.

         Q.    "Force Majeure" shall have the meaning given such term in Section
               11.2 hereof.

         R.    "Fractionation Fee" shall have the meaning given such term in
               Section 7.1 hereof.

         S. "Fractionators" shall mean the Greeley Fractionator and the Spindle Fractionator.

         T. "Gallon" shall mean the unit of volume used for the purpose of measurement of liquid. One U.S. liquid gallon contains 231 cubic inches when the liquid is at a temperature of sixty degrees Fahrenheit (60(degree)F) and at the equilibrium vapor pressure of the liquid being measured.

         U. "Governmental Authority" shall mean any entity of or pertaining to government, including any federal, state, local, other governmental or administrative authority, agency, court, tribunal, arbitrator, commission, board or bureau.

         V. "Greeley Fractionator" shall mean the fractionation facilities located within Area 1 and Area 2 identified in red on the attached Exhibit D and all piping connecting the equipment listed in red on the attached Exhibit D, which are located within the Greeley Plant, which fractionation facilities are used for the purpose of fractionation of Raw Product into Specification Products.

         W. "Greeley Plant" shall mean Duke Energy's Greeley Natural Gas Processing Plant located in the SW1/4 of Section 25, Township 5 North, Range 66 West, Weld County, Colorado.

         X. "Initial Period" shall mean the period of time beginning on the Effective Date through and including March 31, 2008.

         Y. "Lease" shall mean that certain Lease Agreement dated of even date herewith by and between Duke Energy, as "Lessor," and TEPPCO, as "Lessee."

         Z. "Liquidated Damages Formula" shall have the meaning given such term in Section 3.6 hereof.

         AA. "Lost Specification Products" shall mean those volumes of Specification Products that are not delivered by TEPPCO to Duke Energy hereunder because of a Compensable Amendment or a Sale of all or any part of the Dedicated Assets, as the case maybe.

         BB. "O&M Agreement" shall have the meaning given such term in the Recitals hereof.

         CC. "O&M Fee" shall have the meaning given such term in the O&M Agreement.

         DD. "Person" shall mean any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization, Governmental Authority or government (or agency or political subdivision thereof).

         EE. "Project Agreements" shall mean collectively, this Agreement, the Lease, the Sublease and the O&M Agreement.

         FF. "Raw Product" shall mean the mixture of Components remaining after the processing of the Dedicated Gas.

         GG. "Receipt Points" shall mean the points identified as the Receipt Points on the drawings set forth on the attached Exhibits D-1, D-3 and E-1, being the inlet of the Fractionators.

         HH. "Sale" shall have the meaning given such term in Section 3.6 hereof.

         II.   "Sale Notice" shall have the meaning given such term in Section
               3.6 hereof.

         JJ. "Specification Products" shall mean the Components fractionated from the Raw Product delivered to the Fractionators.

         KK. "Spindle Fractionator" shall mean the fractionation facilities identified in red on the attached Exhibit E, which are located within the Spindle Plant, which fractionation facilities are used for the purpose of fractionation of Raw Product into Specification Products.

         LL. "Spindle Plant" shall mean Duke Energy's Spindle Natural Gas Processing Plant located in the SW1/4 of Section 34, Township 2 North, Range 67 West, Weld County, Colorado.

         MM. "Sublease" shall mean that certain Sublease Agreement dated of even date herewith by and between Duke Energy, as "Sublessor," and TEPPCO, as "Sublessee."

         NN "TEPPCO Indemnified Parties" shall have the meaning given such term in Article VIII hereof.

         OO. "Year" shall mean a period of 365 consecutive Days; provided, however that any year which contains the date of February 29 shall consist of 366 consecutive Days.

         1.2 References. As used in this Agreement, unless expressly stated otherwise, references to (a) "including" mean "including, without limitation", and the words "hereof", "herein", and "hereunder", and similar words, refer to this Agreement as a whole and not to any particular Article, provision, section or paragraph of this Agreement and (b) "or" mean "either or both". Unless otherwise specified, all references in this Agreement to Sections, paragraphs, Exhibits or Schedules are deemed references to the corresponding Sections, paragraphs, Exhibits or Schedules in this Agreement.

         1.3 Headings. The headings of the Sections of this Agreement and of the Schedules and Exhibits are included for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation hereof or thereof.

                                   ARTICLE II
                              TERM AND TERMINATION

         2.1 Term. This Agreement shall be effective as of March 31, 1998 at 11:59 p.m. (Denver, Colorado time), and shall continue in effect for a primary term ending March 31, 2018 at 11:59 p.m. (Denver, Colorado time), and shall continue in effect from Year to Year thereafter; provided that either Party shall have the right to terminate this Agreement effective March 31, 2018 at 11:59 p.m. (Denver, Colorado time), or any anniversary of such date by giving the other Party at least six (6) months prior written notice.

         2.2 Termination by TEPPCO. At the option of TEPPCO, the Project Agreements shall all, but not less than all, terminate upon the happening of one or more of the following events:

         A. Proceedings shall be commenced by or against Duke Energy for any relief under any bankruptcy or insolvency law, or any law relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangement, composition, or extension; and, if such proceedings have been commenced by a Person other than Duke Energy, such proceeding shall not have been dismissed, nullified, stayed, or otherwise rendered ineffective (but then only so long as such stay shall continue in force or such ineffectiveness shall continue) within ninety (90) days after such proceedings shall have been commenced.

         B. A decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of Duke Energy or of a substantial part of Duke Energy's property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged and unstayed for a period of ninety (90) days, or any substantial part of the property of Duke Energy shall be sequestered or attached and shall not be returned to the possession of Duke Energy or released from such attachment within ninety (90) days thereafter.

         C. Duke Energy shall make a general assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due.

         D. The filing of a certificate of dissolution by Duke Energy under the laws of the state of its incorporation, or the entering of a final order dissolving Duke Energy by any court of competent jurisdiction.

         E. There is a material default (other than the payment of money) by Duke Energy under any of the Project Documents and such default remains uncured for a period of thirty (30) days after the receipt by Duke Energy from TEPPCO of written notice describing such default in reasonable detail, or if the default is such that it cannot be cured within such thirty (30) day period, Duke Energy fails to commence action within such thirty (30) day period which is calculated to cure such default and thereafter diligently pursue such action to completion.

         F. Duke Energy fails to make any payment when due under any of the Project Agreements and such failure continues for thirty (30) days after the receipt by Duke Energy from TEPPCO of written notice thereof.

         2.3 Termination by Duke Energy. At the option of Duke Energy, the Project Agreements shall all, but not less than all, terminate upon the happening of the following event:

         A. TEPPCO fails to make any payment when due under any of the Project Agreements and such failure continues for thirty (30) days after the receipt by TEPPCO from Duke Energy of written notice thereof.

         2.4 Payment of Liquidated Damages. Upon termination of the Project Agreements by TEPPCO pursuant to Section 2.2 hereof, (i) Duke Energy shall pay to TEPPCO within ten (10) days after any such termination, liquidated damages calculated in accordance with the Liquidated Damages Formula and (ii) TEPPCO shall convey the Fractionators to Duke Energy, free of all liens and encumbrances created by, through or under TEPPCO. The Parties agree that the actual damages to TEPPCO in the event of the breach of any of the Project Documents by Duke Energy are impractical to ascertain and the amount of the liquidated damages as determined in accordance with this Section 2.4 is a reasonable estimate thereof and TEPPCO's sole and exclusive remedy with respect thereto.

                                   ARTICLE III
                      DUKE ENERGY'S RIGHTS AND OBLIGATIONS

         3.1 Commitment to Process Dedicated Gas and Deliver Raw Product. Duke Energy shall cause the Dedicated Gas to be processed and all Raw Product to be delivered to TEPPCO at the Receipt Points for fractionation under the terms of this Agreement, except as excluded pursuant to Section 3.2; provided, however, if due to legitimate operational constraints or restrictions Duke Energy is unable to process certain volumes of Dedicated Gas and deliver the Raw Product derived therefrom to TEPPCO, then, provided that Duke Energy (i) notifies TEPPCO of the occurrence of such operational constraints or restrictions as soon as reasonably possible and (ii) uses commercially reasonable efforts to remove such operational constraints and/or restrictions as soon as reasonably possible, Duke Energy shall be relieved of its obligation to deliver such volumes of Raw Product to TEPPCO for fractionation hereunder to the extent, and only to the extent, that such operational constraints or restrictions exist and prevent such delivery. TEPPCO acknowledges that as of the date hereof, Duke Energy is diverting certain volumes of Dedicated Gas to Amoco's Wattenberg Natural Gas Processing Plant due to legitimate operational constraints.

         3.2 Exclusions. Any volumes of Raw Product in excess of those which TEPPCO is able to physically accept for delivery and fractionate pursuant to
Article IV, are excepted from Duke Energy's commitment in Section 3.1.

         3.3 Delivery of Raw Product. Duke Energy shall use commercially reasonable efforts to deliver Raw Product to TEPPCO at the Receipt Points at a flow rate that the Fractionators are physically capable of handling.

         3.4 No Reduction of Raw Product Volume.

         (a) If Duke Energy enters into a Compensable Amendment, then Duke Energy shall keep TEPPCO whole for any loss of Specification Products attributable thereto by paying to TEPPCO, within thirty (30) days after any such loss first occurs, liquidated damages calculated in accordance with the Liquidated Damages Formula, assuming that (i) V is equal to the annual Specification Product volume (in Gallons) that would have been lost during the immediately preceding Year if such loss had occurred one Year earlier, (ii) N is equal to the Fractionation Fee that would have been paid on the Lost Specification Products attributable to such Compensable Amendment and (iii) A is equal to the contract Year in which such loss occurs; provided, however, if the cumulative effect of all losses occurring during any twelve (12) month period (an "Adjustment Period") attributable to Compensable Amendments is a reduction in the volumes of Specification Products delivered by TEPPCO to Duke Energy during the Adjustment Period by an amount in excess of twenty-five percent (25%) of the volumes of Specification Products delivered by TEPPCO to Duke Energy in the twelve (12) month period immediately preceding such Adjustment Period, then TEPPCO shall have the right, at its option, to terminate the Project Agreements and Duke Energy shall pay to TEPPCO within ten (10) days after any such termination, liquidated damages calculated in accordance with the Liquidated Damages Formula; and further provided, and except as provided in (c) below Duke Energy shall not be required to pay a Fractionation Fee to TEPPCO on Lost Specification Products on which Duke Energy had previously paid liquidated damages to TEPPCO. The Parties agree that the actual damages to TEPPCO in the event of a Compensable Amendment are impractical to ascertain and the amount of the liquidated damages as determined in accordance with this Section 3.4 is a reasonable estimate thereof and TEPPCO's sole and exclusive remedy with respect thereto.

         (b) Duke covenants and agrees to deliver to TEPPCO (i) copies of all Compensable Amendments promptly after execution thereof and (ii) upon TEPPCO's request, copies of other amendments to the Dedicated Producer Contracts.

         (c) If, subsequent to a loss attributable to a Compensable Amendment, the volumes of Raw Product attributable to such Compensable Amendment are later delivered by Duke Energy to TEPPCO for fractionation in the Fractionators, then Duke Energy shall pay to TEPPCO a Fractionation Fee on the amount, if any, by which (i) the actual volumes of Lost Specification Products attributable to such Compensable Amendment in each Year during the remainder of the term hereof exceeds (ii) the volumes of Lost Specification Products attributable to such Compensable Amendment on which TEPPCO was paid liquidated damages pursuant to the Liquidated Damages Formula for each such Year.

         3.5 Obligation to Obtain Right to Fractionate. With respect to any future agreement that Duke Energy or any of its Affiliates enters into pertaining to natural gas that (i) is produced from the Dedicated Lands, (ii) is transported through any of the Dedicated Gathering Pipelines, (iii) becomes subject to a Dedicated Producer Contract or (iv) is processed in any of the Dedicated Plants, Duke Energy shall use commercially reasonable efforts to obtain, or cause its Affiliate to obtain, the right to process such natural gas and fractionate the natural gas liquids derived therefrom.

         3.6 Sale or Conveyance of Dedicated Assets by Duke Energy. If, during the term of this Agreement, Duke Energy or any of its Affiliates desires to sell, assign, convey or otherwise transfer (a "Sale") any of their respective control, rights, titles or other interests in and to all or any part of any of this Agreement, the Dedicated Gas, Dedicated Producer Contracts, the Dedicated Gathering Pipelines and/or the Dedicated Plants (collectively, the "Dedicated Assets") then Duke Energy shall notify TEPPCO in writing of any such Sale (a "Sale Notice") and the identity of the purchaser at least sixty (60) days prior to the proposed closing of any such sale. The rights of TEPPCO with respect to any such Sale shall then be determined by the nature of such Sale as follows:

         A. If such Sale involves all or a material part of (i) the Dedicated Assets and/or (ii) Duke Energy's interest in this Agreement, upon the receipt of a Sale Notice, TEPPCO shall have the right to terminate this Agreement effective as of the closing of such Sale by delivering written notice of termination to Duke Energy within thirty (30) days after receipt of the Sale Notice. If TEPPCO elects to terminate this Agreement pursuant to the immediately preceding sentence, then Duke Energy and TEPPCO shall be relieved of all further obligations and liabilities under the Project Agreements as of the closing of the Sale, except for those obligations and liabilities that survive termination, and within ten (10) days after such termination, (i) Duke Energy shall pay to TEPPCO liquidated damages calculated in accordance with the formula set forth on the attached Exhibit F (the "Liquidated Damages Formula") and (ii) TEPPCO shall convey the Fractionators to Duke Energy, free of all liens and encumbrances created by, through or under TEPPCO. If TEPPCO fails to timely respond to a Sale Notice or responds and elects to not terminate this Agreement:

             (1) if such Sale involves an assignment of all of Duke Energy's interest in this Agreement, then, as of the closing of such Sale, Duke Energy shall be relieved of all further obligations and liabilities under this Agreement accruing after the date of any such assignment, and

                    (a) if such Sale also includes the Greeley Plant, then, as of the closing, Duke Energy shall be relieved of all further obligations and liabilities accruing after the date of assignment under (1) the Lease and (2) the O&M Agreement to the extent applicable to the Greeley Fractionator; and

                    (b) if such Sale also includes the Spindle Plant, then, as of the closing, Duke Energy shall be relieved of all further obligations and liabilities accruing after the date of assignment under (1) the Sublease and (2) the O&M Agreement to the extent applicable to the Spindle Fractionator as of the closing of the Sale; or

             (2) if such Sale does not involve an assignment of Duke Energy's interest in this Agreement, and as a result of such Sale, there are Lost Specification Products, then
                     Duke Energy shall keep TEPPCO whole for such loss by paying to TEPPCO, within thirty (30) days after the closing of such Sale, liquidated damages calculated in accordance with the Liquidated Damages Formula, assuming that (i) V is equal to the annual Specification Product volume (in Gallons) attributable to the Dedicated Assets sold for the Year immediately preceding the date of closing of such Sale, (ii) N is equal to the Fractionation Fee that would have been paid on the Lost Specification Products attributable to such Sale and (iii) A is equal to the contract Year in which the date of closing of such Sale occurs.

         B. If such Sale does not involve a material part of the Dedicated Assets or Duke Energy's interest in this Agreement, and as a result of such Sale, there are Lost Specification Products, then Duke Energy shall keep TEPPCO whole for such loss by paying to TEPPCO, within thirty (30) days after the closing of such Sale, liquidated damages calculated in accordance with the Liquidated Damages Formula, assuming that (i) V is equal to the annual Specification Product volume (in Gallons) attributable to the Dedicated Assets sold for the Year immediately preceding the date of closing of such Sale, (ii) N is equal to the Fractionation Fee that would have been paid on the Lost Specification Products attributable to such Sale and (iii) A is equal to the contract Year in which the date of closing of such Sale occurs.

As used in this Section 3.6, the term "material" shall mean, individually or in the aggregate, any Sale or Sales of Dedicated Assets which produce, gather, transport and/or process natural gas and/or natural gas liquids which contribute more than ten percent (10%) of the Raw Product volumes as reasonably estimated at the time of the Sale. The Parties agree that the actual damages to TEPPCO in the event of a Sale are impractical to ascertain and the amount of the liquidated damages as determined in accordance with this Section 3.6 is a reasonable estimate thereof and TEPPCO's sole and exclusive remedy with respect thereto.

                                   ARTICLE IV
                         TEPPCO'S RIGHTS AND OBLIGATIONS

         4.1 Commitment to Fractionate. Subject to the physical capacity and capabilities of the Fractionators, TEPPCO shall accept delivery of and provide fractionation on a firm basis for (i) up to a maximum of 378,000 Gallons per Day of Raw Product delivered by Duke Energy to TEPPCO at the Receipt Point for the Greeley Fractionator and (ii) up to a maximum of 126,000 Gallons per Day of Raw Product delivered by Duke Energy to TEPPCO at the Receipt Point for the Spindle Fractionator. Volumes of Raw Product in excess of such amounts per Day will be accepted by TEPPCO for fractionation on a space available basis at the Fractionators. With respect to Lost Specification Products for which Duke Energy has previously paid liquidated damages to TEPPCO, TEPPCO will fractionate such Lost Specification Products should they again be delivered to TEPPCO but will not be obligated to pay an O&M Fee to Duke Energy pursuant to the terms of the O&M Agreement except on volumes for which a Fractionation Fee is paid pursuant to Section 3.4(c) hereof.

         4.2 Delivery of Specification Products. Subject to the physical capacity and capabilities of the Fractionators and normal processing and measurement gains and losses, TEPPCO shall deliver to Duke Energy at the Delivery Points the Specification Products which Duke Energy requests to be fractionated.

         4.3 Installation of Equipment, Improvements and Modifications. TEPPCO shall have the right to install additional equipment and/or make improvements or modifications to the Fractionators, provided that the same shall not unreasonably interfere with Duke Energy's operations at the Greeley Plant and/or Spindle Plant or reduce past operating efficiencies of the Fractionators.

                                    ARTICLE V
                               TITLE; RISK OF LOSS

         Duke Energy represents and warrants to TEPPCO that it has the right to cause to be fractionated the Raw Product delivered hereunder. Prior to delivery of the Raw Product to TEPPCO at the Receipt Points, custody and risk of loss to the Raw Product shall remain with Duke Energy. Custody and risk of loss of the Raw Product shall transfer to TEPPCO at the Receipt Points, subject to Duke Energy's right to receive Specification Products attributable thereto at the Delivery Points.

Custody and risk of loss of the Product shall transfer back to Duke Energy when the Specification Products are delivered to Duke Energy at the Delivery Points. Title to the Raw Product and the Specification Products shall remain in Duke Energy at all times. TEPPCO shall at no time take title to the Raw Product or the resulting Specification Products. TEPPCO shall not encumber or cause to be encumbered Specification Products returned to Duke Energy.

                                   ARTICLE VI
            MEASUREMENT, QUALITY AND DELIVERY PRESSURE OF RAW PRODUCT

         6.1 Measurement. Volumes of Specification Products shall be measured according to one of the following procedures:

         (a) By scaled weight based on GPA Standard 8186-86 (Measurement of Liquid Hydrocarbons by Truck Scales);

         (b) By mass measurement based on Chapter 4 (Proving Systems), Chapter 5 (Liquid Metering) and Chapter 14.7 (Mass Measurement of Natural Gas Liquids) of the American Petroleum Institute Manual of Petroleum Measurement Standards and
(ii) calculated based on Chapter 14.4 (Converting Mass of Natural Gas Liquids and Vapors to Equivalent Liquid Volumes) of the American Petroleum Institute Manual of Petroleum Measurement Standards; or

         (c) Ethane (C2) shall be measured in a vapor phase by orifice measurement based on API Chapter 21 (Flow Measurement Using Electronic Metering Systems) and API Chapter 14-3 (Natural Gas Fluids Measurement, Concentric, Square-Edged Orifice Meters).

         6.2 Quality. Raw Product delivered by Duke Energy to TEPPCO at the Receipt Points shall not be deleterious to the operation of, or otherwise cause damage to, the Fractionators. TEPPCO shall have the right to reject, and refuse to fractionate, any Raw Product which does not meet such standards.

         6.3 Delivery Pressure. Raw Product shall be delivered by Duke Energy to TEPPCO at the Receipt Points at sufficient pressure to maintain the Raw Product in a liquid state at all times. TEPPCO shall have the right to reject, and refuse to fractionate, any Raw Product which is not in a liquid state.

         6.4 Greeley Frac Measurement. Gallons of Specification Products delivered by TEPPCO at the Greeley Fractionator shall be measured and calculated as follows:

         (a) With respect to ethane recovered as a vapor, the vapors shall be measured to determine the volume measured in thousand cubic feet ("MCF") and sampled to determine the gallons per MCF ("GPM"); then the gallons are determined by multiplying the number of MCF's contained in the vapor stream times the GPM's which are attributable to C2 (ethane) and heavier components of the vapor.

         (b)  The Specification Product recovered as a liquid shall be measured as follows: the ending tankage inventory minus beginning tankage inventory plus sales of the Specification Product less the Specification Product delivered to the Greeley Fractionator from the Spindle Plant.

         (c) The formula for the foregoing calculations is set forth on the attached Exhibit H.

         6.5 Spindle Frac Measurement. Gallons of Specification Products delivered by TEPPCO at the Spindle Fractionator shall be measured and calculated as follows:

         (a) With respect to ethane recovered as a vapor, the vapors shall be measured to determine the volume measured in thousand cubic feet ("MCF") and sampled to determine the gallons per MCF ("GPM"); then the gallons are determined by multiplying the number of MCF's contained in the vapor stream times the GPM's which are attributable to C2 (ethane) and heavier components of the vapor.

         (b) The Specification Product recovered as a liquid shall be measured as follows: the ending tankage inventory minus beginning tankage inventory plus sales of the Specification Product (including deliveries to the Greeley Fractionator) plus sales of Specification Product delivered to the Amoco Pipeline.

         (c) The formula for the foregoing calculations is set forth on the attached Exhibit I.

                                   ARTICLE VII
                             COMPENSATION TO TEPPCO

         7.1 Fractionation Fee for Initial Period. As full consideration for the fractionation services provided hereunder, Duke Energy shall pay to TEPPCO a fee (the "Fractionation Fee") for each Gallon of Specification Product delivered to Duke Energy by TEPPCO at the Delivery Points (as measured in accordance with Article VI herein) during the Initial Period as follows:

Gallons/Year Ending on Each                                      Fractionation
Anniversary of the Effective Date                                 Fee/Gallon
---------------------------------                                ------------
first 25 million Gallons                                            $0.0825
next 25 million Gallons (25,000,001 to 50,000,000)                  $0.0725
next 25 million Gallons (50,000,001 to 75,000,000)                  $0.0675
next 25 million Gallons (75,000,001 to 100,000,000)                 $0.0600
next 35 million Gallons (100,000,001 to 135,000,000)                $0.0000
over 135 million Gallons                                            $0.0100


         7.2 Fractionation Fee for Remainder of Term. As full consideration for the fractionation services provided hereunder, Duke Energy shall pay to TEPPCO a Fractionation Fee of $0.0425 for each Gallon of Specification Product delivered to Duke Energy by TEPPCO at the Delivery Points (as measured in accordance with Article VI herein) during the period of time beginning on the day after the expiration of the Initial Period through and including the last day of the term of this Agreement.

                                  ARTICLE VIII
                            TAXES AND OTHER PAYMENTS

         Duke Energy shall be responsible for the payment of all royalties, overriding royalties, and other payments due or to become due on the Dedicated Gas, Raw Product and/or Specification Products. Any tax (except any future tax on the fractionation of natural gas liquids which shall be borne and paid equally by the Parties) applicable to the Dedicated Gas, the Raw Product or the Specification Products, including but not limited to, any tax applicable to stored volumes of Raw Product or Specification Products, shall be borne and paid by Duke Energy unless such tax is by law imposed upon TEPPCO, in which event, such tax shall be paid by TEPPCO and charged to and reimbursed by Duke Energy.

                                   ARTICLE IX
                              ACCOUNTING PROCEDURE

         9.1 Billing. Statements shall be prepared by Duke Energy and furnished to TEPPCO before the 20th day of each month for volumes of Specification Products delivered to Duke Energy at the Delivery Points (as measured in accordance with Article VI herein) during the prior month, which volumes shall serve as an estimate of the volumes of Specification Products that will be delivered to Duke Energy at the Delivery Points during such current month. Within five (5) days after TEPPCO's receipt of such statement, TEPPCO shall deliver to Duke Energy an invoice for the Fractionation Fee payable by Duke Energy to TEPPCO using the volumes of estimated Specification Products covered by such statement, as adjusted to correct for the effect of the estimate of volumes contained in the statement delivered during the immediately preceding month.

         9.2 Audit Rights. In accordance with the Confidentiality Agreement of even date herewith between the Parties, each Party shall have, at its expense, the right at all times to examine the books and records of the other Party, during normal working hours, to the extent necessary to verify the accuracy of any invoice, statement, charge, computation or demand made under or pursuant to this Agreement. Each Party agrees to keep records and books of account in accordance with generally accepted accounting principles in the industry. The Parties agree that the sole and exclusive remedy and measure of damages for any improper payments under this Agreement shall be the payment of the amount of underpayment or the recovery of the amount of overpayment, as the case may be, during the two (2) year period immediately preceding the date on which a Party notifies the other Party in writing of an error, mistake, inaccuracy or other claim with respect to any such invoice, statement, charge, computation or demand.

                                    ARTICLE X
                      PAYMENT AND INTEREST ON LATE PAYMENTS

         10.1 Payment. Payment for all invoices delivered hereunder will be due within ten (10) days after receipt.

         10.2 Interest on Late Payments. All past due payments hereunder shall bear interest from the date due until paid at a rate equal to the lesser of (a) a per annum rate equal to the prime rate of interest charged by Citibank, N.A. plus five percent (5%) or (b) the maximum non-usurious rate of interest permitted to be charged under applicable law.

                                   ARTICLE XI
                                  FORCE MAJEURE

         11.1 Effect of Force Majeure. In the event of Duke Energy or TEPPCO being rendered unable, wholly or in part, by Force Majeure (as defined herein) to carry out its obligations under this Agreement, other than to make payments due hereunder, it is agreed that on such Party's giving notice and full particulars (including all supporting documentation) of such Force Majeure to the other Party as soon as practicable after the occurrence of the cause relied on, then the obligations of the Parties, so far as they are affected by such Force Majeure, shall be suspended during the continuance of any inability so caused but for no longer period. The non-performing Party shall use commercially reasonable efforts to mitigate the effects of the Force Majeure and remedy its inability to perform as soon as reasonably possible.

         11.2 Definition of Force Majeure. The term "Force Majeure" shall mean any circumstances beyond the reasonable control of the Party experiencing such inability to perform, whether of the kind enumerated herein or not, including but not limited to, acts of God, strikes, lockouts or industrial disputes or disturbances, civil disturbances, arrest and restraint of rulers or people, interruptions by government or court orders, necessity for compliance with any present and future valid orders of court, or any law, statute, ordinance or regulation promulgated by any

Governmental Authority having proper jurisdiction, acts of the public enemy, wars, riots, blockades, insurrections, including inability to secure materials by reason of allocations promulgated by any authorized Governmental Authority, epidemics, landslides, lightning, earthquakes, fires, storms, floods, washouts, inclement weather which necessitates extraordinary measures and expense to construct facilities and/or maintain operations, explosions, partial or entire failure of gas supply, breakage or accident to machinery or lines of pipe, freezing or excessive heating of wells or pipelines, inability to obtain or delays in obtaining easements or rights-of-way, the shutting in of facilities for the making of repairs, alterations or maintenance to wells, pipelines or plants.

         11.3 Exceptions to Force Majeure. Neither Party shall be entitled to the benefit of the provisions of this Article XI under either or both of the following circumstances:

         (a) To the extent that the inability to perform was caused by the Party claiming Force Majeure having failed to remedy the condition by taking all reasonable acts, short of litigation, if such remedy requires litigation, and having failed to resume performance of such commitments or obligations with reasonable dispatch; or

         (b) If the inability to perform was caused by lack of funds, or with respect to the payment of any amount or amounts then due hereunder.

         11.4 Strikes and Lockouts. Settlement of strikes and lockouts shall be entirely within the discretion of the Party affected, and the duty that any event of Force Majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes and lockouts by acceding to the demands of the Parties directly or indirectly involved in such strikes or lockouts when such course is inadvisable in the discretion of the Party having such difficulty.

                                   ARTICLE XII
                                 INDEMNIFICATION

         Indemnification provisions pertaining to this Agreement are set forth in the O&M Agreement.

                                  ARTICLE XIII
                                    DISPUTES

         13.1 Dispute Resolution; Arbitration. In the event of any controversy or claim, whether based in contract, tort or otherwise, arising out of or relating to this Agreement or the scope, breach, termination or validity of this Agreement (a "Disputed Claim"), the Parties shall promptly seek to resolve any such Disputed Claim by negotiations between senior executives of the Parties who have authority to settle the Disputed Claim. When a Party believes there is a Disputed Claim under this Agreement, that Party will give the other Party written notice of the Disputed Claim. Within thirty (30) days after receipt of such notice, the receiving Party shall submit to the other a written response.

Both the notice and response shall include (i) a statement of each Party's position and a summary of the evidence and arguments supporting its position, and (ii) the name, title, fax number, and telephone number of the executive who will represent that Party. In the event the Disputed Claim involves a claim arising out of the actions of any Person not a signatory to this Agreement, the receiving Party shall have such additional time as necessary, not to exceed an additional thirty (30) Days, to investigate the Disputed Claim before submitting a written response. The executives shall meet at a mutually acceptable time and place within fifteen (15) days after the date of the response and thereafter as often as they reasonably deem necessary to exchange relevant information and to attempt to resolve the Disputed Claim. If one of the executives intends to be accompanied at a meeting by an attorney, the other executive shall be given at least five (5) working Days' notice of such intention and may also be accompanied by an attorney. All negotiations and communications pursuant to this
Article XIII shall be treated and maintained by the Parties as confidential information and shall be treated as compromise and settlement negotiations for the purposes of the Federal and State Rules of Evidence.

         13.2 Failure to Resolve Through Negotiations. If the Disputed Claim has not been resolved within sixty (60) days after the date of the response given pursuant to Section 13.1 above, or such additional time, if any, that the Parties mutually agree to in writing, or if the Party receiving such notice denies the applicability of the provisions of Section 13.1 or otherwise refuses to participate under the provisions of Section 13.1, either Party may initiate binding arbitration pursuant to the provisions of Section 13.3 below.

         13.3 Arbitration. Any Disputed Claims not settled pursuant to the foregoing provisions shall be submitted to binding arbitration in accordance with the following provisions. Arbitration shall be the sole and exclusive remedy of the Parties in connection with any Disputed Claims hereunder.

         (a) The Party desiring to initiate arbitration in connection with any Disputed Claim shall send, via certified mail, written notice of demand of arbitration to the other Party and the name of the arbitrator appointed by the Party demanding arbitration together with a statement of the matter in controversy.

         (b) Within fifteen (15) days after receipt of such demand, the receiving Party shall name its arbitrator. If the receiving Party fails or refuses to name its arbitrator within such fifteen (15) day period, the second arbitrator shall be appointed, upon request of the Party demanding arbitration, by the Chief U.S. District Court Judge for the District of Colorado or such other person designated by such judge. The two arbitrators so selected shall within fifteen (15) days after their designation select a third arbitrator; provided, however, that if the two arbitrators are not able to agree on a third arbitrator within such fifteen (15) day period, either Party may request the Chief U.S. District Court Judge for the District of Colorado or such other person designated by such judge to select the third arbitrator as soon as possible. In the event the Judge declines to appoint an arbitrator, appointment shall be made, upon application of either Party, pursuant to the Commercial Arbitration Rules of the American Arbitration Association. If any arbitrator refuses or fails to fulfill his or her duties hereunder, such arbitrator shall be replaced by the Party which selected such arbitrator (or if such arbitrator was selected by another Person, through the procedure which such arbitrator was selected) pursuant to the foregoing provisions.

         (c) Each arbitrator selected by the Parties shall be a certified public accountant or licensed attorney with at least fifteen (15) years of oil and gas experience as a certified public accountant and/or practicing attorney. The arbitrators selected by the Parties are not required to be neutral, but the third arbitrator shall be neutral and shall be a certified public accountant. If neither of the arbitrators appointed by or on behalf of the Parties is a retired judge, then the third arbitrator shall be a retired judge.

         (d) The Parties hereto hereby request and consent to the three (3) arbitrators conducting a hearing in Denver, Colorado, no later than sixty (60) days following their selection or thirty (30) days after all prehearing discovery has been completed, whichever is later, at which the Parties shall present such evidence and witnesses as they may choose, with or without counsel.

         (e) Arbitration shall be conducted in accordance with the Commercial Arbitration Rules and procedures of the American Arbitration Association.

         (f) The Federal Rules of Civil Procedure, as modified or supplemented by the local rules of civil procedure for the U.S. District Court of Colorado, shall apply in the arbitration. The Parties shall make their witnesses available in a timely manner for discovery pursuant to such rules. If a Party fails to comply with this discovery agreement within the time established by the arbitrators, after resolving any discovery disputes, the arbitrators may take such failure to comply into consideration in reaching their decision. All discovery disputes shall be resolved by the arbitrators pursuant to the procedures set forth in the Federal Rules of Civil Procedure.

         (g) Adherence to formal rules of evidence shall not be required. The arbitrators shall consider any evidence and testimony that they determine to be relevant.

         (h) The Parties hereto hereby request that the arbitrators render their decision within thirty (30) Days following conclusion of the hearing.

         (i) Any decision by a majority of the arbitration panel shall be final, binding and non-appealable. Any such decision may be filed in any court of competent jurisdiction and may be enforced by any Party as a final judgment in such court. There shall be no grounds for appeal of any arbitration award hereunder.

         (j) The defenses of statute of limitations and laches shall be tolled from and after the date a Party gives the other Party written notice of a Disputed Claim as provided in Section 13.1 above until such time as the Disputed Claim has been resolved pursuant to
              Section 13.1, or an arbitration award has been entered pursuant to
              Section 13.3.

         13.4 Recovery of Costs and Attorneys' Fees. In the event arbitration or (despite the Parties agreement to resolve the Disputed Claims through binding arbitration) litigation arising out of this Agreement is initiated by either Party, the prevailing Party, after the entry of a final non-appealable order, shall be entitled to recover from the other Party, as a part of said order, all court costs, fees and expenses of such arbitration (or litigation), including, without limitation, reasonable attorneys' fees.

         13.5 Choice of Forum. If, despite the Parties' agreement to submit any Disputed Claims to binding arbitration, there are any court proceedings arising out of or relating to this Agreement or the transactions contemplated hereby, such proceedings shall be brought and tried in the federal or state courts situated in the City and County of Denver, Colorado.

         13.6 Jury Waivers. THE PARTIES HEREBY WAIVE ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY.

         13.7 Limitation of Damages. WHETHER OR NOT OCCASIONED BY A DEFAULT OR OTHER BREACH OF THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES, LOSS OF PROFITS, OR CONSEQUENTIAL DAMAGES EXCEPT FOR LIQUIDATED DAMAGES PAID BY DUKE ENERGY TO TEPPCO PURSUANT TO
SECTION 3.6 HEREOF.

         13.8 Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the Parties shall be governed by, the law of the state of Colorado, without regard to any conflict-of-laws provision thereof that would otherwise require the application of the law of any other jurisdiction.

                                   ARTICLE XIV
                         REPRESENTATIONS AND WARRANTIES

         14.1 Representations and Warranties of Duke Energy. Duke Energy represents and warrants to TEPPCO as follows:

              (a) Organization and Qualification. Duke Energy is a corporation duly organized and validly existing in good standing under the laws of the state of Colorado, is duly qualified to do business in each jurisdiction where its failure to so qualify would have a material adverse effect on its business, operations or financial condition, and has the corporate power and authority to execute and deliver this Agreement and enter into and perform its obligations hereunder.

              (b) Authority; Enforceability. The execution, delivery and performance hereof by Duke Energy have been duly authorized by all necessary corporate action on the part of Duke Energy, are not inconsistent with Duke Energy's articles of incorporation, bylaws or other similar governing documents, do not and will not contravene any law or governmental rule, regulation or order now in effect applicable to it, do not and will not contravene any provision of, or constitute a default under, or result in the creation of any lien under, any indenture, mortgage, contract or other instrument to which Duke Energy is a party or by which it is bound or any judgment, injunction, order or decree applicable to it, and do not and will not require the approval or consent of any trustee or holder of indebtedness or obligations of Duke Energy. This Agreement has been duly executed and delivered by Duke Energy. Assuming due authorization, execution and delivery hereof by TEPPCO, upon execution and delivery hereof, this Agreement will constitute the legal, valid and binding agreement of Duke Energy, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency or similar laws generally affecting the enforcement of creditors' rights and by the availability of equitable remedies.

              (c) Consents. No consents or approval of, giving of notice to, registration with, or taking of any other action in respect of or by any Governmental Authority is required with respect to the execution, delivery or performance hereof by Duke Energy or, if any such approval, notice, registration or action is required, it has been duly given or obtained.

              (d) Actions. There are no actions, suits or proceedings pending or, to the knowledge of Duke Energy, threatened against or affecting Duke Energy in any court or before any governmental commission, board or authority or arbitration board or tribunal which in the reasonable judgment of Duke Energy would materially adversely affect Duke Energy's financial condition or business or the transactions contemplated hereby.

              (e) Dedicated Producer Contracts. The list of contracts described on the attached Exhibit C is a complete, true and correct list of all Dedicated Producer Contracts in effect as of the date hereof.

         14.2 Representations and Warranties of TEPPCO. TEPPCO represents and warrants to Duke Energy as follows:

              (a) Organization and Qualification. TEPPCO is a limited liability company duly organized and validly existing under the laws of the state of Delaware, is duly qualified to do business in each jurisdiction where its failure to so qualify would have a material adverse effect on its business, operations or financial condition, and has the limited liability company power and authority to execute and deliver this Agreement and enter into and perform its obligations hereunder.

              (b) Authority; Enforceability. The execution, delivery and performance hereof by TEPPCO have been duly authorized by all necessary limited liability company action on the part of TEPPCO, are not inconsistent with TEPPCO's governing documents, do not and will not contravene any law or governmental rule, regulation or order now in effect applicable to it, do not and will not contravene any provision of, or constitute a default under, or result in the creation of any lien under, any indenture, mortgage, contract or other instrument to which TEPPCO is a party or by which it is bound or any judgment, injunction, order or decree applicable to it, and do not and will not require the approval or consent of any trustee or holder of indebtedness or obligations of TEPPCO. This Agreement has been duly executed and delivered by TEPPCO. Assuming due authorization, execution and delivery hereof by Duke Energy, upon execution and delivery hereof, this Agreement will constitute the legal, valid and binding agreement of TEPPCO, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency or similar laws generally affecting the enforcement of creditors' rights and by the availability of equitable remedies.

              (c) Consents. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of or by any Governmental Authority is required with respect to the execution, delivery or performance hereof by TEPPCO or, if any such approval, notice, registration or action is required, it has been duly given or obtained.

              (d) Actions. There are no actions, suits or proceedings pending or, to the knowledge of TEPPCO, threatened against or affecting TEPPCO in any court or before any governmental commission, board or authority or arbitration board or tribunal which in the reasonable judgment of TEPPCO would materially adversely affect TEPPCO's financial condition or business or the transactions contemplated hereby.

                                   ARTICLE XV
                               GENERAL PROVISIONS

         15.1 Notices. All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be deemed to have been duly given if in writing and delivered personally or sent via first-class, postage prepaid, registered or certified mail (return receipt requested), or by overnight delivery service or facsimile transmission addressed as follows:


                  If to Duke Energy:

                           Duke Energy Field Services, Inc.
                           370 - 17th Street, Suite 900
                           Denver, Colorado 80202
                           Attention:  President
                           Telephone:  (303) 595-3331
                           Facsimile:  (303) 893-2613
                  and copy to:

                           Duke Energy Field Services, Inc.
                           370 - 17th Street, Suite 900
                           Denver, Colorado 80202
                           Attention: General Counsel
                           Telephone:  (303) 595-3331
                           Facsimile:  (303) 893-8913

                  If to TEPPCO:

                           TEPPCO Colorado, LLC
                           2929 Allen Parkway, Suite 3200
                           Houston, Texas  77019
                           Attention:  President
                           Telephone:  (713) 759-3636
                           Facsimile:  (713) 759-3957

                  and copy to:

                           Texas Eastern Products Pipeline Company
                           2929 Allen Parkway, Suite 3200
                           Houston, Texas  77019
                           Attention:  General Counsel
                           Telephone:  (713) 759-3968
                           Facsimile:  (713) 759-3645

         Any Party may change the address to which the communications are to be directed to it by giving notice to the other in the manner provided in this
Section 15.1. Notice by mail shall be deemed to have been given and received on the third calendar day after posting. Notice by overnight delivery service, facsimile transmission or personal delivery shall be deemed given on the date of actual delivery.

         15.2 Waiver. No course of dealing and no delay on the part of either Party in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such Party's rights, powers or remedies. No term or condition of this Agreement shall be deemed to have been waived nor shall there be any estoppel to enforce any provision of this Agreement except by written instrument of the Parties charged with such waiver or estoppel. The waiver of any breach of any term, condition or provision of this Agreement shall not be construed as a waiver of any prior, concurrent or subsequent breach of the same or any other term, condition or provision hereof.

         15.3 Entire Agreement. The Project Agreements and any related documents between the Parties of even date herewith, including exhibits and schedules attached thereto, constitute the final and entire agreement between the Parties concerning the subject matter thereof, and supersedes all prior and contemporaneous agreements and undertakings of the Parties in connection therewith. The Project Agreements may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the Parties. There are no oral agreements between the Parties.

         15.4 Successors and Assigns. Assignment provisions pertaining to this Agreement are set forth in the O&M Agreement.

         15.5 Conflicts. In the event of any conflict between the provisions of this Agreement and any exhibits or schedules attached hereto, the provisions of this Agreement shall prevail.

         15.6 Laws and Regulations. This Agreement and the performance hereof shall be subject to all valid and applicable federal and state laws and to the valid and applicable orders, laws, rules, and regulations of any state or federal authority having jurisdiction, but nothing contained herein shall be construed as a waiver of any right to question or contest any such order, law, rule, or regulation in any forum having jurisdiction.

         15.7 Recording. Duke Energy and TEPPCO shall execute, acknowledge, deliver and record a "short form" memorandum of this Agreement in the form of the attached Exhibit G, which shall be placed of record in the counties in which the Dedicated Lands are situated. Promptly upon request by either Party at any time following the expiration or earlier termination of this Agreement, however such termination may be brought about, Duke Energy and TEPPCO shall execute and deliver to each other an instrument, in recordable form, evidencing the termination of this Agreement.

         15.8 Severability. The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provision hereof.

         15.9 Time of Essence. Time is of the essence in the performance of all obligations falling due hereunder.

         15.10 Captions. The headings to Articles, Sections and other subdivisions of this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

         15.11 Schedules and Exhibits. All schedules and exhibits hereto which are referred to herein are hereby made a part hereof and incorporated herein by such reference.

         15.12 No Partnership. The relationship between Duke Energy and TEPPCO at all times shall not be deemed a partnership or joint venture.

         15.13 No Third Party Beneficiaries. Subject to the provisions of
Section 15.4 hereof, this Agreement inures to the sole and exclusive benefit of Duke Energy and TEPPCO, their respective successors, legal representatives and assigns, and confers no benefit on any third party.

         15.14 Mutual Cooperation; Further Assurances. Upon request by either Party from time to time during the term of this Agreement, each Party agrees to execute and deliver all such other and additional instruments, notices and other documents and do all such other acts and things as may be necessary to carry out the purposes of this Agreement and to more fully assure the Parties' rights and interests provided for hereunder. Duke Energy and TEPPCO each agree to cooperate with the other on all matters relating to required permits and regulatory compliance by either Duke Energy or TEPPCO in respect of the Fractionators so as to ensure continued full operation of the Fractionators by TEPPCO pursuant to the terms of this Agreement.

         15.15 Survival. Survival provisions pertaining to this Agreement are set forth in the O&M Agreement.

         15.16 Other Project Agreements. In the event of any conflict between the provisions of any of the Project Agreements with each other or with the Asset Purchase Agreement, the provisions of the O&M Agreement shall control over the inconsistent provisions of any of the other Project Documents or the Asset Purchase Agreement.

         15.17 Amendments; Changes; Modifications. This Agreement may not be effectively amended, changed, modified, altered or terminated, except as provided herein, without the written consent of the Parties and such consent shall be effective only in the specific instance and for the specific purpose for which it is given.

         The Parties hereto have executed this Agreement to be effective as of the day first hereinabove written.

                                               DUKE ENERGY:

                                               DUKE ENERGY FIELD SERVICES, INC.


                                               By:
                                                  ------------------------------
                                               Name:
                                                     ---------------------------
                                               Title:
                                                     ---------------------------



                                               TEPPCO:

                                               TEPPCO COLORADO, LLC


                                               By:
                                                  ------------------------------
                                               Name:
                                                     ---------------------------
                                               Title:
                                                     ---------------------------

                                    EXHIBIT A


                                 DEDICATED LANDS

The lands within the following townships are dedicated to the Frac Agreement

Township 9 North, Range 58 West, 6th P.M., Morgan County, Colorado; Township 9 North, Range 59 West, 6th P.M., Morgan County, Colorado; Township 9 North, Range 60 West, 6th P.M., Weld County, Colorado; Township 9 North, Range 61 West, 6th P.M., Weld County, Colorado; Township 9 North, Range 62 West, 6th P.M., Weld County, Colorado; Township 9 North, Range 63 West, 6th P.M., Weld County, Colorado; Township 9 North, Range 64 West, 6th P.M., Weld County, Colorado; Township 9 North, Range 65 West, 6th P.M., Weld County, Colorado; Township 9 North, Range 66 West, 6th P.M., Weld County, Colorado; Township 9 North, Range 67 West, 6th P.M., Weld County, Colorado; Township 9 North, Range 68 West, 6th P.M., Larimer County, Colorado; Township 9 North, Range 69 West, 6th P.M., Larimer County, Colorado; Township 8 North, Range 58 West, 6th P.M., Morgan County, Colorado; Township 8 North, Range 59 West, 6th P.M., Morgan County, Colorado; Township 8 North, Range 60 West, 6th P.M., Weld County, Colorado; Township 8 North, Range 61 West, 6th P.M., Weld County, Colorado; Township 8 North, Range 62 West, 6th P.M., Weld County, Colorado; Township 8 North, Range 63 West, 6th P.M., Weld County, Colorado; Township 8 North, Range 64 West, 6th P.M., Weld County, Colorado; Township 8 North, Range 65 West, 6th P.M., Weld County, Colorado; Township 8 North, Range 66 West, 6th P.M., Weld County, Colorado; Township 8 North, Range 67 West, 6th P.M., Weld County, Colorado; Township 8 North, Range 68 West, 6th P.M., Larimer County, Colorado; Township 8 North, Range 69 West, 6th P.M., Larimer County, Colorado; Township 7 North, Range 58 West, 6th P.M., Morgan County, Colorado; Township 7 North, Range 59 West, 6th P.M., Morgan County, Colorado; Township 7 North, Range 60 West, 6th P.M., Weld County, Colorado; Township 7 North, Range 61 West, 6th P.M., Weld County, Colorado; Township 7 North, Range 62 West, 6th P.M., Weld County, Colorado; Township 7 North, Range 63 West, 6th P.M., Weld County, Colorado; Township 7 North, Range 64 West, 6th P.M., Weld County, Colorado; Township 7 North, Range 65 West, 6th P.M., Weld County, Colorado; Township 7 North, Range 66 West, 6th P.M., Weld County, Colorado; Township 7 North, Range 67 West, 6th P.M., Weld County, Colorado; Township 7 North, Range 68 West, 6th P.M., Larimer County, Colorado; Township 7 North, Range 69 West, 6th P.M., Larimer County, Colorado;

Township 6 North, Range 58 West, 6th P.M., Morgan County, Colorado; Township 6 North, Range 59 West, 6th P.M., Morgan County, Colorado; Township 6 North, Range 60 West, 6th P.M., Weld County, Colorado; Township 6 North, Range 61 West, 6th P.M., Weld County, Colorado; Township 6 North, Range 62 West, 6th P.M., Weld County, Colorado; Township 6 North, Range 63 West, 6th P.M., Weld County, Colorado; Township 6 North, Range 64 West, 6th P.M., Weld County, Colorado; Township 6 North, Range 65 West, 6th P.M., Weld County, Colorado; Township 6 North, Range 66 West, 6th P.M., Weld County, Colorado; Township 6 North, Range 67 West, 6th P.M., Weld County, Colorado; Township 6 North, Range 68 West, 6th P.M., Larimer County, Colorado; Township 6 North, Range 69 West, 6th P.M., Larimer County, Colorado; Township 5 North, Range 58 West, 6th P.M., Morgan County, Colorado; Township 5 North, Range 59 West, 6th P.M., Morgan County, Colorado; Township 5 North, Range 60 West, 6th P.M., Weld County, Colorado; Township 5 North, Range 61 West, 6th P.M., Weld County, Colorado; Township 5 North, Range 62 West, 6th P.M., Weld County, Colorado; Township 5 North, Range 63 West, 6th P.M., Weld County, Colorado; Township 5 North, Range 64 West, 6th P.M., Weld County, Colorado; Township 5 North, Range 65 West, 6th P.M., Weld County, Colorado; Township 5 North, Range 66 West, 6th P.M., Weld County, Colorado; Township 5 North, Range 67 West, 6th P.M., Weld County, Colorado; Township 5 North, Range 68 West, 6th P.M., Larimer County, Colorado; Township 5 North, Range 69 West, 6th P.M., Larimer County, Colorado; Township 4 North, Range 58 West, 6th P.M., Morgan County, Colorado; Township 4 North, Range 59 West, 6th P.M., Morgan County, Colorado; Township 4 North, Range 60 West, 6th P.M., Weld County, Colorado; Township 4 North, Range 61 West, 6th P.M., Weld County, Colorado; Township 4 North, Range 62 West, 6th P.M., Weld County, Colorado; Township 4 North, Range 63 West, 6th P.M., Weld County, Colorado; Township 4 North, Range 64 West, 6th P.M., Weld County, Colorado; Township 4 North, Range 65 West, 6th P.M., Weld County, Colorado; Township 4 North, Range 66 West, 6th P.M., Weld County, Colorado; Township 4 North, Range 67 West, 6th P.M., Weld County, Colorado; Township 4 North, Range 68 West, 6th P.M., Weld County, Colorado; Township 4 North, Range 69 West, 6th P.M., Boulder County, Colorado; Township 3 North, Range 58 West, 6th P.M., Weld County, Colorado; Township 3 North, Range 59 West, 6th P.M., Weld County, Colorado; Township 3 North, Range 60 West, 6th P.M., Weld County, Colorado; Township 3 North, Range 61 West, 6th P.M., Weld County, Colorado; Township 3 North, Range 62 West, 6th P.M., Weld County, Colorado;

Township 3 North, Range 63 West, 6th P.M., Weld County, Colorado; Township 3 North, Range 64 West, 6th P.M., Weld County, Colorado; Township 3 North, Range 65 West, 6th P.M., Weld County, Colorado; Township 3 North, Range 66 West, 6th P.M., Weld County, Colorado; Township 3 North, Range 67 West, 6th P.M., Weld County, Colorado; Township 3 North, Range 68 West, 6th P.M., Weld County, Colorado; Township 3 North, Range 69 West, 6th P.M., Boulder County, Colorado; Township 2 North, Range 58 West, 6th P.M., Weld County, Colorado; Township 2 North, Range 59 West, 6th P.M., Weld County, Colorado; Township 2 North, Range 60 West, 6th P.M., Weld County, Colorado; Township 2 North, Range 61 West, 6th P.M., Weld County, Colorado; Township 2 North, Range 62 West, 6th P.M., Weld County, Colorado; Township 2 North, Range 63 West, 6th P.M., Weld County, Colorado; Township 2 North, Range 64 West, 6th P.M., Weld County, Colorado; Township 2 North, Range 65 West, 6th P.M., Weld County, Colorado; Township 2 North, Range 66 West, 6th P.M., Weld County, Colorado; Township 2 North, Range 67 West, 6th P.M., Weld County, Colorado; Township 2 North, Range 68 West, 6th P.M., Weld County, Colorado; Township 2 North, Range 69 West, 6th P.M., Boulder County, Colorado; Township 1 North, Range 58 West, 6th P.M., Weld County, Colorado; Township 1 North, Range 59 West, 6th P.M., Weld County, Colorado; Township 1 North, Range 60 West, 6th P.M., Weld County, Colorado; Township 1 North, Range 61 West, 6th P.M., Weld County, Colorado; Township 1 North, Range 62 West, 6th P.M., Weld County, Colorado; Township 1 North, Range 63 West, 6th P.M., Weld County, Colorado; Township 1 North, Range 64 West, 6th P.M., Weld County, Colorado; Township 1 North, Range 65 West, 6th P.M., Weld County, Colorado; Township 1 North, Range 66 West, 6th P.M., Weld County, Colorado; Township 1 North, Range 67 West, 6th P.M., Weld County, Colorado; Township 1 North, Range 68 West, 6th P.M., Weld County, Colorado; Township 1 North, Range 69 West, 6th P.M., Boulder County, Colorado; Township 1 South, Range 58 West, 6th P.M., Adams County, Colorado; Township 1 South, Range 59 West, 6th P.M., Adams County, Colorado; Township 1 South, Range 60 West, 6th P.M., Adams County, Colorado; Township 1 South, Range 61 West, 6th P.M., Adams County, Colorado; Township 1 South, Range 62 West, 6th P.M., Adams County, Colorado; Township 1 South, Range 63 West, 6th P.M., Adams County, Colorado; Township 1 South, Range 64 West, 6th P.M., Adams County, Colorado; Township 1 South, Range 65 West, 6th P.M., Adams County, Colorado; Township 1 South, Range 66 West, 6th P.M., Adams County, Colorado; Township 1 South, Range 67 West, 6th P.M., Adams County, Colorado; Township 1 South, Range 68 West, 6th P.M., Adams County, Colorado;

Township 1 South, Range 60 West, 6th P.M., Adams County, Colorado; Township 2 South, Range 58 West, 6th P.M., Adams County, Colorado; Township 2 South, Range 59 West, 6th P.M., Adams County, Colorado; Township 2 South, Range 60 West, 6th P.M., Adams County, Colorado; Township 2 South, Range 61 West, 6th P.M., Adams County, Colorado; Township 2 South, Range 62 West, 6th P.M., Adams County, Colorado; Township 2 South, Range 63 West, 6th P.M., Adams County, Colorado; Township 2 South, Range 64 West, 6th P.M., Adams County, Colorado; Township 3 South, Range 58 West, 6th P.M., Adams County, Colorado; Township 3 South, Range 59 West, 6th P.M., Adams County, Colorado; Township 3 South, Range 60 West, 6th P.M., Adams County, Colorado; Township 3 South, Range 61 West, 6th P.M., Adams County, Colorado; Township 3 South, Range 62 West, 6th P.M., Adams County, Colorado; Township 3 South, Range 63 West, 6th P.M., Adams County, Colorado.

                                    EXHIBIT B


                                DEDICATED PLANTS


PLANT NAME          LEGAL DESCRIPTION (ALL LOCATED WITHIN WELD COUNTY, COLORADO)
Eaton Plant         Section 34, Township 7 North, Range 66 West

Mewbourn Plant      Section 35, Township 4 North, Range 66 West

Greeley Plant       Section 25, Township 5 North, Range 66 West

Lucerne Plant       Section 28, Township 6 North, Range 65 West

Spindle Plant       Section 34, Township 2 North, Range 67 West

                                    EXHIBIT C

                          DEDICATED PRODUCER CONTRACTS


WELD SYSTEM

           GPA.001.K                          Aceite Oil

           GPA.002.K                          Snyder Oil Company (was JRC)

           GPA.003.K                          Buck Ltd.

           GPA.005.K                          Sovereign Oil Co.

           GPA.006.K                          Cody/Nordell

           GPA.007.K                          Golden Buckeye (Combined
                                              w/GPA.001.L)

           GPA.008.KP                         MGF Oil  (AI)

           GPA.010.KP                         Kauffman & Weinberger

           GPA.013.KP                         Rocky Mountain Production Co.

           GPA.016.K                          Great Western Oil Co., Inc.

           GPA.017.K                          Energy Minerals Corp.

           GPA.028.K                          CDM Oil & Gas

           GPA.029.KP                         Centennial Petroleum, Inc.

           GPA.029.KP                         Decalta International Corp.

           GPA.032.K                          Machii-Ross Petroleum

           GPA.034.KPT                        Noarko Resources, Inc.

           GPA.035                            Shepler & Thomas, Inc.

           GPA.038.K                          Discovery Oil, Ltd.

            GPA.039.K                          Blue Chip Oil, Inc.

            GPA.042.K                          H&C Colton Company

            GPA.043.K                          H&C Colton Company

            GPA.044.K                          Colton & Colton

            GPA.045.KP                         Morgan Energy Corp.

            GPA.045.KP                         Sunshine Valley Petroleum

            GPA.049.KPT                        Rex Monahan

            GPA.057.K                          Basin Exploration, Inc.

            GPA.062.K                          Martinex Corporation

            GPA.064.K                          Weeks Energy Minerals Corp.

            GPA.066.K                          Martinex Corporation

            GPA.068.K                          Morgan Energy

            GPA.069.K                          Eddy Oil Company

            GPA.070.K                          Universal Oil & Gas

            GPA.071.K                          Snyder Oil Company (was JRC)

            GPA.072.K                          Amoco Production Company

            GPA.073.KP                         HELMMCO, Private & Gary-Williams

            GPA.076.K                          Snyder Oil Company
                                               (was Energy Oil, Inc.

            GPA.078.K                          Richardson Oil

            GPA.079.K                          Basin Exploration

            GPA.081.K                          Richardson Oil

            GPA.083.K                          Clark Energy Corporation

            GPA.094.K                          Sunshine Valley Petroleum

            GPA.095.K                          Conquest Oil Company

            GPA.096.K                          Mizel Petro Resources

            GPA.099.K                          Lyco Energy

            GPA.101.K                          Universal Oil & Gas, Inc.

            GPA.102.KP                         Kauffman & Weinberger

            GPA.103.K                          Rock Oil Corporation

            GPA.105.K                          Universal Oil & Gas

            GPA.106.K                          Sunshine Valley Petroleum

            GPA.107.KP                         Shenandoah Production Co.

            GPA.108.K                          Bataa Oil, Inc.

            GPA.110.K                          Blue Chip Oil, Inc.

            GPA.111.KP                         Basin Exploration, Inc.

            GPA.113.K                          Morgan Energy Corp.

            GPA.114.K                          Decalta International

            GPA.117.K                          Bataa Oil, Inc.

            GPA.120.K                          Mission Oil Corporation
                                               (replaces GPA.030.K)

            GPA.121.K                          Gerrity Drilling

            GPA.123.K                          Golden Buckeye
                                               (Combined with GPA.001.L)

            GPA.124.K                          Amoco Production Co.
                                               (Residue Gas Trans/Purchase)

            GPA.125.K                          Kersey Limited Pshp.

            GPA.127.K                          Eddy Oil Company

            GPA.128.K                          Lyco Energy

            GPA.130.K                          Barrett Energy Co.

            GPA.132.K                          Lyco Acquisition 1984-1

            GPA.135.K                          Eddy Oil Company

            GPA.137.K                          Energy Search & Mgmt.

            GPA.138.K                          The Gerrity Company, Inc.

            GPA.139.K                          Eagle Oil & Gas

            GPA.141.K                          Richardson Oil Company

            GPA.142.KP                         Barrett Energy Company

            GPA.143.KP                         The Quinoco Companies

            GPA.144.K                          Basin Exploration, Inc.

            GPA.145.K                          Elk Exploration

            GPA.146.K                          Bataa, Inc.

            GPA.149.K                          Conquest Oil Company

            GPA.154.K                          Bellwether Expl. Co.

            GPA.156.K                          Eagle Oil & Gas, Inc.

            GPA.157.K                          Cimmarron Oil Inc.

            GPA.158.K                          Misahar Investments,Inc.

             GPA.160.K                          High Country Resources

             GPA.161.KP                         Nielson Enterprises, Inc.

             GPA.162.KP                         Boomer-Sooner Field

             GPA.163.K                          Brown Investment Company

             GPA.164.K                          Morgan Richardson Oper.

             GPA.165.K                          Intermountain Oil Co.

             GPA.166.K                          Berthoud Gas Company

             GPA.167.K                          Bataa Oil, Inc.

             GPA.168.K                          B.E.A. Johnson, Inc.

             GPA.169.K                          Diamond A Corporation

             GPA.170.K                          Basic Earth Science Systems

             GPA.175.K                          Pacific Midland Prod.

             GPA.176.K                          Parker & Parsley

             GPA.178.K                          The Robert W. Gerrity Co.

             GPA.179.K                          Francis Energy, Inc.

             GPA.18O.K                          Bataa Oil, Inc.

             GPA.183.K                          Colorado Plains Mgmt. & Invest.

             GPA.185.K                          Mendell-Denver Corporation

             GPA.186.K                          Mazuma Turnkey Contractors,Inc.

             GPA.187.K                          Mazuma Turnkey Contractors,Inc.

             GPA.188.K                          Francis Energy, Inc.

             GPA.189.K                        Francis Energy, Inc.

             GPA.193.K                        Aceite Energy Corporation

             GPA.195.K                        Macey & Mershon Oil Inc.

             GPA.197.K                        Freedom Energy, Inc.

             GPA.198.KP                       Omimex Petroleum, Inc. (Renegade)

             GPA.202.K                        Industrial Gas Associates, Inc.

             GPA.210.K                        K.P. Kauffman Company, Inc.

             GPA.211.K                        Western Gas Supply Company

             GPA.212.K                        Elk Exploration, Inc.

             GPA.213.KP                       Geo-Tech Production, Inc.

             GPA.214.KP                       Omimex Petroleum, Inc.

             GPA.216.K                        Fountainhead Resources, Ltd.

             GPA.217.K                        Lyco Energy Corporation

             GPA.223.K                        Go Pumping and Consulting, Inc.

             GPA.224.K                        Kloxin Energy, Inc.

             GPA.227.K                        The Robert Gerrity Company

             GPA.228.K                        The Robert Gerrity Company

             GPA..229.K                       Mendell-Denver Corporation

             GPA.230.K                        K.P. Kauffman Company, Inc.

             GPA.231.K                        K.P. Kauffman Company, Inc.

             GPA.232.K                        Basin Exploration, Inc.
                                              (Nielson acreage)

             GPA.233.K                        Basin Exploration, Inc.
                                              (Byron "J" Sand acreage)

             GPA.235.K                        The Gerrity Oil and Gas Corp.

             GPA.236.K                        Bataa Oil, Inc.

             GPA.238.K                        Greeley Gas Company

             GPA.239.K                        Francis Energy, Inc.
                                              (Lesser/Spomer Wells)

             GPA.240.K                        Francis Energy, Inc.
                                              (Plumb No. 1 Well)

             GPA.241.K                        Farmoil, Inc.

             GPA.242.K                        Unioil, Inc.

             GPA.243.K                        Martin Exploration Mgmt. Corp.

             GPA.244.K                        Mendell-Denver Corporation

             GPA.246.K                        Western Production Company

             GPA.247.K                        Timka Resources, Ltd.

             GPA.248.K                        Diamondback Oil Corporation

             GPA.249.K                        Blue Chip Oil, Inc.

             GPA.250.K                        Francis Energy, Inc.

             GPA.251.K                        Snyder Oil Company

             GPA.253.K                        Snyder Operating Partnership
                                              (Natural Gas Exchange Agr.)

             GPA.255.K                        Elk Exploration, Inc.

             GPA.257.K                        Morning Fresh Farms, Inc.

             GPA.258.K                        Western Production Company

             GPA.260.K                        Valley Operating, Inc.

             GPA.264.K                        Gerrity Oil & Gas Corporation

             GPA.269.K                        Richardson Operating Company

             GPA.267.K                        K. P. Kauffman Company, Ltd.

             GPA.268.K                        Habersham Energy Company

             GPA.269.K                        Oaks Resources Management, Inc.

             GPA.270.K                        Sandlin Oil Corporation

             GPA.271.K                        Martin Exploration Mgmt. Corp.

             GPA.272.K                        North American Resources

             GPA.273.K                        Credo Petroleum Corporation

             GPA.274.K                        EFTS II, Inc.

             GPA.275.K                        CFG Energy, Inc.

             GPA.276.K                        Vessels

             GPA.277.K                        Parker & Parsley Petroleum Co.

             GPA.278.K                        Cache Exploration

             GPA.279.K                        Basin Exploration, Inc.

             GPA.280.K                        Mendell Petroleum Corporation

             GPA.281.K                        Mineral Resources, Inc.

             GPA.283.K                        Basin Exploration, Inc.

             GPA.284.K                        Barrett Resources Corporation

             GPA.285.K                        Byron Oil Industries, Inc.

             GPA.286.K                          Markus Production, Inc.

             GPA.287.K                          Phil Shepardson

             GPA.288.K                          Freedom Energy, Inc.

             GPA.289.K                          Basin Exploration, Inc.

             GPA.290.K                          Stephen B. Evans & Co.,
                                                Alarado Resources Limited and
                                                Alarado Resources Corp.

             GPA.291.K                          Snyder Oil Corporation

             GPA.292.K                          Gusoil-1981, Gusoil-1982 &
                                                K.P. Kauffman Company, Inc.

             GPA.293.K                          Heflin Energy Corporation

             GPA.294.K                          Suzanne D. Bucy

             GPA.295.K                          HS Resources, Inc.

             GPA.296.K                          Blue Chip Oil, Inc.

             GPA.297.K                          Kaiser-Francis Oil Company

             GPA.298.K                          Lyco Energy Corporation

             GPA.299.K                          Prima Energy

             GPA.300.K                          Bataa Oil, Inc.

             GPA.301.K                          Unioil, Inc.

             GPA.303.K                          Basin Exploration

             GPA.304.K                          Bataa Oil, Inc.

             GPA.305.K                          Patina Oil & Gas Corporation
                                                (formerly Gerrity)

             GPA.306.K                      Patina Oil & Gas Corporation
                                            (formerly Gerrity)

             GPA.307.K                      Prima Oil & Gas Company

             GPA.308.K                      Matrix Energy, L.L.C.

             GPA.309.K                      CDM Oil & Gas

             GPA.003.E                      WEDCO Resources Corp.

             GPA.005.E                      Sentry Oil Corp.

             GPA.006.E                      CWI Oil and Gas

             GPA.007.E                      Trailblazer Oil and Gas
                                           (FILES I, II, III)

             GPA.010.E                      Hershey Oil

             GPA.011.E                      Emerald Corporation (f/k/a Petromax)

             GPA.013.E                      PRC Oil and Gas Company

             GPA.014.E                      Catamount Exploration, Inc.
                                            (Replaced GPA.069.E)

             GPA.015.E                      Hershey Oil Corporation

             GPA.017.E                      Decalta International Corp.

             GPA.020.E                      Frizzell Oil Company

             GPA.021.E                      R.A. Resources, Inc.

             GPA.023.E                      SHF Partnership

             GPA.024.E                      Bellwether Exploration Co.

             GPA.025.E                      HI-TEC Energy, Inc.

             GPA.026.E                      Frontier Oil & Gas

             GPA.027.E                    Snyder Oil Company

             GPA.028.E                    R.A. Resources, Inc.

             GPA.029.E                    Frizzell Oil Company

             GPA.030.E                    Vantage Oil, Inc.

             GPA.032.E                    R.A. Resources, Inc.

             GPA.034.E                    Vantage Oil, Inc.

             GPA.035.E                    Snyder Oil Company

             GPA.037.E                    Sunset Hill Oil Co., Inc.

             GPA.038.E                    Energex, Inc.

             GPA.039.E                    Gusher Oil & Gas Co., Inc.

             GPA.040.E                    Maze Expl./Golden Buckeye (Combined
                                          w/GPA.001.L)

             GPA.041.E                    Barrett Energy Resources

             GPA.043.E                    Aztec Resources Corp.

             GPA.044.E                    Morgan Energy Corp.

             GPA.045.E                    Cache Exploration, Inc.

             GPA.046.E                    Conquest Oil

             GPA.047.E                    Sunshine Valley Petroleum

             GPA.049.E                    Blue Chip Oil, Inc.

             GPA.052.E                    Conquest Oil Co.

             GPA.053.E                    Sunshine Valley Petroleum Corporation

             GPA.054.E                    Lone Star Oil Company

            GPA.055.E                  Sunshine Valley Corp.

            GPA.059.E                  Bellwether Exploration

            GPA.063.E                  Cowan Oil Company

            GPA.064.E                  Grady Oil Company

            GPA.065.E                  Jenex Petroleum Corp. (First City Wells)

            GPA.067.E                  Blue Chip Oil, Inc.

            GPA.068.E                  Jenex Petroleum Corporation (Metro Wells)

            GPA.069.E                  Nautilus Equipment, Inc. (Replaces
                                       GPA.014.E)

            GPA.071.E                  Energy Minerals Corporation

            GPA.072.E                  Elwood Oil Company

            GPA.073.E                  Lysander Resources

            GPA.074.E                  Blue Chip Oil, Inc.

            GPA.076.E                  Pantera Energy Corporation

            GPA.078.E                  Blue Chip Oil, Inc.

            GPA.080.E                  Brooks Exploration Inc.

            GPA.081.E                  Brooks Exploration Inc.

            GPA.082.E                  Kauffman & Weinberger, Inc.

            GPA.083.E                  H&R Well Service

            GPA.084.E                  Mendell-Denver Corporation

            GPA.085.E                  Francis Energy, Inc.

            GPA.086.E                  Rico Resources

             GPA.001.BT                  Meco Operating Corporation

             GPA.002.BT                  Reider Oil Corporation

             GPA.003.BT                  Discovery Oil, Ltd.

             GPA.004.BT                  Shepler & Thomas-

             GPA.005.BT                  Monfort of Colorado

             GPA.006.BT                  Sovereign Oil Company

             GPA.008.BT                  Jenex Petroleum Corporation
                                        (was Petromax)

             GPA.009.BT                  Morning Fresh Farm

             GPA.010.BT                  Duke L. Phillips, Indiv.

             GPA.011.BT                  Elmer E. & Roy Lundvall

             GPA.012.BT                  Rex Monahan, Individual

             GPA.014.BT                  Power Energy Resources

             GPA.015.BT                  Valley View Exploration

             GPA.016.BT                  Belwether Exploration Co.

             GPA.019.BT                  Martin Exploration Mgmt.

             GPA.020.BT                  R.A. Resources

             GPA.024.BT                  Morgan Energy Corporation

             GPA.027.BT                  Sunshine Valley Petroleum

             GPA.028.BT                  Morgan Energy Corporation

             GPA.029.BT                  Richardson Oil Company

             GPA.030.BT                  Lundvall and Associates

             GPA.032.BT                         Bataa Oil, Inc.

             GPA.033.BT                         Martinex Corporation

             GPA.034.BT                         Morgan Energy Corp.

             GPA.035.BT                         Basin Exploration

             GPA.036.BT                         Gerrity Drilling

             GPA.037.BT                         L.M.S. American Holdings

             GPA.038.BT                         BP-34 Limited

             GPA.043.BT                         The Gerrity Company, Inc.

             GPA.044.BT                         Mayers & Company
                                                (replaced GPA.018.BT)

             GPA.046.BT                         Lundvall and Associates

             GPA.047.BT                         R.A. Resources, Inc.

             GPA.048.BT                         Oxford Ltd. Partnership

             GPA.049.BT                         Colo. Energy Resources

             GPA.051.BT                         HS Resources, Inc.
                                                (Successor to Elk Exploration)

             GPA.053.BT                         Conquest Oil Company

             GPA.054.BT                         Cannon Resources, Inc.

             GPA.058.BT                         New London Oil

             GPA.059.BT                         Cache Exploration, Inc.

             GPA.060.BT                         New London Oil, Inc.

             GPA.061.BT                         New London Oil, Inc.

             GPA.062.BT                         Eddy Oil Company

             GPA.063.BT                         Lundvall and Associates

             GPA.001.EV                         Elk Exploration, Inc.
                                                FILE I & II (Wal-Mart)

             GPA.004.EV                         Eddy Oil Company

             GPA.005.EV                         Unioil (Unioil Agreements dtd
                                                11/24/84, combined)

             GPA.006.EV                         R.A. Resources, Inc.

             GPA.007.EV                         Barrett Energy Company

             GPA.001.L                          Prima Oil & Gas Company

             GPA.002.L                          Cache Resources/Cache Exp.

             GPA.003.L                          Bellwether Exploration

             GPA.004.L                          Sovereign Oil Company

             GPA.005.L                          Clark Energy Corporation

             GPA.006.L                          R.A. Resources, Inc.

             GPA.007.L                          Coors Energy Company

             GPA.008.L                          Unioil

             GPA.009.L                          Andrau Enterprises, Inc.

             GPA.010.L                          Greeley Gas Company

             GPA.011.L                          Sentry Oil Corporation

             GPA.012.L                          Petro Noel, Inc.

             GPA.013.L                          Eddy Oil

             GPA.014.L                          Elwood Oil Company

             GPA.015.L                   Vantage Oil, Inc.

             GPA.016.L                   Calvin Petroleum Corp.

             GPA.017.L                   Wichita Industries, Inc.

             GPA.018.L                   Andrau Enterprises, Inc.

             GPA.019.L                   Calvin Petroleum Corp.

             GPA.020.L                   Conquest Oil, Inc.

             GPA.021.L                   Basin Exploration, Inc.

             GPA.022.L                   Jason Exploration, Inc.

             GPA.024.L                   Pantera

             GPA.025.L                   Sunshine Valley

             GPA.026.L                   North Colorado Medical Center

             GPA.027.L                   University of Northern Colorado

             GPA.028.L                   Reider Oil

             GPA.029.L                   Lyco Energy

             GPA.030.L                   Snyder Oil Company (f/k/a Energy Oil)

             GPA.031.L                   Four Star Exploration

             GPA.032.L                   Mountain Industrial Gas

             GPA.033.L                   Ideal Basic Industries

             GPA.034.L                   H&C Colton

             GPA.035.L                   Thompson Valley Gas, Inc.

             GPA.036.L                   Cannon Resources, Inc.

             GPA.037.L                          Bristol Production, Inc.

             GPA.038.L                          Energy Minerals Corp.

             GPA.039.L                          Jenex Petroleum Corp.

             GPA.040.L                          Silverado Oil, Inc.

             GPA.041.L                          Eddy Oil Company

             GPA.041.L                          Parker & Parsley

             GPA.043.L                          Cannon Resources, Inc.

             GPA.044.L                          Eagle Oil & Gas, Inc.

             GPA.045.L                          New London Oil

             GPA.049.L                          Elwood Oil Company

             GPA.050.L                          Cache Exploration

             GPA.051.L                          Cowan Oil Company

             GPA.053.L                          Simmons Energy Company

             GPA.056.L                          Jenex Petroleum Corporation

             GPA.057.L                          Silverado Oil, Inc.

             GPA.058.L                          Coors Energy Company

             GPA.059.L                          Cache Exploration, Inc.

             GPA.060.L                          Prima Exploration

             GPA.003BGC                         Morgan Energy Corporation

             GPA.013.BGC                        Howard Buehler

             GPA.015.BGC                        Sovereign Oil Company

             GPA.016.BGC                   DJ Energy, Inc.

             GPA.002.FR                    San Juan Consortium

             GPA.001.PAN                   Energy Minerals Corporation

             GPA.002.PAN                   Petroleum Energy Corporation

             GPA.003.PAN                   Aexco Petroleum, Inc.

             GPA.004.PAN                   Shepler & Thomas

             GPA.005.PAN                   Davis Oil Company

             GPA.006.PAN                   Polfam Exploration Company

             GPA.007.PAN                   Schmid Properties

             GPA.008.PAN                   Bellwether Exploration Company

             GPA.009.PAN                   Jubilee Pipeline

             GPA.010.PAN                   D&S Oilfield

             GPA.012.PAN                   Colorado Interstate Gas Company

             GPA.013.PAN                   Energy Minerals

             GPA.014.PAN                   Agland, Incorporated

             GPA.015.PAN                   Vessels Oil and Gas Company

             GPA.016.PAN                   Industrial Gas Services, Inc.

             GPA.017.PAN                   Industrial Gas Services, Inc.

             GPA.018.PAN                   Sentry Oil Corporation

             GPA.019.PAN                   Pipeline Corporation of Colorado

             GPA.020.PAN                   Sun Exploration and Production Co.

             GPA.021.PAN                     Classic Petroleum Corp.

             GPA.022.PAN                     Energy Minerals Corporation

             GPA.023.PAN                     Lynx Exploration Company

             GPA.024.PAN                     Regal Petroleum, Ltd.

             GPA.025.PAN                     Regal Petroleum, Ltd.

             GPA.026.PAN                     Petroleum Energy Corporation

             GPA.027.PAN                     Sunset Hill Oil Co.

             GPA.028.PAN                     Colorado Gathering and Processing

             GPA.029.PAN                     Diversified Operating Corporation

             GPA.030.PAN                     Cache Exploration, Inc.

             GPA.031.PAN                     Lysander Resources, Inc.

             GPA.032.PAN                     Diversified Operating Corporation

             GPA.033.PAN                     Jenex Petroleum Corp.

             GPA.034.PAN                     Pan Western 1986 Drilling Program

             GPA.035.PAN                     Alfred Ward & Son

             GPA.037.PAN                     Eagle Energy, Inc.

             GPA.037.PAN                     Merrion Oil & Gas Corporation

             GPA.038.PAN                     Bristol Production, Inc.

             GPA.039.PAN                     Red Wave, Ltd.

             GPA.040.PAN                     American Penn Energy, Inc.

             GPA.041.PAN                     MGF Oil Corporation

             GPA.043.PAN                        Fina Oil & Chemical Company

             GPA.044.PAN                        Energy Minerals/Merrion Oil

             GPA.045.PAN                        Benton Petroleum Company

             GPA.046.PAN                        Weldmor Limited Partnership

             GPA.047.PAN                        Energy Minerals Corporation

             GPA.048.PAN                        Walsh Production, Inc.

             GPA.049.PAN                        Aexco Petroleum, Inc.

             GPA.050.PAN                        Damson Gas Processing Corp.

             GPA.053.PAN                        Pan Western Energy

             GPA.057.PAN                        Randy Hrvek, Individual

             GPA.064.PAN                        Fina Oil and Chemical Company

             GPA.065.PAN                        Walsh Production, Inc.

             GPA.067.PAN                        Walsh Production, Inc.

             GPA.069.PAN                        Walsh Production, Inc.

             GPA.071.PAN                        Lomita Operating

             GPA.072.PAN                        Cache Exploration, Inc.

             GPA.074.PAN                        Lomita Operating Company

             GPA.075.PAN                        Fina Oil and Chemical Company

             GPA.076.PAN                        Arlian, Inc.

             GPA.078.PAN                        Walsh Production, Inc.

             GPA.079.PAN                        DeClar Oil & Gas, Inc.

           GPA.080.PAN                   Lander Petroleum Co.

           GPA.081.PAN                   Everett Frerichs Oil Properties

           GPA.082.PAN                   H&R Well Services, Inc.

           GPA.083.PAN                   Jenex Petroleum

           GPA.084.PAN                   Petcon Associates Ltd.

           GPA.085.PAN                   Diversified Operating Corporation

           GPA.086.PAN                   Petcon Associates, Ltd.

           GPA.087.PAN                   OM Shree Investment Group

           GPA.088.PAN                   Jerry Pettyjohn d/b/a Rocket Petroleum

           GPA.089.PAN                   Tindal Operating Company

           GPA.090.PAN                   Rex Monahan

           GPA.091.PAN                   Diversified Operating Corporation


SPINDLE SYSTEM

          GPA.001.S                      Basin Operating Company

          GPA.002.S                      Colorado Interstate Gas Company

          GPA.002.S                      Colorado Interstate Gas Company

          GPA.004.S                      North American Resources Company

          GPA.005.S                      Martin Oil Service, Inc. (CIG No. 681)

          GPA.006.S                      Martin Oil Service, Inc. (CIG No. 679)

          GPA.007.S                      Machii-Ross Petroleum Company (CIG
                                         No. 1047)

             GPA.008.S               Energy Minerals Corporation (CIG No. 408)

             GPA.009.S               Kenneth A. Ross, Jr. (CIG No. 402)

             GPA.010.S               Energy Minerals Corporation (CIG No. 1079)

             GPA.011.S               Ray O. Brownlie (CIG No. 539)

             GPA.012.S               Energy Minerals Corporation (CIG No. 1078)

             GPA.013.S               Snyder Oil Corporation (Amoco/Calvin)

             GPA.014.S               Vessels Oil & Gas Company
                                     (Natural Gas Exchange Agreement)

             GPA.015.S               North American Resources Company

             GPA.016.S               Oaks Resources Management, Inc.

             GPA.017.S               Meyer Oil Company

             GPA.018.S               Energy Minerals Corporation

             GPA.020.S               Basin Exploration

             GPA.022.S               Amoco Production Company

             GPA.024.S               Martin Exploration Management Co.

             GPA.025.S               Heflin Energy Corporation

             GPA.026.S               Crystal Oil Co.

             GPA.027.S               K.P. Kauffman Company, Inc. (duplicate
                                     file B.8.15.5)

             GPA.028.S               Top Operating Company

             GPA.029.S               Machii-Ross Petroleum Company


ROGGEN SYSTEM

             GPA.001.R               Snyder Oil Corporation

             GPA.002.R               Basin Exploration, Inc.

             GPA.003.R                   Bataa Oil

             GPA.004.R                   Bataa Oil

             GPA.005.R                   Churchill Energy, Inc.

             GPA.006.R                   Freedom Energy, Inc.

             GPA.007.R                   Gerrity Oil & Gas Corporation

             GPA.008.R                   Homestead Oil Inc. (Prima)

             GPA.009.R                   HS Resources

             GPA.010.R                   HS Resources

             GPA.011.R                   Parker and Parsley Devel/Costilla

             GPA.012.R                   Prima Oil & Gas Company

             GPA.013.R                   Prima Oil & Gas Company

             GPA.014.R                   Prima Oil & Gas Company

             GPA.015.R                   Churchill Energy, Inc.

             GPA.001.RP                  Argonex Company

             GPA.002.RP                  Arlian Inc.

             GPA.003.RP                  Arlian Inc.

             GPA.004.RP                  Bolling Oil Properties Inc.

             GPA.005.RP                  Bolling Oil Properties Inc.

             GPA.006.RP                  Cascade Oil & Gas, Inc.

             GPA.007.RP                  Cascade Oil & Gas, Inc.

             GPA.008.RP                  Diversified Operating

             GPA.009.RP                  Diversified Operating

             GPA.010.RP                  Geotech Productions Inc.

             GPA.011.RP                  Geotech Productions Inc.

             GPA.012.RP                  H & R Well Service

             GPA.013.RP                  H & R Well Service (Robin)

             GPA.014.RP                  Habersham Energy

             GPA.015.RP                  HS Resources

             GPA.016.RP                  HS Resources

             GPA.017.RP                  HS Resources

             GPA.018.RP                  Jerry Pettyjohn

             GPA.019.RP                  KP Kaufman

             GPA.020.RP                  Kaiser Francis Oil Company/Weip King

             GPA.021.RP                  Kaiser Francis Oil Company

             GPA.022.RP                  Kaiser Francis Oil Company

             GPA.023.RP                  Larry Brandly

             GPA.024.RP                  Omimex Petroleum

             GPA.025.RP                  Overland Resources

             GPA.026.RP                  P & M Petroleum Management

             GPA.027.RP                  Pozo Resources

             GPA.028.RP                  Prospect Oil, Inc.

             GPA.029.RP                  Prospect Oil, Inc.

             GPA.030.RP                  RC Qualls

             GPA.031.RP                  Resource Technology/Rochester

             GPA.032.RP                  Smith Energy Corp.

             GPA.033.RP                  Smith Energy Corp.

             GPA.034.RP                  Smith Energy Corp.

             GPA.035.RP                  Smith Oil Properties/H & R (Robin)

             GPA.036.RP                  Smith Oil Properties

             GPA.037.RP                  Smith Oil Properties

             GPA.038.RP                  Southmark Acquisitions/P & P

             GPA.039.RP                  T.P. Operating, Inc.

             GPA.040.RP                  Thorofare Resources, Inc.

             GPA.041.RP                  Thorofare Resources, Inc.

             GPA.042.RP                  Thorofare Resources, Inc.

             GPA.043.RP                  Union Pacific Resources Co.

             GPA.044.RP                  DJ Production Services, Inc.

             GPA.045.RP                  Diversified Operating Corporation

             GPA.046.RP                  R.C. Qualls Operating

             GPA.047.RP                  T.P. Operating, Inc.

             GPA.048.RP                  Diversified Operating Corporation

             GPA.049.RP                  Thorofare Resources, Inc.

             GPA.050.RP                  Arlian, Inc.

             GPA.051.RP                  Arlian, Inc.

             GPA.052.RP                  Omimex International Corp.

             GPA.053.RP                  P&M Petroleum Management

             GPA.054.RP                  Smith Oil Properties, Inc.

             GPA.055.RP                  Smith Oil Properties, Inc.

             GPA.056.RP                  Smith Energy Corporation

             GPA.057.RP                  Cascade Oil & Gas, Inc.

             GPA.058.RP                  Larry Brandly

             GPA.059.RP                  G & R Oil Properties, Inc. (Smith
                                         Energy Corp.)

             GPA.060.RP                  Overland Resources, Ltd.

             GPA.061.RP                  Sovereign Energy, L.L.C.

             GPA.062.RP                  Kaiser-Francis Oil Company

             GPA.063.RP                  K.P. Kauffman Company, Inc.

             GPA.064.RP                  Blue Creek, Inc.

             GPA.065.RP                  Argonex Company

             GPA.001RW                   Frank H. Walsh

             GPA.002RW                   Roggen/Redwave Ltd

             GPA.001.RPD                 Geotech Productions, Inc.

             GPA.002.RPD                 Termo Co.

             GPA.001.REG                 Freedom Energy, Inc.

             GPA.002.REG                 Gerrity Oil & Gas Company

             GPA.003.REG                 Windsor Gas Processing

                                    EXHIBIT D


                      [Plot Plan of Greeley Fractionator]

                                   EXHIBIT E


                      [Plot Plan of Spindle Fractionator]

                                    EXHIBIT F

                           LIQUIDATED DAMAGES FORMULA


  L                 (X+1-A)                      (X-A)
(Sigma)  Y  =   (V x (0.98)          ) x N x (1/(1.135)      )
  A    (X)




Where:

         A = The Contract Year during which termination of the Agreement occurs.

         L = 20 (the last Contract Year of the Agreement).

         Y = Discounted annual liquidated damages for Contract Year X.

         X = The particular Contract Year for which liquidated damages are being calculated.

         V = The Specification Product volume (in Gallons) delivered by TEPPCO to Duke Energy during the Contract Year immediately preceding Contract Year A.

         N = The Fractionation Fee in Contract Year X minus $0.005 (in $ per
             Gallon).

         Contract Year = Any Year during the term of the Agreement that begins on an anniversary date of the Effective Date.

         Capitalized terms used but not defined in this Exhibit F have the definitions given those terms in the Agreement.

                                                                       EXHIBIT F

                         EXAMPLE OF LIQUIDATED DAMAGES
                               (FOR SECTION 3.4)

NOTE:  This example assumes Total Specification Products in Year 4 of 150 MMG.



CONTRACT YEAR OF TERMINATION:      5    A         LIQUIDATED DAMAGES($MM)  1.072
LAST YEAR OF CONTRACT:            20    L
                                                  CONTRACT FEE($/g)       0.0100
                                                  NET FEE($/g):           0.0050     N    =Fee in Years 1-10; Years 11-20=0.0375

VOLUME(MM/GAL) LOST IN CONT. YFL   4    =  10 V(A-1)

----------------------------------------------------------------------------------------------------------------------------
CONTRACT YEAR             0        1         2         3         4         5         6         7         8         9      10
----------------------------------------------------------------------------------------------------------------------------
VOLUME(MM/GAL)                     0         0         0         0     9.800     9.608     9.419     9.235     9.054   8.876
----------------------------------------------------------------------------------------------------------------------------
PROTECTED NET FEE ($MM)            0         0         0         0     0.049     0.048     0.047     0.046     0.045   0.044
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
UNDISC. CASH FLOW ($MM)            0         0         0         0     0.049     0.048     0.047     0.046     0.045   0.044
----------------------------------------------------------------------------------------------------------------------------
CUM. CASH FLOW ($MM)               0         0         0         0     0.049     0.097     0.144     0.190     0.236   0.280
----------------------------------------------------------------------------------------------------------------------------
DISC. CASH FLOW ($MM)              0         0         0         0     0.049     0.042     0.037     0.032     0.027   0.024
----------------------------------------------------------------------------------------------------------------------------
CUM. DISC. CASH FLOW ($MM)         0         0         0         0     0.049     0.091     0.128     0.159     0.187   0.210
----------------------------------------------------------------------------------------------------------------------------
VALUE OF Y(X) ($MM)                0         0         0         0     0.049     0.042     0.037     0.032     0.027   0.024
----------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------
CONTRACT YEAR                      11        12        13        14        15        16        17        18        19         20
--------------------------------------------------------------------------------------------------------------------------------
VOLUME(MM/GAL)                  8.702     8.531     8.364     8.200     8.039     7.882     7.727     7.576     7.427      7.282
--------------------------------------------------------------------------------------------------------------------------------
PROTECTED NET FEE ($MM)         0.326     0.320     0.314     0.308     0.301     0.296     0.290     0.284     0.279      0.273
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
UNDISC. CASH FLOW ($MM)         0.326     0.320     0.314     0.308     0.301     0.296     0.290     0.284     0.279      0.273
--------------------------------------------------------------------------------------------------------------------------------
CUM. CASH FLOW ($MM)            0.606     0.926     1.240     1.547     1.849     2.144     2.434     2.718     2.997      3.270
--------------------------------------------------------------------------------------------------------------------------------
DISC. CASH FLOW ($MM)           0.153     0.132     0.114     0.098     0.085     0.073     0.063     0.055     0.047      0.047
--------------------------------------------------------------------------------------------------------------------------------
CUM. DISC. CASH FLOW ($MM)      0.363     0.495     0.609     0.707     0.792     0.865     0.929     0.984     1.031      1.072
--------------------------------------------------------------------------------------------------------------------------------
VALUE OF Y(X) ($MM)             0.020     0.018     0.015     0.013     0.011     0.010     0.008     0.007     0.006      0.005
--------------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT G

                      MEMORANDUM OF FRACTIONATION AGREEMENT


         THIS MEMORANDUM OF FRACTIONATION AGREEMENT (this "Memorandum") is made and entered into this 21st day of April, 1998, but effective 11:59 p.m. (Denver, Colorado time) on the 31st day of March 1998 (the "Effective Date"), by and between Duke Energy Field Services, Inc., a Colorado corporation ("Duke Energy") and TEPPCO Colorado, LLC, a Delaware limited liability company ("TEPPCO"). Each of TEPPCO and Duke Energy are sometimes referred to individually as a "Party" and collectively as the "Parties."

         WHEREAS, Duke Energy and TEPPCO entered into that certain Fractionation Agreement on April 21, 1998, but effective as of the Effective Date (the "Agreement"); and

         WHEREAS, any capitalized term used but not defined in this Memorandum shall have the meaning ascribed to such term in the Agreement;

         WHEREAS, the Parties desire to file this Memorandum of record in the real property records of Weld County, Colorado, to give notice of the existence of the Agreement and certain provisions contained therein;

         NOW THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

         1. Notice. Notice is hereby given of the existence of the Agreement and certain provisions contained therein which are summarized in Sections 2 through 5 below.

         2. Certain Defined Terms. Unless the context otherwise requires, the following terms shall have the respective meanings set forth in this Section 1:

         A. "Dedicated Gas" shall mean all natural gas that Duke Energy or any of its Affiliates now or hereafter owns or has the contractual right to fractionate the natural gas liquids derived therefrom and which is (i) produced from the Dedicated Lands, (ii) transported through any of the Dedicated Gathering Pipelines, (iii) subject to the Dedicated Producer Contracts or (iv) processed in any of the Dedicated Plants.

         B. "Dedicated Gathering Pipelines" shall mean all present and future natural gas gathering pipelines which are now or hereafter owned or controlled, in whole or in part, by Duke Energy or any of its Affiliates and located on the Dedicated Lands.

         C. "Dedicated Lands" shall mean the lands described on the attached Exhibit A.

         D. "Dedicated Plants" shall mean all present and future natural gas processing plants which are now or hereafter owned or controlled, in whole or in part, by Duke Energy or any of its Affiliates and located on the Dedicated Lands, including, without limitation, the natural gas processing plants described on the attached Exhibit B.

         E. "Dedicated Producer Contracts" shall mean all present and future contracts under which Duke Energy or any of its Affiliates has the right to fractionate natural gas liquids derived from natural gas insofar as it is produced from any of the Dedicated Lands, including without limitation, the contracts more particularly described on the attached Exhibit C.

         F. "Fractionators" shall mean the Greeley Fractionator and the Spindle Fractionator.

         G. "Greeley Fractionator" shall mean the fractionation facilities owned by TEPPCO and located within Duke Energy's Greeley Natural Gas Processing Plant located in the SW1/4 of Section 25, Township 5 North, Range 66 West, Weld County, Colorado.

         H. "Spindle Fractionator" shall mean the fractionation facilities owned by TEPPCO and located within Duke Energy's Spindle Natural Gas Processing Plant located in the SW1/4 of Section 34, Township 2 North, Range 67 West, Weld County, Colorado.

         3. Term. The Agreement shall be effective as of March 31, 1998 at 11:59 p.m. (Denver, Colorado time), and shall continue in effect for a primary term ending March 31, 2018 at 11:59 p.m. (Denver, Colorado time), and shall continue in effect from Year to Year thereafter; provided that either Party shall have the right to terminate the Agreement effective March 31, 2018 at 11:59 p.m. (Denver, Colorado time), or any anniversary of such date by giving the other Party at least six (6) months prior written notice.

         4. Commitment to Process Dedicated Gas and Deliver Raw Product. Subject to the terms and conditions of the Agreement, Duke Energy shall cause the Dedicated Gas to be processed and all Raw Product to be delivered to TEPPCO at the Receipt Points for fractionation under the terms of the Agreement.

         5. Commitment to Fractionate. Subject to the payment of the Fractionation Fee by Duke Energy to TEPPCO, the other terms and conditions of the Agreement and the physical capacity and capabilities of the Fractionators, TEPPCO shall accept delivery of and provide fractionation on a firm basis for
(i) up to a maximum of 378,000 Gallons per Day of Raw Product delivered by Duke Energy to TEPPCO at the Receipt Point for the Greeley Fractionator and (ii) up to a maximum of 126,000 Gallons per Day of Raw Product delivered by Duke Energy to TEPPCO at the Receipt Point for the Spindle Fractionator.

         6. No Amendment to Agreement. This Memorandum is executed and recorded solely for the purpose of giving notice and shall not amend nor modify the Agreement in any way.

         7. Further Information. Further information concerning the Agreement is available from either (i) Duke Energy Field Services, Inc., 370 Seventeenth Street, Suite 900, Denver, Colorado 80202 or (ii) TEPPCO Colorado, LLC, 2929 Allen Parkway, Suite 3200, Houston, Texas 77019.

         The Parties hereto have executed this Memorandum to be effective as of the day first hereinabove written.

                                         DUKE ENERGY:

                                         DUKE ENERGY FIELD SERVICES, INC.


                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

                                         TEPPCO:

                                         TEPPCO COLORADO, LLC


                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

STATE OF TEXAS                              )
                                            )
COUNTY OF HARRIS                            )

         Before me, , a Notary Public in and for the State of Texas, on this ______ day of April, 1998, personally appeared , known to me to be the of Duke Energy Field Services, Inc., a Colorado corporation, on behalf of said corporation and acknowledged to me that he executed this Memorandum for the considerations and purposes therein set forth.

         Given under my hand and seal of office this ______ day of April, 1998.



                                    --------------------------------------------
                                    Notary Public in and for the State of Texas



                                    --------------------------------------------
                                    Printed or Typed Name of Notary



                                    My Commission Expires:


                                    --------------------------------------------

STATE OF TEXAS                              )
                                            )
COUNTY OF HARRIS                            )

         Before me, _______ , a Notary Public in and for the State of Texas, on this ______ day of April, 1998, personally appeared __________ , known to me to be the __________ of TEPPCO Colorado, LLC, a Delaware limited liability company, on behalf of said limited liability company and acknowledged to me that he executed this Memorandum for the considerations and purposes therein set forth.

         Given under my hand and seal of office this ______ day of April, 1998.




                                    --------------------------------------------
                                    Notary Public in and for the State of Texas



                                    --------------------------------------------
                                    Printed or Typed Name of Notary



                                    My Commission Expires:


                                    --------------------------------------------

                                    EXHIBIT H


    ATTACHED TO AND MADE PART OF THAT CERTAIN FRACTIONATION AGREEMENT DATED APRIL 21, 1998 BETWEEN TEPPCO COLORADO LLC AND DUKE ENERGY FIELD SERVICES, INC.


Components Used For Calculating Delivered Specification Product at Greeley
Fractionator:

A - Vaporized ethane in mcf delivered through an orifice meter to the Greeley Gas Plant residue gas stream

B - GPM of ethane and heavier components, as determined by samples obtained from the vaporized ethane stream delivered during the month

C - Ending Specification Product inventory stored in the tankage at the Greeley Plant, as determined by a month-end guaging of the tanks

D - Beginning Specification Product inventory stored in the tankage at the Greeley Plant, as determined by a month-end guaging of the tanks conducted during the prior month

E - Specification Product sales for the month which have been measured using the certified scales at the Greeley Plant

F - Specification Product delivered to the Greeley Fractionator from the Spindle Fractionator, as measured using the certified scales at the Greeley Plant

EXAMPLE OF MONTHLY TOTAL PRODUCTION REPORT TO BE PROVIDED:

                                          Total Fractionator Production:

BEGINNING INVENTORY:                           Y-Grade     C2         C3           IC4       NC4        IC5        NC5
                                               -------   -------   ----------  ---------  --------- ---------   -------
Greeley Frac                                   176,100                163,800    32,313     65,487    15,890     15,034
Spindle Frac                                    67,414                 31,000     6,322     12,406     3,822      3,454
                                                        ---------   ---------   -------  ---------   -------    -------
                                                                0     194,800    38,635     77,893    19,712     18,488
PRODUCTION:
Eaton Plant(Tkd In)                                       341,024     427,593    88,979    194,608    47,159     50,563
Lucerne Plant(Tkd In)                                     324,183     431,577    99,015    207,411    57,944     58,402
Mewbourne "A"                                             566,798     722,833   184,385    325,072   121,716     99,334
Mewbourne "B"                                             640,911   1,004,335   186,752    354,781    87,375     74,173
Spindle Plant                                           1,532,445   1,201,601   215,722    415,605   120,770    107,558
Greeley                                                   752,173     623,881   159,017    385,978   148,873    129,945
                                                        ---------   ---------   -------  ---------   -------    -------
Production Gallons:                                     4,157,534   4,411,820   933,870  1,883,455   583,837    519,975

OTHER SOURCES:
Stabilizer - Liquids to Ygrade                              7,062      53,080    42,715    122,108    87,139    103,769
Walsh Lilli Plant                                               0           0         0          0         0          0
KN Silo                                                     3,102       6,469     1,706      4,387     1,052      1,303
Bear Paw                                                        0           0         0          0         0          0
Roggen B/G                                                      0           0         0          0         0          0
                                                        ---------   ---------   -------  ---------   -------    -------
TOTAL RECEIPT:                                          4,167,698   4,471,369   978,291  2,009,950   672,028    625,047

TOTAL DELIVERIES & SALES:
Cogen/CIG/WestGas                                       4,150,992
Sales - Sold Locally(Greeley)                           2,525,705                          643,417   611,504    589,737
Sales - Sold Locally(Isopentane)                                                                           0         0

Exchanges                                                           1,626,790
Greeley Heat                                                            1,918
Refrigeration                                                           8,380
Propane for Trucks                                          27,946
Conway Sales - Gre/Spindle(Amoco)                           12,105    207,408    18,695     36,683    13,145    12,004
Roggen Storage                                                   0    123,420         0          0         0         0
Frontier - (Butane Mix)                                      2,431     15,183   518,699  1,057,753     8,210       883
Coastal - (Butane Mix)                                       1,633     10,515   350,049    711,000     5,864       644
Centennial - (Butane Mix)                                       40        108     6,285     12,260       180        25
Ultramar Diamond Shamrock - (Butane Mix)                       497      3,196   105,638    214,164     1,694       184
Frontier/Coastal - (Butane Mix)                                  0          0         0          0         0         0
                                                         4,167,698  4,550,569   999,366  2,031,860   672,510   625,244
                                                         ---------  ---------   -------  ---------   -------   -------


ENDING INVENTORY:
Greeley Frac                                               201,900     83,100    14,846     50,554    17,579    16,708
Spindle Frac                                                56,651     32,500     2,714      5,429     1,651     1,583
                                                                    ---------   -------  ---------   -------    ------
                                                                      115,600    17,560     55,983    19,230    18,290


BEGINNING INVENTORY:                                    C6+        Total
                                                      -------     ------
Greeley Frac                                           14,076     306,600
Spindle Frac                                            2,996      60,000
                                                      -------  ----------
                                                       17,072     366,600
PRODUCTION:
Eaton Plant(Tkd In)                                    47,519   1,197,445
Lucerne Plant(Tkd In)                                  52,727   1,231,259
Mewbourne "A"                                         100,613   2,120,751
Mewbourne "B"                                          47,528   2,395,855
Spindle Plant                                          80,594   3,674,294
Greeley                                               116,554   2,316,421
                                                      -------  ----------
Production Gallons:                                   445,535  12,936,025

OTHER SOURCES:
Stabilizer - Liquids to Ygrade                        153,432     569,305
Walsh Lilli Plant                                           0           0
KN Silo                                                 1,474      19,493
Bear Paw                                                    0           0
Roggen B/G                                                  0           0
                                                      -------  ----------
TOTAL RECEIPT:                                        600,441  13,524,823

TOTAL DELIVERIES & SALES:
Cogen/CIG/WestGas                                               4,150,992
Sales - Sold Locally(Greeley)                       4,370,364
Sales - Sold Locally(Isopentane)                            0           0

Exchanges                                                       1,626,790
Greeley Heat                                                        1,918
Refrigeration                                                       8,380
Propane for Trucks                                     27,946
Conway Sales - Gre/Spindle(Amoco)                      10,478     310,518
Roggen Storage                                              0     123,420
Frontier - (Butane Mix)                                    33   1,603,192
Coastal - (Butane Mix)                                     25   1,079,730
Centennial - (Butane Mix)                                   0      18,898
Ultramar Diamond Shamrock - (Butane Mix)                    4     325,377
Frontier/Coastal - (Butane Mix)                             0           0
                                                      -------  ----------
                                                      600,277  13,647,525

ENDING INVENTORY:
Greeley Frac                                           16,113     198,899
Spindle Frac                                            1,123      44,999
                                                      -------  ----------
                                                       17,235     243,898

                                    EXHIBIT I

    ATTACHED TO AND MADE PART OF THAT CERTAIN FRACTIONATION AGREEMENT DATED APRIL 21, 1998 BETWEEN TEPPCO COLORADO LLC AND DUKE ENERGY FIELD SERVICES, INC.

Components Used For Calculating Delivered Specification Product at Spindle
Fractionator:

A - Vaporized ethane in mcf delivered through an orifice meter to the Spindle Gas Plant residue gas stream

B - GPM of ethane and heavier components, as determined by samples obtained from the vaporized ethane stream delivered during the month

C - Ending Specification Product inventory stored in the tankage at the Spindle Plant, as determined by a month-end guaging of the tanks

D - Beginning Specification Product inventory stored in the tankage at the Spindle Plant, as determined by a month-end guaging of the tanks conducted during the prior month

E - Specification Product sales for the month which have been measured using the certified scales at the Spindle Plant

F - Specification Product delivered to the Greeley Fractionator, as measured using the certified scales at the Greeley Plant

G - Specification Product delivered to the Amoco Products Pipeline for the month, as measured by Amoco Products Pipeline

MONTHLY DETAIL TO BE PROVIDED:

Spindle allocated gallons to producers:

                                                C2          C3         IC4       NC4        IC5        NC5        C6+        Total
                                               ------     -------   -------    -------    -------    -------    ------      --------
Propane trucked out to customers               15,655     936,400     4,735      5,895      1,353      1,353       966      966,357
BG trucked to North Fractionator                3,417      39,519   208,630    405,854    118,320    105,225    78,854      959,819
Product sent down APL                           2,788     166,779       843      1,050        241        241       172      172,115
B/G sent down APL                                 921      29,868     4,951      9,597      2,846      2,504     1,926       52,613
Plant Refrigeration                               136       8,120        41         51         12         12         8        8,380
Vehicle Usage                                     180      10,789        55         68         16         16        11       11,134

Storage @ Spindle Plant
C3 Beginning                    31,000
     Ending                     32,500
                                ------
                                 1,500             24       1,454         7          9          2          2         2        1,500

BG Beginning                    29,000
      Ending                    12,500
                                ------
                               (16,500)           (59)       (679)   (3,587)    (6,977)    (2,034)    (1,809)   (1,356)     (16,501)
Storage @ Amoco Unloading
C3 Beginning                    16,802
     Ending                     26,451
                                ------
                                 9,649            156       9,350        47         59         14         14        10        9,649
                                            ---------   ---------   -------    -------    -------    -------    ------    ---------
                                               23,218   1,201,601   215,722    415,605    120,770    107,558    80,594    2,165,066
                  STABILIZER                        0           0         0          0          0          0
                  ETHANE                    1,509,227                                                                     1,509,227
                                            ---------   ---------   -------    -------    -------    -------    ------    ---------
    Total Spindle Production                1,532,445   1,201,601   215,722    415,605    120,770    107,558    80,594    3,674,293
 (included on Total schedule @ Greeley)


                                                                       EXHIBIT B
================================================================================

                                 LEASE AGREEMENT


                                     BETWEEN



                        DUKE ENERGY FIELD SERVICES, INC.,
                                    AS LESSOR


                                       AND


                              TEPPCO COLORADO, LLC,
                                    AS LESSEE




                                 MARCH 31, 1998

================================================================================

                                TABLE OF CONTENTS

ARTICLE I      DEFINITIONS AND CONSTRUCTION..............................................................  1
  1.1          Certain Defined Terms.....................................................................  1
               "Day" ....................................................................................  1
               "Frac Agreement" .........................................................................  1
               "Fractionation Plant" ....................................................................  1
               "Governmental Authority" .................................................................  1
               "O&M Agreement" ..........................................................................  2
               "Permitted Encumbrances" .................................................................  2
               "Premises" ...............................................................................  2
               "Project Agreements" .....................................................................  2
               "Purchase Agreement" .....................................................................  2
               "Rent" ...................................................................................  2
               "Sublease" ...............................................................................  2
               "Year" ...................................................................................  2
  1.2          References................................................................................  2
  1.3          Headings..................................................................................  2

ARTICLE II     DEMISE OF PREMISES AND TERM...............................................................  2
  2.1          Demise of Premises and Term...............................................................  2

ARTICLE III    RENT......................................................................................  3
  3.1          Rent......................................................................................  3
  3.2          Place of Payment..........................................................................  3

ARTICLE IV     CONDUCT OF BUSINESS.......................................................................  3
  4.1          Use of Premises...........................................................................  3
  4.2          Surrender of Premises.....................................................................  3

ARTICLE V      TAXES, ASSESSMENTS........................................................................  3
  5.1          Duke Energy's Obligation to Pay...........................................................  3
  5.2          Manner of Payment.........................................................................  4

ARTICLE VI     REPRESENTATIONS AND WARRANTIES............................................................  4
  6.1          Representations and Warranties of Duke Energy.............................................  4

ARTICLE VII    EMINENT DOMAIN............................................................................  4
  7.1          Total Condemnation of Premises............................................................  4
  7.2          Partial Condemnation......................................................................  4
  7.3          Damages...................................................................................  5

ARTICLE VIII   GENERAL PROVISIONS........................................................................  5
  8.1          Estoppel Certificates.....................................................................  5
  8.2          Warranty of Peaceful Possession...........................................................  5

  8.3          Recording.................................................................................  5
  8.4          Notice.  .................................................................................  6
  8.5          Waiver....................................................................................  7
  8.6          Entire Agreement..........................................................................  7
  8.7          Successors and Assigns....................................................................  7
  8.8          Conflicts.................................................................................  7
  8.9          Laws and Regulations......................................................................  7
  8.10         Severability..............................................................................  7
  8.11         Time of Essence...........................................................................  8
  8.12         Captions..................................................................................  8
  8.13         Schedules and Exhibits....................................................................  8
  8.14         No Partnership............................................................................  8
  8.15         No Third Party Beneficiaries..............................................................  8
  8.16         Mutual Cooperation; Further Assurances....................................................  8
  8.17         Survival..................................................................................  8
  8.18         Other Project Agreements..................................................................  8

                                 LEASE AGREEMENT


         THIS LEASE AGREEMENT (this "Lease") is made and entered into this 21st day of April, 1998, but effective 11:59 p.m. (Denver, Colorado time) on the 31st day of March, 1998, between Duke Energy Field Services, Inc., a Colorado corporation (herein called "Duke Energy") and TEPPCO Colorado LLC, a Delaware limited liability company (herein called "TEPPCO"). Each of TEPPCO and Duke Energy are sometimes referred to individually as a "Party" and collectively as the "Parties."


                              W I T N E S S E T H:


         WHEREAS, Duke Energy owns the Premises (hereinafter defined); and

         WHEREAS, Duke Energy desires to lease the Premises to TEPPCO, and TEPPCO desires to lease the Premises from Duke Energy upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, for and in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual agreements hereinafter set forth, Duke Energy and TEPPCO covenant and agree as follows:

                                    ARTICLE I
                          DEFINITIONS AND CONSTRUCTION

         1.1 Certain Defined Terms. Unless the context otherwise requires, the following terms shall have the respective meanings set forth in this
Section 1.1:

                  "Day" shall mean a period of time commencing at 8:00 a.m. (Denver, Colorado time) on a calendar day and ending at 8:00 a.m. (Denver, Colorado time) on the next succeeding calendar day.

                  "Frac Agreement" means that certain Fractionation Agreement dated of even date herewith by and between Duke Energy and TEPPCO.

                  "Fractionation Plant" means TEPPCO's fractionation plant located on the Premises.

                  "Governmental Authority" means any entity of or pertaining to government, including any federal, state, local, other governmental or administrative authority, agency, court, tribunal, arbitrator, commission, board or bureau.

                  "O&M Agreement" means that certain Operation and Maintenance Agreement dated of even date herewith by and between Duke Energy and TEPPCO.

                  "Permitted Encumbrances" shall have the meaning ascribed to such term in Section 6.1.

                  "Premises" means that certain tract or parcel of land located in Weld County, Colorado, more particularly described on Exhibit A attached hereto and made a part hereof for all purposes.

                  "Project Agreements" shall mean collectively, this Lease, the O&M Agreement, the Frac Agreement and the Sublease.

                  "Purchase Agreement" shall mean that certain Asset Purchase Agreement dated March 31, 1998, by and between Duke Energy, as "Seller," and TEPPCO, as "Buyer".

                  "Rent" shall have the meaning ascribed to such term in
Section 3.1.

                  "Sublease" means that certain Sublease Agreement dated of even date herewith by and between Duke Energy and TEPPCO.

                  "Year" shall mean a period of 365 consecutive Days; provided, however that any year which contains the date of February 29 shall consist of 366 consecutive Days.

         1.2 References. As used in this Lease, unless expressly stated otherwise, references to (a) "including" mean "including, without limitation", and the words "hereof", "herein", and "hereunder", and similar words, refer to this Lease as a whole and not to any particular Article, provision, section or paragraph of this Lease and (b) "or" mean "either or both". Unless otherwise specified, all references in this Lease to Sections, paragraphs, Exhibits or Schedules are deemed references to the corresponding Sections, paragraphs, Exhibits or Schedules in this Lease.

         1.3 Headings. The headings of the Sections of this Lease and of the Schedules and Exhibits are included for convenience only and shall not be deemed to constitute part of this Lease or to affect the construction or interpretation hereof or thereof.

                                   ARTICLE II
                           DEMISE OF PREMISES AND TERM

         2.1 Demise of Premises and Term. In consideration of the rents, covenants, and agreements set forth herein and subject to the terms and conditions hereof, Duke Energy hereby leases to TEPPCO and TEPPCO hereby leases from Duke Energy, the Premises for a term commencing on March 31, 1998 at 11:59 p.m. (Denver, Colorado time) and, unless terminated in accordance with Article II of the Frac Agreement, continue in effect for a primary term ending March 31, 2018 at 11:59 p.m. (Denver, Colorado time), and shall continue in effect from Year to Year thereafter; provided that either Party shall have the right to terminate this Lease effective March 31, 2018 at 11:59 p.m. or any anniversary of such date by giving the other Party at least six (6) months prior written notice.

                                   ARTICLE III
                                      RENT

         3.1 Rent. As rental for the Premises during the term of this Lease, TEPPCO agrees to pay to Duke Energy for each month of the term of this Lease One Thousand and 00/100 ($1,000.00) (the "Rent") on or before the first
(1st) day of each month of the term of this Lease. Rent shall be prorated for any partial month during the term of this Lease.

         3.2 Place of Payment. All Rent shall be payable in lawful money of the United States of America, at Duke Energy's address set forth in Section 8.4 herein.

                                   ARTICLE IV
                               CONDUCT OF BUSINESS

         4.1 Use of Premises. TEPPCO shall have the right to use the Premises for the purpose of fractionating natural gas liquids.

         4.2 Surrender of Premises. TEPPCO shall at the expiration of the term of this Lease, or at any earlier termination of this Lease, surrender the Premises to Duke Energy in as good condition as it received the same; provided, however, TEPPCO shall deliver written notice to Duke Energy prior to termination of the Lease if TEPPCO will remove the Fractionation Plant and any other alterations, additions, improvements or other changes to the Premises made by TEPPCO during the term of this Lease; provided that TEPPCO shall have the right to, and must remove, the Fractionation Plant, if at all, within one (1) year after termination of this Lease, but no earlier than one (1) year after delivery of written notice as provided above. If TEPPCO fails to deliver notice as provided in the preceding sentence, TEPPCO shall surrender the Fractionation Plant and any such alterations, additions, improvements or other changes to Duke Energy upon termination of this Lease.

                                    ARTICLE V
                               TAXES, ASSESSMENTS

         5.1 Duke Energy's Obligation to Pay. Duke Energy shall pay during the term of this Lease, all federal, state and local real and personal property ad valorem taxes, assessments, and other governmental charges, general and special, ordinary and extraordinary, including but not limited to assessments for public improvements or benefits assessed against the Premises, or improvements situated thereon, including, without limitation, the Fractionation Plant, that are payable to any lawful authority assessed against or with respect to the Premises or the use or operation thereof, including, but not limited to, any federal, state or local income, gross receipts, withholding, franchise, excise, sales, use, value added, recording, transfer or stamp tax, levy, duty, charge or withholding of any kind imposed or assessed by any federal, state or local government, agency or authority, together with any addition to tax, penalty, fine or interest thereon, other than state or U.S. federal income tax imposed upon the taxable income of TEPPCO and any franchise taxes imposed upon TEPPCO (such taxes and assessments being hereinafter called "Taxes"). In the event Duke Energy fails to pay such Taxes prior to the time the same become delinquent, TEPPCO may pay the same and (provided

TEPPCO shall have delivered to Duke Energy evidence of such payment) deduct the amount of such payment from the Rent owed hereunder.


         5.2 Manner of Payment. Duke Energy shall pay all Taxes directly to the applicable taxing authority prior to delinquency and shall promptly thereafter provide TEPPCO with evidence of such payment. The certificate issued or given by the appropriate officials authorized or designated by law to issue or give the same or to receive payment of such Taxes shall be prima facie evidence of the existence, payment, nonpayment and amount of such Taxes. Duke Energy, if Duke Energy shall so desire, may contest the validity or amount of any such Taxes, at Duke Energy's sole cost and expense, by appropriate proceedings, diligently conducted in good faith. Duke Energy may defer payment of such Taxes during the pendency of such contest, provided that nothing herein contained shall be construed to allow such Taxes to remain unpaid for such length of time as shall permit the Premises, or any part thereof, to be sold by any Governmental Authority or a lien with respect thereto foreclosed for the nonpayment of the same.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

         6.1 Representations and Warranties of Duke Energy. Duke Energy represents and warrants to TEPPCO that Duke Energy has good and marketable title to the Premises subject only to: (a) liens for current taxes and assessments not yet due or which Duke Energy is contesting in good faith, (b) inchoate mechanic and materialmen liens for construction in progress, (c) inchoate workmen, repairmen, warehousemen, customer, employee and carriers liens arising in the ordinary course of business and (d) liens created by TEPPCO (collectively, the "Permitted Encumbrances").

                                   ARTICLE VII
                                 EMINENT DOMAIN

         7.1 Total Condemnation of Premises. If the whole of the Premises are acquired or condemned by eminent domain for any public or quasi-public use or purpose, then this Lease shall terminate as of the date title vests in any public agency. All rentals and other charges owing hereunder shall be prorated as of such date.

         7.2 Partial Condemnation. If any part of the Premises is acquired or condemned as set forth in Section 5.1, and if in TEPPCO's reasonable opinion such partial taking or condemnation renders the Premises unsuitable for the business of TEPPCO, then this Lease shall terminate at TEPPCO's election as of the date title vests in any public agency, provided TEPPCO delivers to Duke Energy written notice of such election to terminate within thirty (30) days following the date title vests in such public agency. In the event of such termination, all rentals and other charges owing hereunder shall be prorated as of such effective date of termination.

         7.3 Damages. Duke Energy shall be entitled to any award and all damages payable as a result of any condemnation or taking of the fee of the Premises. TEPPCO shall have the right to claim and recover from the condemning authority, but not from Duke Energy, such compensation as may be separately awarded or recoverable by TEPPCO in TEPPCO's own right on account of any and all damage to the Fractionation Plant and/or TEPPCO's business by reason of the condemnation, including loss of value of any unexpired portion of the term of the Lease, and for or on account of any cost or loss to which TEPPCO might be put in removing TEPPCO's personal property, fixtures, leasehold improvements and equipment, including, without limitation, the Fractionation Plant, from the Premises.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

         8.1 Estoppel Certificates. TEPPCO and Duke Energy shall, at any time and from time to time upon not less than ten (10) days prior written request from the other Party, execute, acknowledge and deliver to the other a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which Rent and other charges are paid, and (ii) acknowledging that there are not, to the executing Party's knowledge, any uncured defaults on the part of the other Party hereunder (or specifying such defaults, if any are claimed). Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises or the leasehold.

         Duke Energy's or TEPPCO's failure to deliver such statement within such ten (10) day period shall be conclusive upon that Party (i) that this Lease is in full force and effect without modification, except as may be represented by the other Party, and (ii) that there are not uncured defaults in performance by the other Party.

         Nothing in this Section 8.1 shall be construed to waive the conditions elsewhere contained in this Lease applicable to assignment or subletting of the Premises by TEPPCO.

         8.2 Warranty of Peaceful Possession. Duke Energy covenants and warrants that TEPPCO, upon paying the Rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on TEPPCO's part to be observed and performed hereunder, may peaceably and quietly have, hold, occupy, use and enjoy, and shall have the full, exclusive and unrestricted use and enjoyment of, all the Premises during the term of the Lease for the purposes permitted herein, and Duke Energy agrees to warrant and forever defend title to the Premises against the claims of any and all persons whomsoever lawfully claiming or to claim the same or any part thereof, subject only to the Permitted Encumbrances and the provisions of this Lease.

         8.3 Recording. Duke Energy and TEPPCO shall execute, acknowledge, deliver and record a "short form" memorandum of this Lease in the form of Exhibit B attached hereto and made a part hereof for all purposes. Promptly upon request by Duke Energy at any time following the expiration or earlier termination of this Lease, however such termination may be brought about, TEPPCO shall execute and deliver to Duke Energy an instrument, in recordable form, evidencing the termination of this Lease and the release by TEPPCO of all of TEPPCO's right, title and interest in and to the Premises existing under and by virtue of this Lease.

         8.4 Notice. All notices, requests, demands and other communications required or permitted to be given under this Lease shall be deemed to have been duly given if in writing and delivered personally or sent via first-class, postage prepaid, registered or certified mail (return receipt requested), or by overnight delivery service or facsimile transmission addressed as follows:

                      If to Duke Energy:

                           Duke Energy Field Services, Inc.
                           370 - 17th Street, Suite 900
                           Denver, Colorado 80202
                           Attention:  President
                           Telephone:  (303) 595-3331
                           Facsimile:  (303) 893-2613

                      and copy to:

                           Duke Energy Field Services, Inc.
                           370 - 17th Street, Suite 900
                           Denver, Colorado 80202
                           Attention: General Counsel
                           Telephone:  (303) 595-3331
                           Facsimile:  (303) 893-8913

                      If to TEPPCO:

                           TEPPCO Colorado, LLC
                           2929 Allen Parkway, Suite 3200
                           Houston, Texas  77019
                           Attention:  President
                           Telephone:  (713) 759-3636
                           Facsimile:  (713) 759-3957

                      and copy to:

                           Texas Eastern Products Pipeline Company
                           2929 Allen Parkway, Suite 3200
                           Houston, Texas  77019
                           Attention:  General Counsel
                           Telephone:  (713) 759-3968
                           Facsimile:  (713) 759-3645

         Any Party may change the address to which the communications are to be directed to it by giving notice to the other in the manner provided in this
Section 8.4. Notice by mail shall be deemed to have been given and received on the third calendar day after posting. Notice by overnight delivery service, facsimile transmission or personal delivery shall be deemed given on the date of actual delivery.

         8.5 Waiver. No course of dealing and no delay on the part of either Party in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such Party's rights, powers or remedies. No term or condition of this Lease shall be deemed to have been waived nor shall there be any estoppel to enforce any provision of this Lease except by written instrument of the Parties charged with such waiver or estoppel. The waiver of any breach of any term, condition or provision of this Lease shall not be construed as a waiver of any prior, concurrent or subsequent breach of the same or any other term, condition or provision hereof.

         8.6 Entire Agreement. The Project Agreements and any related documents between the Parties of even date herewith, including exhibits and schedules attached thereto, constitute the final and entire agreement between the Parties concerning the subject matter thereof, and supersedes all prior and contemporaneous agreements and undertakings of the Parties in connection therewith. The Project Agreements may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the Parties. There are no oral agreements between the Parties.

         8.7 Successors and Assigns. Assignment provisions pertaining to this Lease are set forth in the O&M Agreement.

         8.8 Conflicts. In the event of any conflict between the provisions of this Lease and any exhibits or schedules attached hereto, the provisions of this Lease shall prevail.

         8.9 Laws and Regulations. This Lease and the performance hereof shall be subject to all valid and applicable federal and state laws and to the valid and applicable orders, laws, rules, and regulations of any state or federal authority having jurisdiction, but nothing contained herein shall be construed as a waiver of any right to question or contest any such order, law, rule, or regulation in any forum having jurisdiction.

         8.10 Severability. The invalidity or unenforceability of any provision of this Lease shall in no way affect the validity or enforceability of any other provision hereof.

         8.11 Time of Essence. Time is of the essence in the performance of all obligations falling due hereunder.

         8.12 Captions. The headings to Articles, Sections and other subdivisions of this Lease are inserted for convenience of reference only and will not affect the meaning or interpretation of this Lease.

         8.13 Schedules and Exhibits. All schedules and exhibits hereto which are referred to herein are hereby made a part hereof and incorporated herein by such reference.

         8.14 No Partnership. The relationship between Duke Energy and TEPPCO at all times shall not be deemed a partnership or joint venture.

         8.15     No Third Party Beneficiaries. Subject to the provisions of
Section 8.7 hereof, this Lease inures to the sole and exclusive benefit of Duke Energy and TEPPCO, their respective successors, legal representatives and assigns, and confers no benefit on any third party.

         8.16 Mutual Cooperation; Further Assurances. Upon request by either Party from time to time during the term of this Lease, each Party agrees to execute and deliver all such other and additional instruments, notices and other documents and do all such other acts and things as may be necessary to carry out the purposes of this Lease and to more fully assure the Parties' rights and interests provided for hereunder. Duke Energy and TEPPCO each agree to cooperate with the other on all matters relating to required permits and regulatory compliance by either Duke Energy or TEPPCO in respect of the Premises.

         8.17 Survival. Survival provisions pertaining to this Lease are set forth in the O&M Agreement.

         8.18 Other Project Agreements. In the event of any conflict between the provisions of any of the Project Agreements with each other or with the Purchase Agreement, the provisions of the O&M Agreement shall control over the inconsistent provisions of any of the other Project Documents or the Purchase Agreement.

         8.19 Amendments; Changes; Modifications. This Lease may not be effectively amended, changed, modified, altered or terminated, except as provided herein, without the written consent of the Parties and such consent shall be effective only in the specific instance and for the specific purpose for which it is given.

         The parties hereto have executed this Lease to be effective as of the day first hereinabove written.

                                             Duke Energy:

                                             DUKE ENERGY FIELD SERVICES, INC.


                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

                                             TEPPCO:

                                             TEPPCO COLORADO, LLC


                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

                                    EXHIBIT A

                                    PREMISES


A portion of the Southwest Quarter (SW1/4) of Section 25 (Sec. 25), Township Five North (T5N), Range Sixty Six (R66W) West of the Sixth Principal Meridian (6th P.M.), County of Weld, State of Colorado, more particularly described as follows:

Commencing at the Southwest corner (SW Crn) of said Section 25 and assuming the West line of said section as bearing North 00(degrees)00'00" East with all other bearings contained herein relative thereto;
Thence North 00(degrees)00'00" East a distance of 348.27 feet;
Thence North 90(degrees)00'00" East a distance of 957.61 feet to the True Point of Beginning;

Thence North 00(degrees)43'56" East a distance of 55.11 feet;
Thence South 88(degrees)55'04" East a distance of 129.52 feet;
Thence South 00(degrees)26'43" West a distance of 53.09 feet;
Thence North 89(degrees)48'39" West a distance of 129.79 feet back to the True Point of Beginning;

Containing 7,015 square feet (0.161 acres), more or less.


[SEAL]


/s/ KENNETH A. PERRY                         4-6-98
-------------------------------------------------------
Kenneth A. Perry, P.L.S. 25961
For and on behalf of Henkels & McCoy, Inc.


A portion of the Southwest Quarter (SW1/4) of Section 25 (Sec. 25), Township Five North (T5N), Range Sixty Six (R66W) West of the Sixth Principal Meridian (6th P.M.), County of Weld, State of Colorado, more particularly described as follows:

Commencing at the Southwest corner (SW Crn) of said Section 25 and assuming the West line of said section as bearing North 00(degrees)00'00" East with all other bearings contained herein relative thereto;
Thence North 00(degrees)00'00" East a distance of 272.25 feet;
Thence North 90(degrees)00'00" East a distance of 986.44 feet to the True Point of Beginning;

Thence North 00(degrees)51'22" East a distance of 60.45 feet;
Thence South 89(degrees)45'12" East a distance of 117.12 feet;
Thence South 00(degrees)31'05" West a distance of 61.40 feet;
Thence North 89(degrees)17'15" West a distance of 117.47 feet back to the True Point of Beginning;

Containing 7,146 square feet (0.164 acres), more or less.


[SEAL]


/s/ KENNETH A. PERRY                         4-6-98
-------------------------------------------------------
Kenneth A. Perry, P.L.S. 25961               Date
For and on behalf of Henkels & McCoy, Inc.

                                    EXHIBIT B


                          MEMORANDUM OF LEASE AGREEMENT


         THIS MEMORANDUM OF LEASE AGREEMENT (this "Memorandum") is made and entered into this 21st day of April, 1998, but effective 11:59 p.m. (Denver, Colorado time) on the 31st day of March 1998 (the "Effective Date"), by and between Duke Energy Field Services, Inc., a Colorado corporation ("Duke Energy") and TEPPCO Colorado, LLC, a Delaware limited liability company ("TEPPCO"). Each of TEPPCO and Duke Energy are sometimes referred to individually as a "Party" and collectively as the "Parties."

         WHEREAS, Duke Energy and TEPPCO entered into that certain Lease Agreement on April 21, 1998, but effective as of the Effective Date (the "Agreement"); and

         WHEREAS, any capitalized term used but not defined in this Memorandum shall have the meaning ascribed to such term in the Agreement;

         WHEREAS, the Parties desire to file this Memorandum of record in the real property records of Weld County, Colorado, to give notice of the existence of the Agreement and certain provisions contained therein;

         NOW THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

         1. Notice. Notice is hereby given of the existence of the Agreement and certain provisions contained therein which are summarized in
Section 2 below.

         2. Demise of Premises and Term. In consideration of the rents, covenants, and agreements set forth in the Agreement and subject to the terms and conditions of the Agreement, Duke Energy has leased to TEPPCO and TEPPCO has leased from Duke Energy, that certain tract or parcel of land located in Weld County, Colorado, more particularly described on Exhibit A attached hereto and made a part hereof for all purposes for a term commencing on March 31, 1998 at 11:59 p.m. (Denver, Colorado time) and, unless terminated in accordance with the terms and conditions of the Agreement, shall continue in effect for a primary term ending March 31, 2018 at 11:59 p.m. (Denver, Colorado time), and shall continue in effect from Year to Year thereafter; provided that either Party has the right to terminate the Agreement effective March 31, 2018 at 11:59 p.m. or any anniversary of such date by giving the other Party at least six (6) months prior written notice.

         3. No Amendment to Agreement. This Memorandum is executed and recorded solely for the purpose of giving notice and shall not amend nor modify the Agreement in any way.

         4. Further Information. Further information concerning the Agreement is available from either (i) Duke Energy Field Services, Inc., 370 Seventeenth Street, Suite 900, Denver, Colorado 80202 or (ii) TEPPCO Colorado, LLC, 2929 Allen Parkway, Suite 3200, Houston, Texas 77019.

         The Parties hereto have executed this Memorandum to be effective as of the day first hereinabove written.

                                             DUKE ENERGY:

                                             DUKE ENERGY FIELD SERVICES, INC.


                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


                                             TEPPCO:

                                             TEPPCO COLORADO, LLC


                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

STATE OF TEXAS         )
                       )
COUNTY OF HARRIS       )

         Before me, ____________, a Notary Public in and for the State of Texas, on this ______ day of April, 1998, personally appeared ___________, known to me to be the ____________ of Duke Energy Field Services, Inc., a Colorado corporation, on behalf of said corporation and acknowledged to me that he executed this Memorandum for the considerations and purposes therein set forth.

         Given under my hand and seal of office this ______ day of April, 1998.


                                   ---------------------------------------------
                                   Notary Public in and for the State of Texas


                                   ---------------------------------------------
                                   Printed or Typed Name of Notary

                                   My Commission Expires:

                                   ---------------------------------------------

STATE OF TEXAS         )
                       )
COUNTY OF HARRIS       )

         Before me, ____________, a Notary Public in and for the State of Texas, on this ______ day of April, 1998, personally appeared ____________, known to me to be the ____________ of TEPPCO Colorado, LLC, a Delaware limited liability company, on behalf of said limited liability company and acknowledged to me that he executed this Memorandum for the considerations and purposes therein set forth.

         Given under my hand and seal of office this ______ day of April, 1998.



                                   ---------------------------------------------
                                   Notary Public in and for the State of Texas


                                   ---------------------------------------------
                                   Printed or Typed Name of Notary

                                   My Commission Expires:

                                   ---------------------------------------------

                                                                       EXHIBIT C
================================================================================

                       OPERATION AND MAINTENANCE AGREEMENT



                                 BY AND BETWEEN



                        DUKE ENERGY FIELD SERVICES, INC.




                                       AND




                              TEPPCO COLORADO, LLC





                                 MARCH 31, 1998

================================================================================

                                TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS..........................................................................  2
  1.1     Definitions .........................................................................  2
  1.2     References...........................................................................  6
  1.3     Headings.............................................................................  6

ARTICLE 2 SERVICES AND RELATIONSHIP............................................................  6
  2.1     Services.............................................................................  6
  2.2     Other Agreements.....................................................................  6
  2.3     Independent Contractor...............................................................  7
  2.4     TEPPCO's Access......................................................................  7
  2.5     Obligation to Provide Associated Services and Facilities.............................  7

ARTICLE 3 EMPLOYEES, CONSULTANTS, AND SUBCONTRACTORS...........................................  7
  3.1     Employees, Consultants, and Subcontractors...........................................  7
  3.2     Affiliates...........................................................................  8
  3.3     Standards for Performance of Duke Energy, its Employees, and
          Contractors..........................................................................  8

ARTICLE 4 OPERATION AND MAINTENANCE COSTS......................................................  8
  4.1     Operating and Other Costs............................................................  8
  4.2     O&M Fee..............................................................................  8
  4.3     Insurable Loss to the Fractionators..................................................  8
  4.4     Capital Expenditures.................................................................  9
  4.5     Insurance............................................................................  9

ARTICLE 5 INDEMNIFICATION......................................................................  9
  5.1     Indemnification by Duke Energy.......................................................  9
  5.2     Indemnification by TEPPCO............................................................ 10

ARTICLE 6 TERM AND TERMINATION................................................................. 11
  6.1     Term................................................................................. 11
  6.2     Termination.......................................................................... 11

ARTICLE 7 BILLING AND PAYMENT.................................................................. 11
  7.1     Statements and Billings.............................................................. 11
  7.2     Audit Rights......................................................................... 11

ARTICLE 8 SURVIVAL OF OBLIGATIONS.............................................................. 12

ARTICLE 9 WARRANTY............................................................................. 12
  9.1     Warranty............................................................................. 12
  9.2     Consequence of Breach................................................................ 12
  9.3     Vendor Warranties.................................................................... 13

ARTICLE 10         DISPUTES.................................................................... 13
  10.1    Dispute Resolution; Arbitration...................................................... 13
  10.2    ..................................................................................... 13
  10.3    ..................................................................................... 13
  10.4    Recovery of Costs and Attorneys' Fees................................................ 15
  10.5    Choice of Forum...................................................................... 15
  10.6    Jury Waivers......................................................................... 15
  10.7    Limitation of Damages................................................................ 16
  10.8    Governing Law........................................................................ 16

ARTICLE 11         MISCELLANEOUS............................................................... 16
  11.1    Notices.............................................................................. 16
  11.2    Waiver............................................................................... 17
  11.3    Amendments; Changes; Modifications................................................... 17
  11.4    Successors and Assigns............................................................... 17
  11.5    Conflicts............................................................................ 17
  11.6    Entire Agreement..................................................................... 18
  11.7    Laws and Regulations................................................................. 18
  11.8    Severability......................................................................... 18
  11.9    Time of Essence...................................................................... 18
  11.10   Captions............................................................................. 18
  11.11   Schedules and Exhibits............................................................... 18
  11.12   No Partnership....................................................................... 18
  11.13   No Third Party Beneficiaries......................................................... 18
  11.14   Mutual Cooperation; Further Assurances............................................... 18
  11.15   Other Project Agreements............................................................. 19

                       OPERATION AND MAINTENANCE AGREEMENT


         THIS OPERATION AND MAINTENANCE AGREEMENT (the "O&M Agreement") is made and entered into this 21st day of April, 1998, but effective as of the 31st day of March, 1998, by and between Duke Energy Field Services, Inc. ("Duke Energy"), a Colorado corporation and TEPPCO Colorado, LLC, a Delaware limited liability company ("TEPPCO"). Each of TEPPCO and Duke Energy are sometimes referred to individually as a "Party" and collectively as the "Parties."


                                    RECITALS

A. Duke Energy owns and operates the Greeley Natural Gas Processing Plant located in the SW1/4 of Section 25, T5N, R66W (the "Greeley Plant") and the Spindle Natural Gas Processing Plant located in the SW1/4 of
         Section 34, T2N, R67W (the "Spindle Plant"), both of which are located in Weld County, Colorado.

B. Pursuant to an Asset Purchase Agreement dated March 31, 1998 (the "Purchase Agreement"), between the Parties, TEPPCO has acquired from Duke Energy a fractionation facility located at the Greeley Plant and a fractionation facility located at the Spindle Plant (collectively, the "Fractionators").

C. As contemplated in the Purchase Agreement, the Parties have entered into (i) a Fractionation Agreement of even date herewith (the "Frac Agreement") whereby TEPPCO will fractionate natural gas liquids for Duke Energy for the consideration expressed therein, (ii) a Lease Agreement of even date herewith (the "Lease Agreement") whereby TEPPCO will lease certain real property on which the Fractionator at the Greeley Plant site is located, and (iii) a Sublease Agreement of even date herewith (the "Sublease Agreement") whereby TEPPCO will lease certain real property on which the Fractionator at the Spindle Plant site is located.

D. Prior to the execution of the Project Agreements Duke Energy owned and operated and currently operates the Fractionators, and represents that it is qualified and capable to continue to operate and maintain the Fractionators.

E. The Parties desire for Duke Energy to operate and maintain the Fractionators in accordance with this O&M Agreement.

         FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

1.1 Except as otherwise defined herein, capitalized terms used in this O&M Agreement shall have the same meanings as in the Frac Agreement. In addition, the following words and terms shall have the meanings set forth herein:

                  "Affiliate" shall mean, when used with respect to a specified Person, any other Person directly controlled by or under the specified Person. For purposes of this definition "control", when used with respect to any specified Person, means the power to direct the management and policies of the Person whether through the ownership of voting securities or by contract; and the term "controlled" have the meanings correlative to the foregoing. Notwithstanding the foregoing, the term "Affiliate" when applied to Duke Energy shall not include Duke Energy Trading & Marketing, L.L.C. ("DETM"), TEPPCO, Texas Eastern Products Pipeline Company, a Delaware corporation ("Texas Eastern"), TEPPCO Partners L.P., a Delaware limited partnership (the "Partnership") or any entities owned, directly or indirectly by the Partnership (collectively with Texas Eastern and the Partnership but excluding DETM, the "TEPPCO Entities"); and as applied to TEPPCO, shall not include Duke Energy, Duke Energy Corporation, a Delaware corporation, or any entities owned, directly or indirectly by Duke Energy Corporation other than the TEPPCO Entities.

                  "Associated Equipment and Services" shall have the meaning given such term in Section 2.5.

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss. 9601 et seq.

                  "Claims" shall have the meaning given such term in Section
         5.1.

                  "Disputed Claims" shall have the meaning given such term in
         Section 10.1.

                  "Duke Energy Indemnified Parties" shall have the meaning given such term in Section 5.2.

                  "Emergencies" shall mean the occurrence, condition, or reasonable anticipation of an occurrence or condition, which might (1) threaten life, property, or the environment, (2) render a Fractionator incapable of normal operation, or (3) be required in order to comply with law or an order of a Governmental Authority with jurisdiction over a Fractionator.

                  "Employees" shall mean those persons who are hired as employees to perform Duke Energy's Services under this O&M Agreement on either a full-time or part-time basis, whether or not any such person is hired directly by Duke Energy or made available by an Affiliate of Duke Energy on either a full-time or part-time basis.

                  "Environmental Laws" shall mean all federal, state, or municipal laws, rules, regulations, statutes, ordinances, or orders of any Governmental Authority relating to (a) the control of any potential pollutant or protection of the air, water, or land, (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation and (c) exposure to hazardous, toxic or other substances alleged to be harmful. "Environmental Laws" shall include, but not be limited to, the Clean Air Act, 42 U.S.C. ss. 7401 et seq., the Clean Water Act, 33 U.S.C. ss. 1251 et seq., RCRA, the Superfund Amendments and Reauthorization Act, 42 U.S.C. ss. 11001, et seq., the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., the Water Pollution Control Act, 33 U.S.C. ss. 1251 et seq., the Safe Drinking Water Act, 42 U.S.C. ss. 300f et seq. and CERCLA. The term "Environmental Laws" shall also include all state, local and municipal laws, rules, regulations, statutes, ordinances and orders dealing with the same subject matter or promulgated by any governmental or quasi-governmental agency thereunder or to carry out the purposes of any federal, state, local and municipal law.

                  "Environmental Liabilities" shall mean any and all liabilities, responsibilities, claims, suits, losses, costs (including remedial, removal, response, abatement, clean-up, investigative, or monitoring costs and any other related costs and expenses), other causes of action recognized now or at any later time, damages, settlements, expenses, charges, assessments, liens, penalties, fines, pre-judgment and post-judgment interest, attorneys' fees and other legal fees (a) pursuant to any agreement, order, notice, or responsibility, directive (including directives embodied in Environmental Laws), injunction, judgment, or similar documents (including settlements), or (b) pursuant to any claim by a Governmental Authority or other Person for personal injury, property damage, damage to natural resources, remediation, or payment or reimbursement of response costs incurred or expended by the Governmental Authority or Person pursuant to common law or statute.

                  "Frac Agreement" shall have the meaning given such term in the recitals hereof.

                  "GAAP" shall mean generally accepted accounting principles consistently applied.

                  "Governmental Authority" shall mean any entity of or pertaining to government, including any federal, state, local, other governmental or administrative authority, agency, court, tribunal, arbitrator, commission, board or bureau.

                  "Greeley Plant" shall have the meaning given such term in the recitals hereof.

                  "Lease Agreement" shall have the meaning given such term in the recitals hereof.

                  "O&M Fee" shall have the meaning given such term in Section
         4.2.

                  "Permit" shall mean any license, permit or authority granted by any Governmental Authority.

                  "Person" shall mean any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust unincorporated organization, Governmental Authority or government (or agency or political subdivision thereof).

                  "Premises" shall mean collectively, the "Premises" as defined in the Lease Agreement and the "Premises" as defined in the Sublease Agreement.

                  "Project Agreements" shall mean collectively, this O&M Agreement, the Frac Agreement, the Lease Agreement and the Sublease Agreement.

                  "Purchase Agreement" shall have the meaning given such term in the recitals hereof.

                  "Representatives" shall have the meaning given such term in
         Section 2.4.

                  "Services" shall mean all management, operations and maintenance services necessary or advisable in order to safely, dependably and efficiently manage, operate and maintain the



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         Fractionators. Without limiting the generality of the foregoing,
         "Services" shall include each of the following being performed in a manner consistent with good industry practice:

                           (a) Comply with all local, state and federal rules,
                  regulations and laws, including the Environmental Laws, and obtain and maintain all Permits required for the maintenance and operation of the Fractionators.

                           (b) Maintain adequate and sufficient records and
                  provide all data and/or reports reasonably required by TEPPCO, and as required by all federal, state and local agencies with jurisdiction over a Fractionator.

                           (c) Maintain current revisions of all drawings and
                  specifications, technical documents, instruction books, equipment diagrams and other information relating to the Fractionators.

                           (d) Maintain appropriate levels of spare parts and
                  materials required for the maintenance and proper operation of the Fractionators.

                           (e) Take all actions as may be necessary or
                  appropriate to maintain the Fractionators in good operating condition and repair.

                           (f) In the event of Emergencies, perform all actions
                  reasonable and appropriate to protect the Fractionators and all related facilities, equipment, supplies and personnel and notify TEPPCO as soon as reasonably possible at the telephone number for Emergencies set forth in Section 11.1 hereof.

                           (g) Establish and maintain an effective work force
                  required for the management, operation and maintenance of the Fractionators through proper hiring, training, supervising and qualifying procedures, and administer all matters pertaining to labor relations, working conditions, employee benefits, safety and all related matters in connection with these duties in accordance with applicable laws.

                           (h) Subject to Section 2.4 herein, provide reasonable
                  access to the Fractionators and all records relating to the operation and maintenance of the Fractionators to all agents, representatives and inspectors of TEPPCO and, if required by applicable law or otherwise approved by Duke Energy, Governmental Authorities.

                           (i) Keep and maintain the Fractionators free and
                  clear of, or discharge in the ordinary course of business, all liens and encumbrances resulting from performance of services by Duke Energy or its contractors and subcontractors.

                           (j) Keep TEPPCO informed of the operating status of
                  the Fractionators through reports as may be reasonably requested and agreed upon from time to time. In addition to the foregoing, Duke Energy will immediately notify TEPPCO by telephone within 48 hours of any shutdown, bring down or scheduled or unscheduled maintenance occurrence which impacts the capacity or operations of the Fractionators and which is reasonably anticipated to exceed 24 hours.

                           (k) Take such actions as shall be necessary to
                  maintain the aggregate capacity of the Fractionators to as close as possible to its current estimated maximum capacity of 504,000 Gallons per day.

                           (l) Fully perform and comply with all duties,
                  obligations and liabilities of TEPPCO under (i) Sections 4.1 and 4.2 and Article V of the Frac Agreement, (ii) Sections 4.1 and 4.2 (except for any obligations to send notices under Section 4.2) of the Lease Agreement and (iii) Sections 4.1 and
                  4.2 (except for any obligations to send notices under Section 4.2) of the Sublease Agreement.

                           (m) Carry out the other obligations of Duke Energy as
                  set forth in this O&M Agreement.

                  "Spindle Plant" shall have the meaning given such term in the recitals hereof.

                  "Sublease Agreement" shall have the meaning given such term in the recitals hereof.

         "TEPPCO Indemnified Parties" shall have the meaning given that term in
Section 5.1.

1.2 References. As used in this Agreement, unless expressly stated otherwise, references to (a) "including" mean "including, without limitation", and the words "hereof", "herein", and "hereunder", and similar words, refer to this Agreement as a whole and not to any particular Article, provision, section or paragraph of this Agreement and (b) "or" mean "either or both". Unless otherwise specified, all references in this Agreement to Sections, paragraphs, Exhibits or Schedules are deemed references to the corresponding Sections, paragraphs, Exhibits or Schedules in this Agreement.

1.3 Headings. The headings of the Sections of this Agreement and of the Schedules and Exhibits are included for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation hereof or thereof.

                                    ARTICLE 2
                            SERVICES AND RELATIONSHIP

2.1 Services. Duke Energy shall perform the Services in such a way as to safely, dependably and efficiently operate and maintain the Fractionators in a prudent manner, consistent with good, industry practices.

2.2 Other Agreements. Notwithstanding any provision to the contrary in any of the Project Agreements, Duke Energy agrees that is shall have sole responsibility to fully perform and comply with all duties, obligations and liabilities of TEPPCO under (i) Sections 4.1 and 4.2 and Article V of the Frac Agreement, (ii) Sections 4.1 and 4.2 (except for any obligations to send notices under Section 4.2) of the Lease Agreement and (iii) Sections 4.1 and 4.2 (except for any obligations to send notices under Section 4.2) of the Sublease Agreement.

2.3 Independent Contractor. In performing the Services, Duke Energy shall be an independent contractor and not an employee, agent, or servant of TEPPCO, and this O&M Agreement does not create any partnership or joint venture between Duke Energy and TEPPCO.

2.4 TEPPCO's Access. This Section 2.4 shall be the sole governing provision of this O&M Agreement and Other Agreements pertaining to TEPPCO, its employees, agents and other representatives' (the "Representatives") access to the Fractionators. Notwithstanding any provision in this O&M Agreement and Other Agreements to the contrary, TEPPCO and the Representatives shall only have the right to access to the Fractionators, the Spindle Plant site and the Greeley Plant site in accordance with this Section 2.4. TEPPCO and the Representatives shall have access to the Fractionators, Plant site and the Greeley Plant site only during normal business hours, when accompanied by the representative of Duke Energy who has been so designated by Duke Energy, and upon at least 24 hours advance notice to Duke Energy, except in the event of an Emergency, in which case Duke Energy shall provide to TEPPCO and its Representatives access to the Fractionators, the Spindle

         Plant site and/or the Greeley Plant site, as the case may be, at any time of the day and as soon as reasonably possible. TEPPCO and the Representatives shall comply with all of Duke Energy's safety rules and procedures during any such access.

2.5 Obligation to Provide Associated Services and Facilities. The Parties hereto acknowledge that (i) the equipment that comprises the Fractionators is insufficient to fully complete the fractionation process and (ii) the Fractionators must be used in conjunction with other equipment owned by Duke Energy to enable TEPPCO to fractionate the Raw Product in accordance with the terms of the Frac Agreement. Accordingly, Duke Energy agrees to provide, as part of the O&M Fee, such additional equipment and services as are reasonably necessary to enable TEPPCO to fractionate the Raw Product in accordance with the terms hereof, including, without limitation, the furnishing of electricity, hot oil circulation, refrigeration and control systems (collectively, the "Associated Equipment and Services"). Duke Energy shall, at all times during the term of this Agreement, maintain the assets necessary to provide the Associated Equipment and Services in good working order and repair. If Duke Energy fails to provide any Associated Equipment and Services in accordance with the terms of this Agreement, then in addition to any other rights or remedies TEPPCO may have for any such failure, TEPPCO shall have the right to obtain specific performance of the provision of such Associated Equipment and Services.

                                    ARTICLE 3
                   EMPLOYEES, CONSULTANTS, AND SUBCONTRACTORS

3.1 Employees, Consultants, and Subcontractors. Duke Energy shall hire, employ, and have supervision over such persons as may be required to enable Duke Energy to perform the Services required hereunder (including consultants, professionals, subcontractors, services, or other organizations). Duke Energy shall pay all expenses in connection therewith, including, but not limited to compensation, salaries, wages, bonuses, benefits, social security taxes, workers' compensation insurance, retirement, and insurance benefits and other such expenses.

3.2 Affiliates. Notwithstanding Section 3.1 above, Duke Energy is authorized to utilize, as it deems necessary, the services of any Affiliate.

3.3 Standards for Performance of Duke Energy, its Employees, and Contractors. Duke Energy shall perform the Services and carry out its responsibilities, devoting appropriate time and talents to the operations of the Fractionators in a good and businesslike manner and in accordance with good and prudent practices within the industry. In connection therewith, Duke Energy shall provide supervisory, administrative, and technical services to TEPPCO and shall perform such services with the same degree of diligence and care that it would exercise if the Fractionators were owned solely by Duke Energy. All persons engaged by Duke Energy hereunder shall be duly trained, qualified and experienced to perform such responsibilities. Duke Energy shall require all contractors, and such contractors shall use reasonable efforts to require all subcontractors, to carry insurance of the types and amounts set forth in the attached Schedule 3.3. All materials and workmanship used or provided in performing the Services shall be in accordance with applicable governmental standards and regulations.

                                    ARTICLE 4
                         OPERATION AND MAINTENANCE COSTS

4.1 Operating and Other Costs. Duke Energy shall pay and be responsible for all costs, expenses, expenditures and fees incurred in connection with the provision of the Services or otherwise required for the management, operation and maintenance of the Fractionators, except as otherwise provided in Section 4.5 below. In this regard, any loss of products due to operations or measurement shall be the responsibility of Duke Energy.

4.2 O&M Fee. TEPPCO shall pay to Duke Energy, each month, a fee equal to $0.005 times the number of Gallons of Specification Product (as calculated pursuant to the Frac Agreement) which is delivered by TEPPCO to Duke Energy at the Delivery Points each month pursuant to the terms of the Frac Agreement (the "O&M Fee") except as otherwise provided in
         Section 4.1 of the Frac Agreement. Except as otherwise provided in this
         Article 4, the O&M Fee shall constitute payment by TEPPCO to Duke Energy for all costs, expenses, expenditures, and fees incurred in connection with the provision of the Services.

4.3 Insurable Loss to the Fractionators. Except to the extent covered by the insurance carried by Duke Energy pursuant to Section 4.5 below or any insurance carried by TEPPCO, TEPPCO shall be responsible for all costs and expenses necessary for the repair or replacement of all or portions of the Fractionators made necessary because of an insurable loss, including, without limitation, losses incurred by fire, flood, storm, theft or accident; provided, however, in the event that the Fractionators are damaged because of the negligent act or omission of any of the Duke Energy Indemnified Parties, then Duke Energy shall be responsible for any deductible under any such insurance, whether carried by Duke Energy or TEPPCO. TEPPCO may carry at its own expense such insurance as it deems necessary or appropriate to protect against such potential losses.

4.4 Capital Expenditures. Duke Energy shall be responsible for any single item of capital expenditure (as determined by GAAP) which is less than $100,000. With respect to any capital expenditure (as determined by GAAP) which exceeds $100,000, TEPPCO shall be liable for the total amount of such expenditures from the first dollar thereof; provided, however, before incurring any such expenditures, Duke Energy shall obtain TEPPCO's written approval of such expenditures, such approval not to be unreasonably withheld. The Parties acknowledge and agree that notwithstanding any provision in the other Project Agreements to the contrary, that TEPPCO shall not increase the capacity of the Fractionators without Duke Energy's prior written consent.

4.5 Insurance. Duke Energy shall carry the insurance described on the attached Schedule 4.5 and such other insurance as it may consider necessary or appropriate and shall be responsible for all costs and expenses of premiums payable for such insurance. Under no circumstances shall Duke Energy be required to carry insurance for business interruption or be liable to TEPPCO for damages attributable to business interruption or loss of profits. With respect to the insurance policies carried by each Party hereunder, such insurance policies shall provide (i) that the other Party shall be named as an additional insured, (ii) for a waiver of rights of subrogation from the insurer,
         (iii) that the other Party shall be given thirty (30) days' notice prior to cancellation, (iv) that the other Party receive notice in the event of non-payment of premiums and (v) that the other Party be named as a loss payee as its interest may appear.

                                    ARTICLE 5
                                 INDEMNIFICATION

5.1 Indemnification by Duke Energy. Duke Energy agrees to indemnify, protect, save and keep harmless TEPPCO and its Affiliates and their respective officers, directors, shareholders, unitholders, members, managers, agents, employees, representatives, contractors and subcontractors (other than any of the Duke Energy Indemnified Parties), successors and assigns (collectively, the "TEPPCO Indemnified Parties") from and against any and all liabilities, obligations, losses, damages, penalties, claims (including, without limitation, claims involving strict or absolute liability in tort), actions, suits, costs, expenses and disbursements (including, without limitation, reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, the "Claims") which may be imposed on, incurred by or asserted against any of the TEPPCO Indemnified Parties, in any way relating to or arising out of:

                  (a) the possession, custody, processing or use of the Dedicated Gas, the Raw Product and/or the Specification Products, including, without limitation, the payment of any taxes, royalties, overriding royalties or other payments due or to become due thereon;

                  (b) any misrepresentation or breach of warranty made by Duke Energy in any of the Project Agreements;

                  (c) any failure to perform any covenant or agreement made or undertaken by Duke Energy in any of the Project Agreements, including, without limitation, the performance of any covenant or agreement of TEPPCO under any of the Project Agreements which has been expressly assumed by Duke Energy under this O&M Agreement;

                  (d) the possession, use or operation of the Fractionators or the Premises prior to the date hereof or during the term of any of the Project Agreements or any accident or occurrence in connection therewith prior to the date hereof or during the term of any of the Project Agreements;

                  (e) the possession, use or operation of the Greeley Plant, the Spindle Plant, the Greeley Plant site and/or the Spindle Plant site or any accident or occurrence in connection therewith both before and after the date hereof; or

                  (f) any Environmental Liabilities relating to the Premises, the Fractionators, the Greeley Plant, the Spindle Plant, the Greeley Plant site or the Spindle Plant site or the operation or use thereof prior to the date hereof or during the term of any of the Project Agreements, or resulting from any facts existing or events occurring prior to the date hereof or during the term of any of the Project Agreements, regardless of when such liability arises;

         provided, however, Duke Energy shall not be required to indemnify the TEPPCO Indemnified Parties for any Claim resulting from the willful misconduct or negligence of any of the TEPPCO Indemnified Parties. To the extent that the TEPPCO Indemnified Parties in fact receive full indemnification payments from Duke Energy under the indemnification provisions hereof, Duke Energy shall be subrogated to the TEPPCO Indemnified Parties' rights with respect to the transaction or event requiring or giving rise to such indemnity.

5.2 Indemnification by TEPPCO. TEPPCO agrees to indemnify, protect, save and keep harmless Duke Energy and its Affiliates and their respective officers, directors, shareholders, unitholders, members, managers, agents, employees, representatives, contractors, subcontractors, successors and assigns (collectively, the "Duke Energy Indemnified Parties") from and against any and all Claims which may be imposed on, incurred by or asserted against any of the Duke Energy Indemnified Parties, in any way relating to or arising out of:

                  (a) any misrepresentation or breach of warranty made by TEPPCO in any of the Project Agreements;

                  (b) any failure to perform any covenant or agreement made or undertaken by TEPPCO in any of the Project Agreements to the extent that compliance with or performance of any such covenant or agreement has not been expressly assumed by Duke Energy in this O&M Agreement; or

                  (c) the willful misconduct or negligence of any of the TEPPCO Indemnified Parties in connection with any matter pertaining to the Premises, the Fractionators, the Raw Product or the Product;

         provided, however, TEPPCO shall not be required to indemnify the Duke Energy Indemnified Parties for any Claim resulting from the willful misconduct or negligence of any of the Duke Energy Indemnified Parties. To the extent that the Duke Energy Indemnified Parties in fact receive full indemnification payments from TEPPCO under the indemnification provisions hereof, TEPPCO shall be subrogated to the Duke Energy Indemnified Parties' rights with respect to the transaction or event requiring or giving rise to such indemnity.

                                    ARTICLE 6
                              TERM AND TERMINATION

6.1 Term. This O&M Agreement shall be effective as of March 31, 1998 at 11:59 p.m. (Denver, Colorado time) and, unless terminated in accordance with Section 6.2, continue in effect for a primary term ending March 31, 2018 at 11:59 p.m. (Denver, Colorado time), and shall continue in effect from Year to Year thereafter; provided that either Party shall have the right to terminate this O&M Agreement effective March 31, 2018 at 11:59 p.m. or any anniversary of that date by giving the other Party at least six (6) months prior written notice.

6.2 Termination. Termination provisions pertaining to this O&M Agreement are set forth in the Frac Agreement.

                                    ARTICLE 7
                               BILLING AND PAYMENT

7.1 Statements and Billings. Duke Energy shall invoice TEPPCO by the 25th day of each month for amounts due Duke Energy under this O&M Agreement for the prior month. Each such invoice shall contain a detailed description of the monthly charges to TEPPCO and will indicate whether or not such amount has been deducted from amounts owed to TEPPCO under the Frac Agreement. If such amounts are not deducted from amounts owed to TEPPCO under the Frac Agreement, payment will be due within twenty
         (20) days after receipt of the invoice.

7.2 Audit Rights. In accordance with the Confidentiality Agreement of even date herewith between the Parties, each Party shall have, at its expense, the right at all times to examine the books and records of the other Party, during normal working hours, to the extent necessary to verify the accuracy of any invoice, statement, charge, computation or demand made under or pursuant to this O&M Agreement. Each Party agrees to keep records and books of account in accordance with generally accepted accounting principles in the industry. The Parties agree that the sole and exclusive remedy and measure of damages for any improper payments under this agreement shall be the payment of the amount of underpayment or the recovery of the amount of overpayment, as the case may be, during the two (2) year period immediately preceding the date on which a Party notifies the other Party in writing of an error, mistake, inaccuracy or other claim with respect to any such invoice, statement, charge, computation or demand.

                                    ARTICLE 8
                             SURVIVAL OF OBLIGATIONS

         Any obligation owed by a Party to the other Party under any of the Project Agreements (whether the same shall be known or unknown at the termination hereof, or whether the circumstances, events, or basis of the same shall be known or unknown at the termination hereof), including indemnification obligations, shall survive termination of any of the Project Agreements.

                                    ARTICLE 9
                                    WARRANTY

9.1 Warranty. Duke Energy warrants that the Services shall be performed in accordance with the terms and conditions of this Agreement, including all standards set forth herein. Except as otherwise provided in this O&M Agreement, TEPPCO agrees that there are no warranties, either express or implied, made with respect to Duke Energy's performance under this O&M Agreement or the Other Agreements and TEPPCO expressly recognizes and agrees that Duke Energy does not promise that the Services and work will be performed in a perfect manner. Duke Energy SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES THAT MAY RESULT FROM ANY RELATIONSHIP BETWEEN TEPPCO AND DUKE ENERGY OR FROM THE DRAWINGS OR MODELS OF THE WORK OR OTHERWISE, INCLUDING, BUT NOT LIMITED TO, ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. TEPPCO ALSO HEREBY WAIVES THE PROVISIONS OF ANY DECEPTIVE TRADE PRACTICE ACT OR SIMILAR ACT IN ALL APPLICABLE JURISDICTIONS.

9.2 Consequence of Breach. In the event Duke Energy breaches any warranty described in Section 9.1 above, Duke Energy shall re-perform any defective service, replace any unfit or unqualified personnel and train new personnel, and repair or replace any components of the Fractionators damaged as a consequence of such breach. Any such re-performance, training, repair or replacement by Duke Energy pursuant to this Section 9.2 shall be at Duke Energy's sole cost and expense.

9.3 Vendor Warranties. Duke Energy will extend to TEPPCO the benefit of all warranties of any kind, whether express or implied, which arise out of or are given to Duke Energy by other persons in connection with the sale of goods and services to Duke Energy with respect to the Fractionators.

                                   ARTICLE 10
                                    DISPUTES

10.1 Dispute Resolution; Arbitration. In the event of any controversy or claim, whether based in contract, tort or otherwise, arising out of or relating to this O&M Agreement or the scope, breach, termination or validity of this O&M Agreement (a "Disputed Claim"), the Parties shall promptly seek to resolve any such Disputed Claim by negotiations between senior executives of the Parties who have authority to settle the Disputed Claim. When a Party believes there is a Disputed Claim under this O&M Agreement, that Party will give the other Party written notice of the Disputed Claim. Within thirty (30) days after receipt of such notice, the receiving Party shall submit to the other a written response. Both the notice and response shall include (i) a statement of each Party's position and a summary of the evidence and arguments supporting its position, and (ii) the name, title, fax number, and telephone number of the executive who will represent that Party. In the event the Disputed Claim involves a claim arising out of the actions of any person or entity not a signatory to this O&M Agreement, the receiving Party shall have such additional time as necessary, not to exceed an additional thirty (30) days, to investigate the Disputed Claim before submitting a written response. The executives shall meet at a mutually acceptable time and place within fifteen (15) days after the date of the response and thereafter as often as they reasonably deem necessary to exchange relevant information and to attempt to resolve the Disputed Claim.

         If one of the executives intends to be accompanied at a meeting by an attorney, the other executive shall be given at least five (5) working days' notice of such intention and may also be accompanied by an attorney. All negotiations and communications pursuant to this Article 10 shall be treated and maintained by the Parties as confidential information and shall be treated as compromise and settlement negotiations for the purposes of the Federal and State Rules of Evidence .

10.2 If the Disputed Claim has not been resolved within sixty (60) days after the date of the response given pursuant to Section 10.1 above, or such additional time, if any, that the Parties mutually agree to in writing, or if the Party receiving such notice denies the applicability of the provisions of Section 10.1 or otherwise refuses to participate under the provisions of Section 10.1, either Party may initiate binding arbitration pursuant to the provisions of Section 10.3 below.

10.3 Any Disputed Claims not settled pursuant to the foregoing provisions shall be submitted to binding arbitration in accordance with the following provisions. Arbitration shall be the sole and exclusive remedy of the Parties in connection with any Disputed Claims hereunder.

         (a) The Party desiring to initiate arbitration in connection with any Disputed Claim shall send, via certified mail, written notice of demand of arbitration to the other Party and the name of the arbitrator appointed by the Party demanding arbitration together with a statement of the matter in controversy.

         (b) Within fifteen (15) days after receipt of such demand, the receiving Party shall name its arbitrator. If the receiving Party fails or refuses to name its arbitrator within such 15-day period, the second arbitrator shall be appointed, upon request of the Party demanding arbitration, by the Chief U.S. District Court Judge for the District of Colorado or such other person designated by such judge. The two arbitrators so selected shall within fifteen (15) days after their designation select a third arbitrator; provided, however, that if the two arbitrators are not able to agree on a third arbitrator within such 15-day period, either Party may request the Chief U.S. District Court Judge for the District of Colorado or such other person designated by such judge to select the third arbitrator as soon as possible. In the event the Judge declines to appoint an arbitrator, appointment shall be made, upon application of either Party, pursuant to the Commercial Arbitration Rules of the American Arbitration Association. If any arbitrator refuses or fails to fulfill his or her duties hereunder, such arbitrator shall be replaced by the Party which selected such arbitrator (or if such arbitrator was selected by another Person, through the procedure which such arbitrator was selected) pursuant to the foregoing provisions.

         (c) Each arbitrator selected by the Parties shall be a certified public accountant or licensed attorney with at least fifteen
                  (15) years of oil and gas experience as a certified public accountant and/or practicing attorney. The arbitrators selected by the Parties are not required to be neutral, but the third arbitrator shall be neutral and shall be a certified public accountant. If neither of the arbitrators appointed by or on



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                  behalf of the Parties is a retired judge, then the third
                  arbitrator shall be a retired judge.

         (d) The Parties hereto hereby request and consent to the three (3) arbitrators conducting a hearing in Denver, Colorado no later than sixty (60) days following their selection or thirty (30) days after all prehearing discovery has been completed, whichever is later, at which the Parties shall present such evidence and witnesses as they may choose, with or without counsel.

         (e) Arbitration shall be conducted in accordance with the Commercial Arbitration Rules and procedures of the American Arbitration Association.

         (f) The Federal Rules of Civil Procedure, as modified or supplemented by the local rules of civil procedure for the U.S. District Court of Colorado, shall apply in the arbitration. The Parties shall make their witnesses available in a timely manner for discovery pursuant to such rules. If a Party fails to comply with this discovery agreement within the time established by the arbitrators, after resolving any discovery disputes, the arbitrators may take such failure to comply into consideration in reaching their decision. All discovery disputes shall be resolved by the arbitrators pursuant to the procedures set forth in the Federal Rules of Civil Procedure.

         (g) Adherence to formal rules of evidence shall not be required. The arbitrators shall consider any evidence and testimony that they determine to be relevant.

         (h) The Parties hereto hereby request that the arbitrators render their decision within thirty (30) calendar days following conclusion of the hearing.

         (i) Any decision by a majority of the arbitration panel shall be final, binding and non-appealable. Any such decision may be filed in any court of competent jurisdiction and may be enforced by any Party as a final judgment in such court. There shall be no grounds for appeal of any arbitration award hereunder.

         (j) The defenses of statute of limitations and laches shall be tolled from and after the date a Party gives the other Party written notice of a Disputed Claim as provided in Section 10.1 above until such time as the Disputed Claim has been resolved pursuant to Section 10.1 , or an arbitration award has been entered pursuant to Section 10.3.

10.4 Recovery of Costs and Attorneys' Fees. In the event arbitration (or, despite the Parties agreement to the Disputed Claims through binding arbitration, litigation) arising out of this O&M Agreement is initiated by either Party, the prevailing Party, after the entry of a final non-appealable order, shall be entitled to recover from the other Party, as a part of said order, all court costs, fees and expenses of such arbitration (or litigation), including, without limitation, reasonable attorneys' fees.

10.5 Choice of Forum. If, despite the Parties' agreement to submit any Disputed Claims to binding arbitration, there are any court proceedings arising out of or relating to this O&M Agreement or the transactions contemplated hereby, such proceedings shall be brought and tried in the federal or state courts situated in the City and County of Denver, Colorado.

10.6 Jury Waivers. THE PARTIES HEREBY WAIVE ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY.

10.7 Limitation of Damages. WHETHER OR NOT OCCASIONED BY A DEFAULT OR OTHER BREACH OF THIS O&M AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES, LOSS OF PROFITS, OR CONSEQUENTIAL DAMAGES.

10.8 Governing Law. This O&M Agreement shall be construed and enforced in accordance with, and the rights of the Parties shall be governed by, the law of the state of Colorado, without regard to any conflict-of-laws provision thereof that would otherwise require the application of the law of any other jurisdiction.

                                   ARTICLE 11
                                  MISCELLANEOUS

11.1 Notices. All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be deemed to have been duly given if in writing and delivered personally or sent via first-class, postage prepaid, registered or certified mail (return receipt requested), or by overnight delivery service or facsimile transmission addressed as follows:

                  If to Duke Energy:

                           Duke Energy Field Services, Inc.
                           370 - 17th Street, Suite 900
                           Denver, Colorado 80202
                           Attention:  President
                           Telephone:  (303) 595-3331
                           Facsimile:  (303) 893-2613

                  and copy to:

                           Duke Energy Field Services, Inc.
                           370 - 17th Street, Suite 900
                           Denver, Colorado 80202
                           Attention: General Counsel
                           Telephone:  (303) 595-3331
                           Facsimile:  (303) 893-8913

                  If to TEPPCO:

                           TEPPCO Colorado, LLC
                           2929 Allen Parkway, Suite 3200
                           Houston, Texas  77019
                           Attention:  President
                           Telephone:  (713) 759-3636
                           Emergency Telephone:  (713) 759-3636
                           Facsimile:  (713) 759-3957

                  and copy to:

                           Texas Eastern Products Pipeline Company
                           2929 Allen Parkway, Suite 3200
                           Houston, Texas  77019
                           Attention:  General Counsel
                           Telephone:  (713) 759-3968
                           Facsimile:  (713) 759-3645

         Any Party may change the address to which the communications are to be directed to it by giving notice to the other in the manner provided in this Section 11.1. Notice by mail shall be deemed to have been given and received on the third calendar day after posting. Notice by overnight delivery service, facsimile transmission or personal delivery shall be deemed given on the date of actual delivery.

11.2 Waiver. No course of dealing and no delay on the part of either Party in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such Party's rights, powers or remedies. No term or condition of this O&M Agreement shall be deemed to have been waived nor shall there be any estoppel to enforce any provision of this O&M Agreement except by written instrument of the Parties charged with such waiver or estoppel. The waiver of any breach of any term, condition or provision of this O&M Agreement shall not be construed as a waiver of any prior, concurrent or subsequent breach of the same or any other term, condition or provision hereof.

11.3 Amendments; Changes; Modifications. This O&M Agreement may not be effectively amended, changed, modified, altered or terminated, except as provided herein, without the written consent of the Parties and such consent shall be effective only in the specific instance and for the specific purpose for which it is given.

11.4 Successors and Assigns. The Project Agreements shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns, whether so expressed or not. Notwithstanding, neither Party may assign any of the Project Agreements or any rights, duties or obligations thereunder, provided, however, in the event of any assignment or proposed assignment of any of the Project Agreements by TEPPCO, Duke Energy shall have the right to exercise its right to purchase the Fractionators pursuant to Section
         10.4 of the Purchase Agreement between the Parties and in the event of any assignment of any of the Project Agreements by Duke Energy, Duke Energy shall remain liable for its obligations under the Project Agreements in the same manner as provided under Section 3.6 of the Frac Agreement.

11.5 Conflicts. In the event of any conflict between the provisions of this O&M Agreement and any exhibits or schedules attached hereto, the provisions of this O&M Agreement shall prevail.

11.6 Entire Agreement. The Project Agreements and any related documents between the Parties of even date herewith, including exhibits and schedules attached thereto, constitute the final and entire agreement between the Parties concerning the subject matter thereof, and supersedes all prior and contemporaneous agreements and undertakings of the Parties in connection therewith. The Project Agreements may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the Parties. There are no oral agreements between the Parties.

11.7 Laws and Regulations. This O&M Agreement and the performance hereof shall be subject to all valid and applicable federal and state laws and to the valid and applicable orders, laws, rules, and regulations of any state or federal authority having jurisdiction, but nothing contained herein shall be construed as a waiver of any right to question or contest any such order, law, rule, or regulation in any forum having jurisdiction.

11.8 Severability. The invalidity or unenforceability of any provision of this O&M Agreement shall in no way affect the validity or enforceability of any other provision hereof.

11.9 Time of Essence. Time is of the essence in the performance of all obligations falling due hereunder.

11.10 Captions. The headings to Articles, Sections and other subdivisions of this O&M Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this O&M Agreement.

11.11 Schedules and Exhibits. All schedules and exhibits hereto which are referred to herein are hereby made a part hereof and incorporated herein by such reference.

11.12 No Partnership. The relationship between Duke Energy and TEPPCO at all times shall not be deemed a partnership or joint venture.

11.13 No Third Party Beneficiaries. Subject to the provisions of Section 11.4 hereof, this O&M Agreement inures to the sole and exclusive benefit of Duke Energy and TEPPCO, their respective successors, legal representatives and assigns, and confers no benefit on any third party.

11.14 Mutual Cooperation; Further Assurances. Upon request by either Party from time to time during the term of this O&M Agreement, each Party agrees to execute and deliver all such other and additional instruments, notices and other documents and do all such other acts and things as may be necessary to carry out the purposes of this O&M Agreement and to more fully assure the Parties' rights and interests provided for hereunder. Duke Energy and TEPPCO each agree to cooperate with the other on all matters relating to required permits and regulatory compliance by either Duke Energy or TEPPCO in respect of the Fractionators so as to ensure continued full operation of the Fractionators by Duke Energy pursuant to the terms of this O&M Agreement.

11.15 Other Project Agreements. In the event of any conflict between the provisions of any of the Project Agreements with each other or with the Purchase Agreement, the provisions of this O&M Agreement shall control over the inconsistent provisions of any of the other Project Documents or the Purchase Agreement.

         The Parties hereto have executed this O&M Agreement as of the date first hereinabove written.

                                        DUKE ENERGY:

                                        DUKE ENERGY FIELD SERVICES, INC.


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        TEPPCO:

                                        TEPPCO COLORADO, LLC


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                                                       EXHIBIT D
================================================================================



                               SUBLEASE AGREEMENT


                                    BETWEEN



                       DUKE ENERGY FIELD SERVICES, INC.,
                                  AS SUBLESSOR


                                      AND


                             TEPPCO COLORADO, LLC,
                                  AS SUBLESSEE




                                 MARCH 31, 1998





================================================================================

                               SUBLEASE AGREEMENT

                               TABLE OF CONTENTS


ARTICLE I            DEFINITIONS AND CONSTRUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

         1.1         Certain Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.2         References . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.3         Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE II           ASSIGNMENT AND SUBLEASE AND TERM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

         2.1         Demise of Premises and Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE III          RENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

         3.1         Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         3.2         Place of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE IV           CONDUCT OF BUSINESS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

         4.1         Use of Premises  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         4.2         Surrender of Premises  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE V            TAXES, ASSESSMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

         5.1         Duke Energy's Obligation to Pay  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         5.2         Manner of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

ARTICLE VI           REPRESENTATIONS, WARRANTIES AND COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

         6.1         Representations and Warranties of Duke Energy  . . . . . . . . . . . . . . . . . . . . . . . . .   4
         6.2         Covenants of Duke Energy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

ARTICLE VII          EMINENT DOMAIN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

         7.1         Total Condemnation of Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         7.2         Partial Condemnation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         7.3         Damages  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

ARTICLE VIII         GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

         8.1         Estoppel Certificates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         8.2         Warranty of Peaceful Possession. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         8.3         Recording. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         8.4         Notice.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         8.5         Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         8.6         Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         8.7         Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         8.8         Conflicts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         8.9         Laws and Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         8.10        Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

         8.11        Time of Essence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         8.12        Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         8.13        Schedules and Exhibits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         8.14        No Partnership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         8.15        No Third Party Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         8.16        Mutual Cooperation; Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         8.17        Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         8.18        Other Project Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

                               SUBLEASE AGREEMENT

         THIS SUBLEASE AGREEMENT (this "Sublease") is made and entered into to this 21st day of April, 1998, but effective 11:59 p.m. (Denver, Colorado time) on the 31st day of March, 1998, between Duke Energy Field Services, Inc., a Colorado corporation (herein called "Duke Energy"), and TEPPCO Colorado, LLC, a Delaware limited liability company (herein called "TEPPCO"). Each of TEPPCO and Duke Energy are sometimes referred to individually as a "Party" and collectively as the "Parties."

                              W I T N E S S E T H:

         WHEREAS, Duke Energy is the lessee under the Sickler Lease (hereinafter defined), which covers, among other lands, the Premises (hereinafter defined); and

         WHEREAS, Duke Energy desires to sublease the Premises to TEPPCO, and TEPPCO desires to sublease the Premises from Duke Energy upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, for and in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual agreements hereinafter set forth, Duke Energy and TEPPCO covenant and agree as follows:

                                   ARTICLE I
                          DEFINITIONS AND CONSTRUCTION

         1.1 Certain Defined Terms. Unless the context otherwise requires, the following terms shall have the respective meanings set forth in this Section 1.1:

                     "Day" means a period of time commencing at 8:00 a.m. (Denver, Colorado time) on a calendar day and ending at 8:00 a.m. (Denver, Colorado time) on the next succeeding calendar day.

                     "Frac Agreement" means that certain Fractionation Agreement dated of even date herewith by and between Duke Energy and TEPPCO.

                     "Fractionation Plant" means TEPPCO's fractionation plant located on the Premises.

                     "Governmental Authority" means any entity of or pertaining to government, including any federal, state, local, other governmental or administrative authority, agency, court, tribunal, arbitrator, commission, board or bureau.

                     "Lease" means that certain Lease Agreement dated of even date herewith by and between Duke Energy and TEPPCO.

                     "O&M Agreement" means that certain Operation and Maintenance Agreement dated of even date herewith by and between Duke Energy and TEPPCO.

                     "Permitted Encumbrances" shall have the meaning ascribed to such term in Section 6.1.

                     "Premises" means that certain tract or parcel of land located in Weld County, Colorado, more particularly described on Exhibit A attached hereto and made a part hereof for all purposes.

                     "Project Agreements" means collectively, this Sublease, the O&M Agreement, the Frac Agreement and the Lease.

                     "Purchase Agreement" shall mean that certain Asset Purchase Agreement dated March 31, 1998, by and between Duke Energy, as "Seller," and TEPPCO, as "Buyer".

                     "Rent" shall have the meaning ascribed to such term in
Section 3.1.

                     "Sickler Lease" means that certain Lease dated December 9, 1977, by and between Sheldon R. Sickler and Anna Mae Sickler, as "lessor," and Amoco Production Company, as "lessee," which was recorded on May 22, 1978, in Book 832 at Reception No. 1754168 in the real estate records of Weld County, Colorado, as amended by that certain Lease Amendment dated August 28, 1992, by and between Anna Mae Sickler, as "lessor," and Associated Natural Gas, Inc., as "lessee."

                     "Taxes" shall have the meaning ascribed to such term in
Section 5.1.

                     "Year" shall mean a period of 365 consecutive Days; provided, however that any year which contains the date of February 29 shall consist of 366 consecutive Days.

         1.2 References. As used in this Sublease, unless expressly stated otherwise, references to (a) "including" mean "including, without limitation", and the words "hereof", "herein", and "hereunder", and similar words, refer to this Sublease as a whole and not to any particular Article, provision, section or paragraph of this Sublease and (b) "or" mean "either or both". Unless otherwise specified, all references in this Sublease to Sections, paragraphs, Exhibits or Schedules are deemed references to the corresponding Sections, paragraphs, Exhibits or Schedules in this Sublease.

         1.3 Headings. The headings of the Sections of this Sublease and of the Schedules and Exhibits are included for convenience only and shall not be deemed to constitute part of this Sublease or to affect the construction or interpretation hereof or thereof.

                                   ARTICLE II
                        ASSIGNMENT AND SUBLEASE AND TERM

         2.1 Demise of Premises and Term. In consideration of the rents, covenants, and agreements set forth herein and subject to the terms and conditions hereof and the Sickler Lease, Duke Energy hereby assigns and subleases to TEPPCO and TEPPCO hereby subleases from Duke Energy, the Premises for a term commencing on March 31, 1998 at 11:59 p.m. (Denver, Colorado time) and, unless terminated in accordance with Article II of the Frac Agreement, continue in effect for a primary term ending March 31, 2018 at 11:59 p.m. (Denver, Colorado time), and shall continue in effect from Year to Year thereafter; provided that either Party shall have the right to terminate this Sublease effective March 31, 2018 at 11:59 p.m. or any anniversary of such date by giving the other Party at least six (6) months prior written notice.

                                  ARTICLE III
                                      RENT

         3.1 Rent. As rental for the Premises during the term of this Sublease, TEPPCO agrees to pay to Duke Energy for each month of the term of this Sublease One Thousand and 00/100 ($1,000.00) (the "Rent") on or before the first (1st) day of each month of the term of this Sublease. Rent shall be prorated for any partial month during the term of this Sublease.

         3.2 Place of Payment. All Rent shall be payable in lawful money of the United States of America, at Duke Energy's address set forth in
Section 8.4 herein.

                                   ARTICLE IV
                              CONDUCT OF BUSINESS

         4.1 Use of Premises. Subject to the provisions of the Sickler Lease, TEPPCO shall have the right to use the Premises for the purpose of fractionating natural gas liquids.

         4.2 Surrender of Premises. TEPPCO shall at the expiration of the term of this Sublease, or at any earlier termination of this Sublease, surrender the Premises to Duke Energy in as good condition as it received the same; provided, however, TEPPCO shall deliver written notice to Duke Energy prior to termination of the Sublease if TEPPCO will remove the Fractionation Plant and any other alterations, additions, improvements or other changes to the Premises made by TEPPCO during the term of this Sublease; provided that TEPPCO shall have the right to, and must remove, the Fractionation Plant, if at all, within one (1) year after termination of this Sublease, but no earlier than one (1) year after delivery of written notice as provided above. If TEPPCO fails to deliver notice as provided in the preceding sentence, TEPPCO shall surrender the Fractionation Plant and any such alterations, additions, improvements or other changes to Duke Energy upon termination of this Sublease.

                                   ARTICLE V
                               TAXES, ASSESSMENTS

         5.1 Duke Energy's Obligation to Pay. Duke Energy shall pay during the term of this Sublease, all federal, state and local real and personal property ad valorem taxes, assessments, and other governmental charges, general and special, ordinary and extraordinary, including but not limited to assessments for public improvements or benefits assessed against the Premises, or improvements situated thereon, including, without limitation, the Fractionation Plant, that are payable to any lawful authority assessed against or with respect to the Premises or the use or operation thereof, including, but not limited to, any federal, state or local income, gross receipts, withholding, franchise, excise, sales, use, value added, recording, transfer or stamp tax, levy, duty, charge or withholding of any kind imposed or assessed by any federal, state or local government, agency or authority, together with any addition to tax, penalty, fine or interest thereon, other than state or U.S. federal income tax imposed upon the taxable income of TEPPCO and any franchise taxes imposed upon TEPPCO (such taxes and assessments being hereinafter called "Taxes"). In the event Duke Energy fails to pay such Taxes prior to the time the same become delinquent, TEPPCO may pay the same and (provided TEPPCO shall have delivered to Duke Energy evidence of such payment) deduct the amount of such payment from the Rent owed hereunder.

         5.2 Manner of Payment. Duke Energy shall pay all Taxes directly to the applicable taxing authority prior to delinquency and shall promptly thereafter provide TEPPCO with evidence of such payment. The certificate issued or given by the appropriate officials authorized or designated by law to issue or give the same or to receive payment of such Taxes shall be prima facie evidence of the existence, payment, nonpayment and amount of such Taxes. Duke Energy, if Duke Energy shall so desire, may contest the validity or amount of any such Taxes, at Duke Energy's sole cost and expense, by appropriate proceedings, diligently conducted in good faith. Duke Energy may defer payment of such Taxes during the pendency of such contest, provided that nothing herein contained shall be construed to allow such Taxes to remain unpaid for such length of time as shall permit the Premises, or any part thereof, to be sold by any Governmental Authority or a lien with respect thereto foreclosed for the nonpayment of the same.

                                   ARTICLE VI
                   REPRESENTATIONS, WARRANTIES AND COVENANTS

         6.1 Representations and Warranties of Duke Energy. Duke Energy represents and warrants to TEPPCO that (i) Duke Energy has good and marketable title to the leasehold interest under the Sickler Lease, (ii) Duke Energy has the right to enter into this Sublease without obtaining the consent of the lessor under the Sickler Lease and (iii) TEPPCO shall have the right to the quiet, peaceful and undisturbed use of the Premises subject only to: (a) liens for current taxes and assessments not yet due or which Duke Energy is contesting in good faith, (b) inchoate mechanic and materialmen liens for construction in progress, (c) inchoate workmen, repairmen, warehousemen, customer, employee and carriers liens arising in the ordinary course of business and (d) liens created by TEPPCO (collectively, the "Permitted Encumbrances").

         6.2 Covenants of Duke Energy. Duke Energy covenants and agrees with TEPPCO that Duke Energy shall observe and timely perform all of the obligations and liabilities of the lessor under the Sickler Lease.

                                  ARTICLE VII
                                 EMINENT DOMAIN

         7.1 Total Condemnation of Premises. If the whole of the Premises are acquired or condemned by eminent domain for any public or quasi-public use or purpose, then this Sublease shall terminate as of the date title vests in any public agency. All rentals and other charges owing hereunder shall be prorated as of such date.

         7.2 Partial Condemnation. If any part of the Premises is acquired or condemned as set forth in Section 7.1, and if in TEPPCO's reasonable opinion such partial taking or condemnation renders the Premises unsuitable for the business of TEPPCO, then this Sublease shall terminate at TEPPCO's election as of the date title vests in any public agency, provided TEPPCO delivers to Duke Energy written notice of such election to terminate within thirty (30) days following the date title vests in such public agency. In the event of such termination, all rentals and other charges owing hereunder shall be prorated as of such effective date of termination.

         7.3 Damages. Duke Energy shall be entitled to any award and all damages payable as a result of any condemnation or taking of its leasehold interest in the Premises. TEPPCO shall have the right to claim and recover from the condemning authority, but not from Duke Energy, such compensation as may be separately awarded or recoverable by TEPPCO in TEPPCO's own right on account of any and all damage to the Fractionation Plant and/or TEPPCO's business by reason of the condemnation, including loss of value of any unexpired portion of the term of the Sublease, and for or on account of any cost or loss to which TEPPCO might be put in removing TEPPCO's personal property, fixtures, leasehold improvements and equipment, including, without limitation, the Fractionation Plant, from the Premises.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

         8.1 Estoppel Certificates. TEPPCO and Duke Energy shall, at any time and from time to time upon not less than ten (10) days prior written request from the other Party, execute, acknowledge and deliver to the other a statement in writing (i) certifying that this Sublease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Sublease, as so modified, is in full force and effect) and the date to which Rent and other charges are paid, and
(ii) acknowledging that there are not, to the executing Party's knowledge, any uncured defaults on the part of the other Party hereunder (or specifying such defaults, if any are claimed). Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises or the leasehold.

         Duke Energy's or TEPPCO's failure to deliver such statement within such ten (10) day period shall be conclusive upon that Party (i) that this Sublease is in full force and effect without modification, except as may be represented by the other Party, and (ii) that there are not uncured defaults in performance by the other Party.

         Nothing in this Section 8.1 shall be construed to waive the conditions elsewhere contained in this Sublease applicable to assignment or subletting of the Premises by TEPPCO.

         8.2 Warranty of Peaceful Possession. Duke Energy covenants and warrants that TEPPCO, upon paying the Rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on TEPPCO's part to be observed and performed hereunder, may peaceably and quietly have, hold, occupy, use and enjoy, and shall have the full, exclusive and unrestricted use and enjoyment of, all the Premises during the term of the Sublease for the purposes permitted herein, and Duke Energy agrees to warrant and forever defend title to the Premises against the claims of any and all persons whomsoever lawfully claiming or to claim the same or any part thereof, subject only to the Permitted Encumbrances and the provisions of this Sublease.

         8.3 Recording. Duke Energy and TEPPCO shall execute, acknowledge, deliver and record a "short form" memorandum of this Sublease in the form of Exhibit B attached hereto and made a part hereof for all purposes. Promptly upon request by Duke Energy at any time following the expiration or earlier termination of this Sublease, however such termination may be brought about, TEPPCO shall execute and deliver to Duke Energy an instrument, in recordable form, evidencing the termination of this Sublease and the release by TEPPCO of all of TEPPCO's right, title and interest in and to the Premises existing under and by virtue of this Sublease.

         8.4 Notice. All notices, requests, demands and other communications required or permitted to be given under this Sublease shall be deemed to have been duly given if in writing and delivered personally or sent via first-class, postage prepaid, registered or certified mail (return receipt requested), or by overnight delivery service or facsimile transmission addressed as follows:

                     If to Duke Energy:

                          Duke Energy Field Services, Inc.
                          370 - 17th Street, Suite 900
                          Denver, Colorado 80202
                          Attention:  President
                          Telephone:  (303) 595-3331
                          Facsimile:  (303) 893-2613

                     and copy to:

                          Duke Energy Field Services, Inc.
                          370 - 17th Street, Suite 900
                          Denver, Colorado 80202
                          Attention: General Counsel
                          Telephone:  (303) 595-3331
                          Facsimile:  (303) 893-8913

                     If to TEPPCO:

                          TEPPCO Colorado, LLC
                          2929 Allen Parkway, Suite 3200
                          Houston, Texas  77019
                          Attention:  President
                          Telephone:  (713) 759-3636
                          Facsimile:  (713) 759-3957

                     and copy to:

                          Texas Eastern Products Pipeline Company
                          2929 Allen Parkway, Suite 3200
                          Houston, Texas  77019
                          Attention:  General Counsel
                          Telephone:  (713) 759-3968
                          Facsimile:  (713) 759-3645

         Any Party may change the address to which the communications are to be directed to it by giving notice to the other in the manner provided in this
Section 8.4. Notice by mail shall be deemed to have been given and received on the third calendar day after posting. Notice by overnight delivery service, facsimile transmission or personal delivery shall be deemed given on the date of actual delivery.

         8.5 Waiver. No course of dealing and no delay on the part of either Party in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such Party's rights, powers or remedies. No term or condition of this Sublease shall be deemed to have been waived nor shall there be any estoppel to enforce any provision of this Sublease except by written instrument of the Parties charged with such waiver or estoppel. The waiver of any breach of any term, condition or provision of this Sublease shall not be construed as a waiver of any prior, concurrent or subsequent breach of the same or any other term, condition or provision hereof.

         8.6 Entire Agreement. The Project Agreements and any related documents between the Parties of even date herewith, including exhibits and schedules attached thereto, constitute the final and entire agreement between the Parties concerning the subject matter thereof, and supersedes all prior and contemporaneous agreements and undertakings of the Parties in connection therewith. The Project Agreements may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the Parties. There are no oral agreements between the Parties.

         8.7 Successors and Assigns. Assignment provisions pertaining to this Sublease are set forth in the O&M Agreement.

         8.8 Conflicts. In the event of any conflict between the provisions of this Sublease and any exhibits or schedules attached hereto, the provisions of this Sublease shall prevail.

         8.9 Laws and Regulations. This Sublease and the performance hereof shall be subject to all valid and applicable federal and state laws and to the valid and applicable orders, laws, rules, and regulations of any state or federal authority having jurisdiction, but nothing contained herein shall be construed as a waiver of any right to question or contest any such order, law, rule, or regulation in any forum having jurisdiction.

         8.10 Severability. The invalidity or unenforceability of any provision of this Sublease shall in no way affect the validity or enforceability of any other provision hereof.

         8.11 Time of Essence. Time is of the essence in the performance of all obligations falling due hereunder.

         8.12 Captions. The headings to Articles, Sections and other subdivisions of this Sublease are inserted for convenience of reference only and will not affect the meaning or interpretation of this Sublease.

         8.13 Schedules and Exhibits. All schedules and exhibits hereto which are referred to herein are hereby made a part hereof and incorporated herein by such reference.

         8.14 No Partnership. The relationship between Duke Energy and TEPPCO at all times shall not be deemed a partnership or joint venture.

         8.15 No Third Party Beneficiaries. Subject to the provisions of Section 8.7 hereof, this Sublease inures to the sole and exclusive benefit of Duke Energy and TEPPCO, their respective successors, legal representatives and assigns, and confers no benefit on any third party.

         8.16 Mutual Cooperation; Further Assurances. Upon request by either Party from time to time during the term of this Sublease, each Party agrees to execute and deliver all such other and additional instruments, notices and other documents and do all such other acts and things as may be necessary to carry out the purposes of this Sublease and to more fully assure the Parties' rights and interests provided for hereunder. Duke Energy and TEPPCO each agree to cooperate with the other on all matters relating to required permits and regulatory compliance by either Duke Energy or TEPPCO in respect of the Premises.

         8.17 Survival. Survival provisions pertaining to this Sublease are set forth in the O&M Agreement.

         8.18 Other Project Agreements. In the event of any conflict between the provisions of any of the Project Agreements with each other or with the Purchase Agreement, the provisions of the O&M Agreement shall control over the inconsistent provisions of any of the other Project Documents or the Purchase Agreement.

         8.19 Amendments; Changes; Modifications. This Sublease may not be effectively amended, changed, modified, altered or terminated, except as provided herein, without the written consent of the Parties and such consent shall be effective only in the specific instance and for the specific purpose for which it is given.

         The parties hereto have executed this Sublease to be effective as of the day first hereinabove written.



                                     DUKE ENERGY:


                                     DUKE ENERGY FIELD SERVICES, INC.


                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------



[Signatures continued on page 10]

                                     TEPPCO:


                                     TEPPCO COLORADO, LLC


                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------

                                   EXHIBIT A

                                    PREMISES


A portion of the Southwest Quarter (SW1/4) of Section 34 (Sec. 34), Township Two North (T2N), Range Sixty Seven (R67W) West of the Sixth Principal Meridian (6th P.M.), County of Weld, State of Colorado, more particularly described as follows:

Commencing at the Southwest corner (SW Crn) of said Section 34 and assuming the West line of said section as bearing North 00(degrees)00'00" East with all other bearings contained herein relative thereto;
Thence North 00(degrees)00'00" East a distance of 232.9 feet;
Thence North 90(degrees)00'00" East a distance of 455.67 feet to the True Point of Beginning;

Thence North 00(degrees)30'50" West a distance of 16.84 feet;
Thence North 89(degrees)26'35" East a distance of 20.39 feet;
Thence North 00(degrees)36'48" West a distance of 71.37 feet;
Thence North 89(degrees)44'50" East a distance of 63.22 feet;
Thence South 00(degrees)11'42" East a distance of 88.39 feet;
Thence South 89(degrees)47'50" West a distance of 82.92 feet back to the True Point of Beginning;

Containing 5,906 square feet (0.136 acres), more or less.


[SEAL]


/s/ KENNETH A. PERRY                         4-6-98
-------------------------------------------------------
Kenneth A. Perry, P.L.S. 25961                Date
For and on behalf of Henkels & McCoy, Inc.

                                   EXHIBIT B


                        MEMORANDUM OF SUBLEASE AGREEMENT


         THIS MEMORANDUM OF SUBLEASE AGREEMENT (this "Memorandum") is made and entered into this 21st day of April, 1998, but effective 11:59 p.m. (Denver, Colorado time) on the 31st day of March 1998 (the "Effective Date"), by and between Duke Energy Field Services, Inc., a Colorado corporation ("Duke Energy") and TEPPCO Colorado, LLC, a Delaware limited liability company ("TEPPCO"). Each of TEPPCO and Duke Energy are sometimes referred to individually as a "Party" and collectively as the "Parties."

         WHEREAS, Duke Energy and TEPPCO entered into that certain Sublease Agreement on April 21, 1998, but effective as of the Effective Date (the "Agreement"); and

         WHEREAS, any capitalized term used but not defined in this Memorandum shall have the meaning ascribed to such term in the Agreement;

         WHEREAS, the Parties desire to file this Memorandum of record in the real property records of Weld County, Colorado, to give notice of the existence of the Agreement and certain provisions contained therein;

         NOW THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

         1. Notice. Notice is hereby given of the existence of the Agreement and certain provisions contained therein which are summarized in Sections 2 and 3 below.

         2. Certain Defined Terms. Unless the context otherwise requires, the following terms shall have the respective meanings set forth in this
Section 2:

         A. "Sickler Lease" means that certain Lease dated December 9, 1977, by and between Sheldon R. Sickler and Anna Mae Sickler, as "lessor," and Amoco Production Company, as "lessee," which was recorded on May 22, 1978, in Book 832 at Reception No. 1754168 in the real estate records of Weld County, Colorado, as amended by that certain Lease Amendment dated August 28, 1992, by and between Anna Mae Sickler, as "lessor," and Associated Natural Gas, Inc., as "lessee."

         3. Demise of Premises and Term. In consideration of the rents, covenants, and agreements set forth in the Agreement and subject to the terms and conditions of the Agreement and the Sickler Lease, Duke Energy has assigned and subleased to TEPPCO and TEPPCO has subleased from Duke Energy, that certain tract or parcel of land located in Weld County, Colorado, more particularly described on Exhibit A attached hereto and made a part hereof for all purposes for a term commencing on March 31, 1998 at 11:59 p.m. (Denver, Colorado time) and, unless terminated in accordance with the terms and conditions of the Agreement, shall continue in effect for a primary term ending March 31, 2018 at 11:59 p.m. (Denver, Colorado time), and shall continue in effect from Year to Year thereafter; provided that either Party has the right to terminate the Agreement effective March 31, 2018 at 11:59 p.m. or any anniversary of such date by giving the other Party at least six (6) months prior written notice.

         4. No Amendment to Agreement. This Memorandum is executed and recorded solely for the purpose of giving notice and shall not amend nor modify the Agreement in any way.

         5. Further Information. Further information concerning the Agreement is available from either (i) Duke Energy Field Services, Inc., 370 Seventeenth Street, Suite 900, Denver, Colorado 80202 or (ii) TEPPCO Colorado, LLC, 2929 Allen Parkway, Suite 3200, Houston, Texas 77019.

         The Parties hereto have executed this Memorandum to be effective as of the day first hereinabove written.



                                    DUKE ENERGY:


                                    DUKE ENERGY FIELD SERVICES, INC.


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------




                                    TEPPCO:


                                    TEPPCO COLORADO, LLC


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------

STATE OF TEXAS                    )
                                  )
COUNTY OF HARRIS                  )

         Before me, ____________________________, a Notary Public in and for
the State of Texas, on this ______ day of April, 1998, personally appeared ________________________________, known to me to be the
________________________________ ___ of Duke Energy Field Services, Inc., a
Colorado corporation, on behalf of said corporation and acknowledged to me that he executed this Memorandum for the considerations and purposes therein set forth.

         Given under my hand and seal of office this ______ day of April, 1998.



                                -----------------------------------------------
                                Notary Public in and for the State of Texas



                                -----------------------------------------------
                                Printed or Typed Name of Notary

                                My Commission Expires:

                                -----------------------------------------------




STATE OF TEXAS                    )
                                  )
COUNTY OF HARRIS                  )

         Before me, ____________________________, a Notary Public in and for
the State of Texas, on this ______ day of April, 1998, personally appeared ________________________________, known to me to be the
________________________________ ___ of TEPPCO Colorado, LLC, a Delaware
limited liability company, on behalf of said limited liability company and acknowledged to me that he executed this Memorandum for the considerations and purposes therein set forth.

         Given under my hand and seal of office this ______ day of April, 1998.




                                -----------------------------------------------
                                Notary Public in and for the State of Texas


                                -----------------------------------------------
                                Printed or Typed Name of Notary

                                My Commission Expires:

                                -----------------------------------------------






                                      B-3